As filed with the Securities and Exchange Commission on February 17, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Macquarie Infrastructure Holdings, LLC
(Exact Name of Registrant as Specified in Its Charter)
Delaware	43-2052503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)
Michael Kernan, Esq.
General Counsel and Secretary
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)
Copy to:
Morton A. Pierce, Esq.
Michelle B. Rutta, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 819-8200
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and upon completion of the transactions described in the enclosed proxy statement/prospectus.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section (7)(a)(2)(B) of the Securities Act.
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common units representing limited liability company interests in Macquarie Infrastructure Holdings, LLC	87,396,276	N/A	$2,727,637,774	$297,585.28

(1)
Based upon the number of common units representing limited liability company interests in Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company (“Holdings LLC” and, such interests, “common units”), expected to be issued to the existing holders of shares of common stock of Macquarie Infrastructure Corporation, a Delaware corporation (“MIC Corp.” and, such stock, “common stock”), upon consummation of the transactions described in the enclosed proxy statement/prospectus and based on the number of shares of common stock issued and outstanding on February 10, 2021.

(2)
The proposed maximum aggregate offering price of the common units was calculated based upon the market value of shares of common stock in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: (a) $31.21, the average of the high and low prices per share of common stock on February 10, 2021, as reported on the New York Stock Exchange, multiplied by (b) 87,396,276, the estimated maximum number of shares of common stock that may be converted into the right to receive common units upon consummation of the transactions described in the enclosed proxy statement/prospectus.

(3)
Computed pursuant to Rules 457(f)(1) and 457(c) of the Securities Act, based on a rate of $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Macquarie Infrastructure Holdings, LLC may not sell the securities described in this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and Macquarie Infrastructure Holdings, LLC is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED FEBRUARY 17, 2021
PROPOSED REORGANIZATION — YOUR VOTE IS VERY IMPORTANT
Dear Macquarie Infrastructure Corporation Shareholder:
On behalf of the board of directors of Macquarie Infrastructure Corporation (“MIC Corp.”), you are cordially invited to attend a special meeting of our shareholders to be held on [•], 2021 at [•], in virtual format. Due to the ongoing and widespread impact of the coronavirus and to support the health and well-being of our shareholders, board, management and staff, this meeting will be a “virtual meeting” of shareholders, that is, you may participate solely “by means of remote communication.” Enclosed you will find the notice of special meeting, proxy statement/prospectus and proxy card.
The board of directors of MIC Corp. has approved an agreement and plan of merger dated as of [•], 2021 (the “merger agreement”), by and among MIC Corp., Macquarie Infrastructure Holdings, LLC (“Holdings LLC”), a recently formed Delaware limited liability company and a wholly-owned subsidiary of MIC Corp., and Plum Merger Sub, Inc., a recently formed Delaware corporation and direct wholly-owned subsidiary of Holdings LLC (“Merger Sub”), providing for Merger Sub to merge with and into MIC Corp., currently a publicly-traded Delaware corporation, whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger (the “merger”), resulting in MIC Corp. becoming a wholly-owned subsidiary of Holdings LLC, that will become publicly-traded as a result of the transactions described herein, subject to the satisfaction of certain closing conditions (including the approval of MIC Corp.’s shareholders). Upon the effectiveness of the merger, MIC Corp. common stock will be converted into Holdings LLC common units and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units without an exchange of certificates. The number of Holdings LLC common units you will own following the consummation of the merger will be the same as the number of shares of common stock of MIC Corp. that you own immediately prior to the merger, and your relative economic ownership in the company will remain unchanged. We expect that Holdings LLC will issue approximately [•] common units, based on the number of outstanding shares of MIC Corp. common stock as of [•], 2021.
Following the consummation of the merger, it is anticipated that a direct subsidiary of MIC Corp. will distribute all of the limited liability company interests in MIC Hawaii Holdings, LLC (“MIC Hawaii”) to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC (this distribution, the “Hawaii distribution” and together with the merger, the “reorganization”). MIC Hawaii holds the businesses comprising MIC Corp.’s MIC Hawaii business segment.
Following the reorganization, it is anticipated that Holdings LLC will directly own (i) MIC Corp., which will continue to own the businesses comprising its Atlantic Aviation business segment and other assets currently owned by MIC Corp. and (ii) MIC Hawaii. MIC Corp.’s current management, including all directors and officers, will assume identical positions with Holdings LLC. In addition, Macquarie Infrastructure Management (USA) Inc., the manager of MIC Corp., will serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. We will apply to list Holdings LLC’s common units to trade on the NYSE under the ticker symbol “MIC” as of the effective time of the merger (i.e., the acceptance of the certificate of merger by the Secretary of State of Delaware or at a later time if so specified in the certificate of merger).
The board of directors of MIC Corp. has determined that the merger agreement and the merger and the Hawaii distribution on the terms and conditions described herein, are advisable and in the best interests of MIC Corp. and its shareholders, and has unanimously approved the merger and the Hawaii distribution. Shareholder approval is required for the adoption of the merger agreement but is not required for the Hawaii distribution. You are only being asked to vote on the adoption of the merger agreement. If shareholders do not approve the adoption of the merger agreement, the Hawaii distribution will not occur. The board of directors of MIC Corp. recommends that you vote FOR the adoption of the merger agreement (the “merger proposal”) and FOR the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).
The board of directors of MIC Corp. believes that the reorganization is beneficial because, as further described herein, it will provide flexibility to pursue the sale or sales of MIC Corp.’s remaining operating businesses in any sequence without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business. Under our current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require approval from the Hawaii Public Utilities Commission (“HPUC”). Accordingly, under our current structure, the uncertainty and unknown length of time associated with the HPUC approval for a sale of MIC Hawaii could result in a significant delay to achieve a tax-efficient sale of our Atlantic Aviation business. The reorganization would facilitate the tax-efficient sale of the Atlantic Aviation business before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. The board currently anticipates implementing the reorganization following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed.
Your vote is very important.   MIC Corp. cannot consummate the merger unless, among other things, the holders of at least a majority of the issued and outstanding shares of MIC Corp. common stock entitled to vote thereon vote to approve the merger proposal. MIC Corp. will hold a special meeting of shareholders (the “special meeting”) to vote on the approval of the merger proposal and the adjournment proposal. The special meeting will be held at the date and time set forth below unless adjourned or postponed. Regardless of whether you plan to attend the special meeting, please take the time to submit your proxy by completing and mailing the enclosed proxy card. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.
The board of directors of MIC Corp. recommends that you vote FOR the merger proposal and FOR the adjournment proposal.
Before casting your vote, please take the time to review carefully the accompanying proxy statement/prospectus, including the section entitled “Risk Factors” beginning on page 21 of the accompanying proxy statement/prospectus for a discussion of the risks relating to the merger.
On behalf of the board of directors and senior management of MIC Corp., I extend our appreciation for your participation and interest in MIC Corp.
Sincerely,
Martin Stanley Chairman of the Board of Directors	Norman H. Brown, Jr. Lead Independent Director
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or the transactions contemplated thereby, has passed upon the merits or fairness of the transactions contemplated thereby, or has passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.
MIC Corp. is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542, (“MBL”). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC Corp.
The accompanying proxy statement/prospectus is dated [•], 2021, and is first being mailed to MIC Corp.’s shareholders on or about [•], 2021.

MACQUARIE INFRASTRUCTURE CORPORATION
[•], 2021
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [•], 2021
Dear Shareholder:
You are cordially invited to attend the special meeting of shareholders of Macquarie Infrastructure Corporation (“MIC Corp.” and, such meeting, the “special meeting”), to be held on [•], 2021 at [•], at [•], in virtual format, to consider and vote upon the following matters:
1.   A proposal to adopt the agreement and plan of merger, dated as of [•], 2021 (as it may be amended from time to time, the “merger agreement”), by and among MIC Corp., Macquarie Infrastructure Holdings, LLC, a recently formed Delaware limited liability company (“Holdings LLC”), and Plum Merger Sub, Inc., a recently formed Delaware corporation (the “merger proposal”).
2.   A proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).
The proposed merger is being undertaken to cause MIC Corp. to become a subsidiary of Holdings LLC. The board of directors reserves the right to abandon or postpone the merger at any time prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived.
The foregoing matters are more fully described in the enclosed proxy statement/prospectus. The board of directors of MIC Corp. recommends that you vote FOR the merger proposal and FOR the adjournment proposal.
The record date for the special meeting is [•], 2021 (the “record date”). Only shareholders of record at the close of business on [•], 2021 are entitled to notice of, and to vote at, the special meeting and at any subsequent adjournments or postponements thereof. All shareholders of record as of the record date are cordially invited to attend the special meeting online. Due to the ongoing and widespread impact of the coronavirus and to support the health and well-being of our shareholders, board, management and staff, this meeting will be a “virtual meeting” of shareholders, meaning that you may participate solely “by means of remote communication.” Each shareholder of record who owns common stock of MIC Corp. (the “common stock”) on the record date and present in person (which in this instance means presence at the virtual meeting) or represented by proxy is entitled to one vote for each share of common stock.
The share register will not be closed between the record date and the date of the special meeting. A list of the shareholders entitled to vote at the special meeting will be available for inspection during the ten days prior to the special meeting at our principal executive offices at 125 West 55th Street, New York, New York 10019 and will be available during the meeting at [website].
Your vote is very important. MIC Corp. cannot complete the merger unless, among other things, the holders of at least a majority of the shares of MIC Corp. common stock issued and outstanding and entitled to vote thereon vote to approve the merger proposal.
You will be able to attend the special meeting online, vote your shares electronically and submit questions during the special meeting, by visiting [•]. You will need your 16-Digit Control Number to enter the special meeting in this manner. In addition, you may listen to the meeting via conference call at [•]. Please note that you will not be able to submit questions or vote your shares via conference call. Regardless of whether you plan to attend the special meeting online, please take the time to submit your proxy by completing and mailing the enclosed proxy card. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you fail to submit a proxy or to attend the special meeting online or do not provide your broker, bank or other nominee with instructions as to how to vote your shares, such action will have the effect of a vote “AGAINST” the merger proposal. If you fail to submit a proxy or to attend the special meeting online or do not provide your broker, bank or other nominee with instructions as to how to vote your shares, such action will not have an effect on a vote to approve the adjournment proposal.
Please read carefully the sections in the proxy statement/prospectus on attending and voting at the special meeting to ensure that you comply with any applicable requirements.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
The proxy statement/prospectus and the enclosed proxy card are available on our web site at
www.macquarie.com/mic under “Investor Center/Shareholder Meetings.”
By Order of the Board of Directors,
Michael Kernan
General Counsel and Secretary

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about MIC Corp. from other documents filed with the Securities and Exchange Commission (the “SEC”) that are not included or delivered with this proxy statement/prospectus. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 86 of this proxy statement/prospectus for a list of the documents incorporated by reference into this proxy statement/prospectus.
Documents incorporated by reference are available to you without charge upon oral or written request. You can obtain any of these documents by requesting them in writing or by telephone from MIC Corp. at the following address and telephone number:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
(212) 231-1000
To receive timely delivery of the requested documents in advance of the special meeting, you should make your request no later than [•], 2021.
You may also obtain free copies of the documents filed by MIC Corp. with the SEC at the SEC’s website, www.sec.gov. Please visit the SEC’s website for additional information.
Information contained on MIC Corp.’s website and any other website is not incorporated by reference herein.
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by Holdings LLC (File No. 333-[•]), constitutes a prospectus of Holdings LLC under Section 5 of the Securities Act of 1933, as amended, with respect to the common units of Holdings LLC to be issued to shareholders of MIC Corp. in connection with the merger. This document also constitutes a notice of meeting and proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, with respect to the special meeting, at which MIC Corp.’s shareholders will be asked to consider and vote on the proposal to adopt the merger agreement.
You should rely only on the information contained in, or incorporated by reference into, this document. Neither MIC Corp. nor Holdings LLC has authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [•], 2021. The information contained in this document is accurate only as of that date or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this document to MIC Corp. shareholders nor the taking of any actions contemplated hereby by MIC Corp. or Holdings LLC at any time will create any implication to the contrary.

QUESTIONS AND ANSWERS
The following are some questions that you, as a shareholder of Macquarie Infrastructure Corporation (“MIC Corp.,” the “Company,” “we,” “our” and “us”) may have regarding the merger (as defined below) and brief answers to those questions. MIC Corp. urges you to carefully read the remainder of this proxy statement/prospectus because the information in this section may not provide all of the information that might be important to you with respect to the merger. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. All references in this proxy statement/prospectus to “Holdings LLC” refer to Macquarie Infrastructure Holdings, LLC, a recently formed Delaware limited liability company and a wholly-owned subsidiary of MIC Corp. and all references in this proxy statement/prospectus to “Merger Sub” refer to Plum Merger Sub, Inc., a recently formed Delaware corporation and direct wholly-owned subsidiary of Holdings LLC. The common stock of MIC Corp., par value $0.001 per share, is referred to as “common stock” in this proxy statement/prospectus and the common units representing limited liability company interests in Holdings LLC, are referred to as “common units” in this proxy statement/prospectus. Holders of common stock are sometimes referred to in this proxy statement/prospectus as “you.” Holders of common units and holders of common stock are sometimes referred to as “unitholders” or “shareholders” in this proxy statement/prospectus. Unless otherwise stated or the context otherwise implies, references in this proxy statement/prospectus to the “board of directors” refer to the board of directors of MIC Corp. The special meeting of shareholders of MIC Corp. is referred to as the “special meeting” in this proxy statement/prospectus.
Q:
Why is the Company proposing the reorganization and how will the reorganization benefit the Company and its shareholders?

A:
On October 31, 2019, in addition to the active management of MIC Corp.’s existing portfolio of businesses, MIC Corp. announced its intention to pursue strategic alternatives and has since been engaged in processes that could result in the sale of the Company or one or more of its operating businesses. In December 2020, the Company completed the sale of its International-Matex Tank Terminals business. The board of directors believes that the proposed reorganization will enhance its flexibility with respect to a sale of the Company or its remaining operating businesses by making it possible to sell the remaining operating businesses in any sequence and without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business. Under our current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require approval from the Hawaii Public Utilities Commission (“HPUC”). Accordingly, under our current structure, the uncertainty and unknown length of time associated with the HPUC approval for a sale of MIC Hawaii could result in a significant delay to achieve a tax-efficient sale of our Atlantic Aviation business. The reorganization would facilitate the tax-efficient sale of the Atlantic Aviation business before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline. See “Background of the Merger and Reorganization” and “Reasons for the Reorganization Including the Merger” beginning on pages 33 and 35, respectively, of this proxy statement/prospectus.

Q:
What will happen in the merger and reorganization?

A:
In the merger, Merger Sub will merge with and into MIC Corp., whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger, resulting in MIC Corp. becoming a wholly-owned subsidiary of Holdings LLC, which will become publicly-traded as a result of the transactions described herein, subject to the satisfaction of certain closing conditions (including the approval of MIC Corp.’s shareholders). The merger will become effective upon the acceptance of the certificate of merger by the Secretary of State of Delaware or at a later time if so specified in the certificate of merger (the “effective time of the merger”). At the effective time of the merger, MIC Corp. common stock will be converted into Holdings LLC common units and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units.

As part of the reorganization, following the consummation of the merger, it is anticipated that a direct subsidiary of MIC Corp., will distribute all of the limited liability company interests in MIC Hawaii Holdings, LLC (“MIC Hawaii”) to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC. MIC Hawaii owns the businesses comprising MIC Corp.’s MIC Hawaii business segment. We refer to these transactions as the “Hawaii distribution,” and the Hawaii distribution together with the merger is referred to as the “reorganization.” Following the Hawaii distribution, it is anticipated that Holdings LLC will directly own (i) MIC Corp., which will continue to own the businesses comprising its Atlantic Aviation business segment and other assets currently owned by MIC Corp. and (ii) MIC Hawaii.
Q:
What is the purpose of the special meeting?

A:
The shareholders are being asked to, among other things, consider and vote on a proposal to adopt the agreement and plan of merger, dated as of [•], 2021 (as it may be amended from time to time, the “merger agreement”), a form of which is attached as Annex A to this proxy statement/prospectus, providing for a merger of Merger Sub with and into MIC Corp.(the “merger”), with MIC Corp. surviving the merger as a wholly-owned subsidiary of Holdings LLC in accordance with the merger agreement. As a result of the merger, MIC Corp., currently a publicly traded Delaware corporation, will become a wholly-owned subsidiary of Holdings LLC, which will become publicly traded as a result of the transactions described herein. At the effective time of the merger, MIC Corp. common stock will be converted into Holdings LLC common units and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units. The number of Holdings LLC common units you will own following the consummation of the merger will be the same as the number of shares of MIC Corp. common stock you own immediately prior to the merger, and your relative economic interest in the company will remain unchanged. The holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon must approve the proposal to adopt the merger agreement before the merger can occur.

Q:
What proposals are to be considered and voted upon at the special meeting?

A:
Shareholders are being asked to consider and vote upon:

1.
a proposal to adopt the merger agreement (the “merger proposal”); and

2.
a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal (the “adjournment proposal”).

These proposals are more fully described in the sections entitled “The Merger Proposal” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 36, and 45, respectively, of this proxy statement/prospectus.
Q:
Why am I receiving this proxy statement/prospectus?

A:
You are receiving this proxy statement/prospectus and enclosed proxy card because, as of the close of business on [•], 2021 (the “record date”), you owned common stock of MIC Corp. Only shareholders of record as of the close of business on the record date will be entitled to receive notice of and vote at the special meeting. This proxy statement/prospectus describes in detail the proposals on which MIC Corp. would like you, as a shareholder, to vote. It also provides you with important information about such proposals to enable you to make an informed decision as to whether to vote your common stock for the matters described herein.

Q:
How will being a Holdings LLC unitholder be different from being a MIC Corp. shareholder?

A:
The number of Holdings LLC common units you will own following the consummation of the merger will be the same as the number of shares of MIC Corp. common stock you own immediately prior to the merger, and your relative economic interest in the company will remain unchanged. As the owner of common units of Holdings LLC, your rights will be governed by the Limited Liability Company Act of the State of Delaware (the “DLLCA”), and the Amended and Restated Limited Liability Company Agreement of Holdings LLC (the “LLC Agreement”).

Upon the merger, the governing documents of Holdings LLC, and all of the rights and obligations of the directors and officers of Holdings LLC, will be substantially similar to those of MIC Corp. prior to the merger and your rights as a unitholder of Holdings LLC will be substantially similar to your rights as a shareholder of MIC Corp., including rights as to voting and distributions, except as described in “Description of Units of Holdings LLC” and “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on pages 46 and 52, respectively, of this proxy statement/prospectus.
Further, as a result of Holdings LLC’s limited liability company structure following the consummation of the merger, provided that the qualifying income exception is met, you will be treated as owning an interest in a pass-through entity, rather than stock in a corporation, for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 70 of this proxy statement/prospectus.
Q:
What will shareholders receive as a result of the merger?

A:
If the merger is completed, (i) each of your currently owned shares of MIC Corp. common stock will automatically be converted into one common unit of Holdings LLC, and (ii) each share of special stock owned by Macquarie Infrastructure Management (USA) Inc., the external manager of MIC Corp. (the “manager”), will be automatically converted into one special unit representing a limited liability company interest in Holdings LLC (a “special unit”). Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units.

Q:
Will the operations, businesses, management or capital of MIC Corp. change as a result of the merger?

A:
No. Following the consummation of the merger, Holdings LLC will be managed by a board of directors with the same directors, and have the same officers and senior management personnel, as that of MIC Corp. immediately prior to the merger. The merger will result in no substantive changes in the operations, business, management, or total assets of the Company. Holdings LLC will have the same authorized capital and the same number of outstanding equity interests as MIC Corp. and the proportionate ownership interests in Holdings LLC following the consummation of the merger will be the same as in MIC Corp. prior to the merger (in each case, other than as a result of any MIC Corp. common stock subject to validly perfected appraisal rights (see “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 39 of this proxy statement/prospectus)). In addition, the manager will continue to serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. Concurrently with the merger, Holdings LLC will become a party to the management services agreement that governs the manager’s provision of management services to MIC Corp. and the disposition agreement that MIC Corp. and MIC Ohana Corporation, a direct wholly-owned subsidiary of MIC Corp., entered into with the manager in connection with MIC Corp.’s determination to pursue strategic alternatives. In the merger, each share of special stock owned by the manager will be automatically converted into one special unit of Holdings LLC.

We will apply to have the common units of Holdings LLC listed on the New York Stock Exchange under the symbol “MIC” at the effective time of the merger.
Q:
What other transactions are being contemplated as part of the reorganization?

A:
Following the consummation of the merger, it is anticipated that the Hawaii distribution will be completed. Pursuant to the Hawaii distribution, a direct subsidiary of MIC Corp. will distribute all of the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC, so that MIC Hawaii will become a direct wholly-owned subsidiary of Holdings LLC.

Q:
What vote is required to approve the merger proposal?

A:
Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. You may vote FOR or AGAINST or you may ABSTAIN from voting on the merger proposal. An abstention, a failure to submit a proxy or to attend the special meeting online or a broker non-vote will have the effect of a vote AGAINST the merger proposal.

Q:
What vote is required to approve the adjournment proposal?

A:
Approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the voting power of the shares of common stock issued and outstanding and present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. You may vote FOR or AGAINST or you may ABSTAIN from voting on the adjournment proposal. An abstention will have the effect of a vote AGAINST the adjournment proposal. A failure to submit a proxy or to attend the special meeting online or a broker non-vote will not have an effect on a vote to approve the adjournment proposal.

Q:
What is the quorum required to vote on the merger proposal and the adjournment proposal?

A:
Under the MIC Corp. certificate of incorporation and the bylaws, the shareholders present in person (which in this instance means presence at the virtual meeting) or by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC Corp. Shareholders of record of common stock as of the record date are the only shareholders entitled to vote at the special meeting. Common stock represented by proxies that are marked “abstain” will be counted as present for purposes of determining the presence of a quorum. A failure to submit a proxy or to attend the special meeting online or a broker non-vote will not be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding common stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. The merger proposal and the adjournment proposal described in this proxy statement/prospectus are “non-discretionary” items, which means that your common stock may not be voted on by brokers, banks, or other shareholders of record unless they receive specific instructions from you. If you do not provide specific voting instructions, your common stock will be recorded as a broker non-vote and will not be counted as a vote cast for purposes of calculating voting results.

If the persons present in person (which in this instance means presence at the virtual meeting) or represented by proxies at the special meeting do not constitute a majority of the holders of outstanding common stock entitled to vote as of the record date, the board of directors will adjourn or postpone the special meeting to a later date. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice.
Q:
Who is entitled to vote on the merger proposal and the adjournment proposal?

A:
All shareholders of record who owned common stock at the close of business on the record date are entitled to vote on the merger proposal and the adjournment proposal and are being asked to vote.

Q:
How did the board of directors vote on the merger proposal?

A:
The board of directors unanimously approved the merger proposal. However, the merger will not occur unless and until the merger proposal has been approved by the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon and certain other conditions to the merger proposal are satisfied or waived. The board of directors reserves the right to abandon or postpone the merger at any time prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. The board of directors currently anticipates implementing the reorganization following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed. If the merger proposal is approved at the special meeting, then MIC Corp. does not intend to call a vote to adjourn the special meeting to solicit additional proxies.

Q:
What will be the U.S. federal income tax consequences of the merger?

A:
The merger generally is expected to be treated for U.S. federal income tax purposes as a contribution by the shareholders of their MIC Corp. common stock to Holdings LLC in exchange for common units of Holdings LLC in a tax-deferred transaction in which the MIC Corp. shareholders generally are not expected to recognize any taxable gain or loss. However, certain subsequent transactions could affect this tax-deferred treatment. For further discussion, see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Transaction” beginning on page 71 of this proxy statement/prospectus. The merger is not expected to be a taxable event for Holdings LLC.

You are urged to read “Material U.S. Federal Income Tax Considerations” beginning on page 70 of this proxy statement/prospectus, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.
Q:
Will Holdings LLC be subject to U.S. federal income tax after the merger?

Provided that Holdings LLC is treated as a partnership and not a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, it generally will not pay federal income tax on its income in the future, though it will have certain withholding tax obligations, as described below under “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC” beginning on page 72 of this proxy statement/prospectus. Instead, Holdings LLC’s items of income, gain, loss, deduction or credit generally will be allocated among the holders of the common units for inclusion in their separate income tax returns on a current basis, without regard to whether such shareholders receive a corresponding cash distribution. Assuming Holdings LLC’s activities are limited to holding interests in entities that are treated as corporations for U.S. federal income tax purposes, you are not expected to recognize any such income, gain, loss, deduction or credit unless Holdings LLC receives a distribution from MIC Corp. or any other subsidiary (including pursuant to the Hawaii distribution, as discussed further below) or otherwise sells any asset in a taxable transaction.
You are urged to read “Material U.S. Federal Income Tax Considerations” beginning on page 70 of this proxy statement/prospectus, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.
Q:
What will be the U.S. federal income tax consequences of the Hawaii distribution?

A:
The Hawaii distribution is expected to be treated for U.S. federal income tax purposes as a taxable distribution in an amount equal to the fair market value of the limited liability interests in MIC Hawaii distributed. Such distribution will be taxable as a dividend to the extent of MIC Corp.’s current or accumulated earnings and profits and such taxable dividend will be allocated pro rata to the holders of Holdings LLC common units. In general, to the extent such distribution is not treated as a dividend (because such distribution exceeds MIC Corp.’s current or accumulated earnings and profits), the excess amount of such distribution will be treated (a) as a nontaxable return of capital, equal to the amount of a holder’s indirect tax basis in the MIC Corp. common stock, which generally will be such holder’s tax basis in MIC Corp. common stock at the time that it contributed such MIC Corp. common stock to Holdings LLC in the merger, and then (b) as taxable capital gain to that holder for any remaining portion of the distribution. Holders of common units may not receive a cash distribution from Holdings LLC to cover their tax liability associated with the Hawaii distribution.

You are urged to read “Material U.S. Federal Income Tax Considerations” beginning on page 70 of this proxy statement/prospectus, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.

Q:
What conditions are required to be fulfilled to consummate the merger?

A:
MIC Corp. may not consummate the merger unless certain specified conditions, including those described in the merger agreement, are satisfied or waived. These conditions are:

•
the adoption of the merger agreement by the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon;

•
the registration statement, of which this proxy statement/prospectus is a part, having been declared effective by the Securities and Exchange Commission (the “SEC”);

•
the common units being admitted to trading on the NYSE, subject to official notice of issuance;

•
the receipt of any waivers, consents or amendments required under MIC Corp.’s contracts, licenses and permits in connection with the merger;

•
the board of directors not having revoked its recommendation that the shareholders vote in favor of the merger proposal;

•
the prior approval of the reorganization by the Hawaii Public Utilities Commission (the “HPUC”), not having been revoked or enjoined and the receipt by MIC of any other required regulatory approvals; and

•
the absence of any statute, order or injunction prohibiting the merger.

The board of directors cannot assure you that the required conditions will be satisfied or waived or that the merger will occur. In addition, the board of directors reserves the right to abandon or postpone the merger at any time prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. The board of directors currently anticipates implementing the reorganization following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed. For a more complete description of the conditions that must be satisfied or waived prior to the effective time of the merger, see the section entitled “The Merger Proposal — Conditions to Completion of the Merger” beginning on page 38 of this proxy statement/prospectus.
Q:
Are MIC Corp.’s shareholders entitled to appraisal rights?

A:
Yes. As a holder of MIC Corp. common stock, if you do not vote in favor of the merger proposal, you are entitled to exercise appraisal rights under Delaware law in connection with the merger by taking certain actions and meeting certain conditions. See “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 39 of this proxy statement/prospectus. In addition, a copy of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) is attached to this document as Annex C.

Q:
Are there risks associated with the merger that I should consider in deciding how to vote?

A:
Yes. You should carefully read the detailed description of risks associated with the merger, including the differences that arise from owning interests in a limited liability company rather than shares in a corporation as described under the sections entitled “Risk Factors” and “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on pages 21 and 52, respectively, of this proxy statement/prospectus.

Q:
How does the board of directors recommend that I vote?

A:
The board of directors has reviewed the merger proposal, on the terms and conditions described herein, and the adjournment proposal and believes that approval of such proposals is in the best interests of the shareholders. The board of directors recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal, if necessary or appropriate.
For a more complete description of the recommendations of the board of directors, see the sections entitled “The Merger Proposal — Recommendation of the Board of Directors” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 37 and 45, respectively, of this proxy statement/prospectus.
Q:
What is a broker non-vote and how will it affect the voting?

A:
A broker non-vote occurs when a broker, bank or other nominee, in nominee name or otherwise submits a proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed common stock. Under the rules of the NYSE, if you are a beneficial owner and hold your common stock in “street name,” you must give your broker, bank or other nominee specific voting instructions for your common stock by the deadline provided in order to ensure your common stock is voted in the way you would like in order to avoid a broker non-vote. The merger proposal and the adjournment proposal are “non-discretionary” items and brokers, banks or other shareholders of record cannot vote your common stock on the merger proposal or the adjournment proposal in their discretion unless they receive specific voting instructions from you.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you do not indicate how your common stock should be voted, common stock represented by your properly completed proxy will be voted as the board of directors recommends and therefore will be voted “FOR” the merger proposal and “FOR” the adjournment proposal. However, if your common stock is held in “street name” and you do not provide your broker, bank or other nominee specific instructions on how to vote your common stock your proxy will not be voted.

Q:
Who will count the votes?

A:
All votes will be tabulated by Broadridge Financial Services, Inc., the proxy tabulator and inspector of the election, appointed for the special meeting. Broadridge Financial Services, Inc. will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Q:
Is MIC Corp. paying for the cost of this proxy statement/prospectus?

A:
The cost of the solicitation of proxies, including the preparation, printing, and mailing of this proxy statement/prospectus and the proxy card will be borne by MIC Corp. In addition to the solicitation of proxies by mail, solicitation may be made by certain officers of MIC Corp. by telephone, facsimile or other means. These officers will receive no additional compensation for such solicitation. MIC Corp. will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.

MIC Corp. has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting and estimates it will pay Okapi Partners LLC a fee of approximately [•]. MIC Corp. has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners LLC against certain losses, costs and expenses.
Q:
What do I need to attend the special meeting?

A:
You will be able to attend the special meeting online, vote your shares electronically and submit questions during the special meeting, by visiting [•]. A list of stockholders entitled to vote will also be available online during the special meeting on the website hosting the special meeting. You will need your 16-Digit Control Number to enter the special meeting in this manner. In addition, you may listen to the meeting via conference call at [•]. Please note that you will not be able to submit questions or vote your shares via conference call. If you hold common stock in “street name” and would like to attend the special meeting, you will also need to obtain a valid “legal proxy,” which you can obtain from your broker, bank or other nominee through which you hold your common stock. If you are voting on behalf of another person, including a legal entity, in addition to the above, MIC Corp. must also have received by 11:59 P.M. (Eastern Time) on [•], 2021, a duly executed proxy from the shareholder of record or beneficial owner appointing you as proxy.
Q:
How do I vote my shares?

A:
You have two options for submitting your vote before the special meeting:

•
By Internet.   The web address for Internet voting can be found on the enclosed proxy card or the Notice. Internet voting is available 24 hours a day. Instructions or voting over the Internet can be found in the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) the day before the special meeting.

•
By Telephone.   The number for telephone voting can be found on the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.

•
By Mail.   Complete, sign, date and return the proxy card supplied by your broker, bank or other nominee through which you hold your shares.

MIC CORP. MUST RECEIVE YOUR PROXY BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON [•], 2021. IF MIC CORP. DOES NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN SUCH CASE, UNLESS YOU ATTEND THE SPECIAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.
The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. MIC Corp. has been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. When voting by Internet or telephone, you should understand that, while neither MIC Corp. nor any third party proxy service providers charge fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, which must be borne by you.
Your proxy will be voted as you direct in your proxy. Proxies returned without voting directions, and without specifying a proxy to participate in the special meeting and vote on your behalf, will be voted in accordance with the recommendations of the board of directors. The board of directors recommends:
•
a vote “FOR” the adoption of the merger agreement; and

•
a vote “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.

If any other matter properly comes before the special meeting, your proxy will be voted on that matter by the proxy holders, in their discretion.
Q:
How do I revoke my proxy?

A:
You may revoke or change your proxy before the special meeting by:

•
subsequently executing and mailing a new proxy card that is dated a later date and which is received no later than the deadline specified on the proxy card;

•
subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•
giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 P.M. (Eastern Time) on [•], 2021; or

•
voting online at the special meeting.

Your attendance at the special meeting online without voting will not automatically revoke your proxy.
If you need an additional proxy card and are a shareholder of record, please contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Fl
New York, NY 10036
Office: +1 212 297-0721
Banks and Brokers Call Collect: +1 (212) 297-0720
All Others Call Toll Free: +1 (877) 629-6357 (toll free)
Email: info@okapipartners.com
Q:
Should I send in my stock certificates now?

A:
No. Following the consummation of the merger, each outstanding certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of Holdings LLC common units pursuant to the merger agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New Holdings LLC certificates (or evidence of shares in book-entry form) will be issued if (and only if) certificates representing MIC Corp. common stock are presented for exchange or transfer following the consummation of the merger. PLEASE DO NOT SEND ANY SHARE CERTIFICATES. See “The Merger Proposal — The Merger.”

Q:
How do I receive my documents as a shareholder if I share an address?

A:
If you are the beneficial owner, but not the shareholder of record, of common stock, the broker, bank or other nominee through which you hold your shares may only deliver one copy of this proxy statement/prospectus and enclosed proxy card to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. MIC Corp. will deliver promptly, upon written or oral request, to a shareholder at a shared address to which a single copy of the documents was delivered a copy of this proxy statement/prospectus. A shareholder who wishes to receive a separate copy of this proxy statement/prospectus or enclosed proxy card, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attention: Investor Relations, 125 West 55th Street, New York, New York 10019, or by calling (212) 231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement/prospectus or enclosed proxy card, please contact the broker, bank or other nominee through which you hold your shares. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Q:
Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

A:
First, you may have various accounts that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker. Your broker will send you a proxy card or voting instructions form for these shares. You should vote on each proxy card or voting instructions from which you receive and mail it to the address shown on the applicable proxy card or form.

Q:
Whom do I call if I have questions?

A:
You should call Okapi Partners LLC, MIC Corp.’s proxy solicitor, toll-free at +1 (887) 629-6357 with any questions about the merger proposal, or to obtain additional copies of this proxy statement/prospectus or additional proxy cards.

SUMMARY
The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a shareholder. Accordingly, you are encouraged to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 86 of this proxy statement/prospectus.
Parties Involved in the Merger
MIC Corp.
MIC Corp. is a Delaware corporation. MIC Corp. is a non-operating holding company that owns and operates businesses that provide services to corporations, government agencies and individual customers in the United States. Common stock of MIC Corp. trades on the NYSE under the symbol “MIC.”
In October 2019, in addition to the active management of MIC Corp.’s existing portfolio of businesses, the board of directors of MIC Corp. resolved to pursue strategic alternatives including potentially a sale of MIC Corp. or its operating businesses as a means of unlocking additional value for shareholders. In December 2020, MIC Corp. completed the sale of its International-Matex Tank Terminals (“IMTT”) business and distributed a substantial portion of the net proceeds from the sale to shareholders in a special dividend of $11.00 per share paid on January 8, 2021. The remaining operating businesses of MIC Corp. comprise principally the Atlantic Aviation business and the MIC Hawaii business.
Additional information about MIC Corp. and its subsidiaries is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 86 of this proxy statement/prospectus.
MIC Corp. is proposing the merger in connection with its efforts to sell MIC Corp. and its remaining operating businesses. Following the consummation of the merger, it is anticipated that a direct subsidiary of MIC Corp., will distribute all of the limited liability company interests in MIC Hawaii Holdings, LLC (“MIC Hawaii”), to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC. MIC Hawaii owns the businesses comprising MIC Corp.’s MIC Hawaii business segment. This distribution is referred to as the “Hawaii distribution.” The merger and the Hawaii distribution, taken together, are referred to as the “reorganization.”
Following the reorganization, it is anticipated that Holdings LLC will directly own (i) MIC Corp., which will continue to own the businesses comprising its Atlantic Aviation business segment and other assets currently owned by MIC Corp. and (ii) MIC Hawaii. The board of directors of MIC Corp. believes that the reorganization is beneficial because, as further described herein, it will provide flexibility to pursue the sale or sales of any of MIC Corp.’s remaining operating businesses in any sequence without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business. Under our current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require approval from the HPUC. Accordingly, under our current structure, the uncertainty and unknown length of time associated with the HPUC approval for a sale of MIC Hawaii could result in a significant delay to achieve a tax-efficient sale of our Atlantic Aviation business. The reorganization would facilitate the tax-efficient sale of the Atlantic Aviation business before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline. See “Background of the Merger and Reorganization” and “Reasons for the Reorganization Including the Merger” beginning on pages 33 and 35, respectively, of this proxy statement/prospectus.
Holdings LLC
Holdings LLC is a Delaware limited liability company that is a wholly owned subsidiary of MIC Corp. and was formed in order to effect the merger. Prior to the merger, Holdings LLC will have no assets or operations other than those incident to its formation and its ownership of common stock of Merger Sub.

Upon consummation of the merger, each share of common stock of MIC Corp. outstanding immediately prior to the merger will be automatically converted into one common unit of Holdings LLC and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units. Following the consummation of the merger, Holdings LLC will be a publicly-traded company treated as a partnership for U.S. federal income tax purposes.
Merger Sub
Merger Sub is a Delaware corporation that is a wholly-owned subsidiary of Holdings LLC and was formed in order to effect the merger. Prior to the merger, Merger Sub will have no assets or operations other than those incident to its formation. Upon consummation of the merger, Merger Sub will merge with and into MIC Corp. and Merger Sub will cease to exist following the consummation of the merger.
The Merger (Page 36)
The board of directors has approved the merger of Merger Sub with and into MIC Corp., currently a publicly-traded Delaware corporation, whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger, resulting in MIC Corp. becoming a wholly-owned subsidiary of Holdings LLC, which will become publicly-traded as a result of the transactions described herein. Holdings LLC is intended to be treated as a partnership and not as an association or a publicly-traded partnership taxable as a corporation for U.S. federal income tax purposes. The merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The board of directors encourages you to read the merger agreement in its entirety because it is the legal document that governs the merger.
Conversion of Shares of MIC Corp. into Units of Holdings LLC
Following the consummation of the merger, you will own the same number of Holdings LLC common units that you owned of MIC Corp. common stock immediately prior to the merger. Upon the effectiveness of the merger, each certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of common units of Holdings LLC into which such shares will be converted in the merger, without any action on the part of shareholders, and your rights will be governed by the DLLCA and the LLC Agreement, instead of the DGCL, the certificate of incorporation and the bylaws. For additional information on the merger proposal and the effects thereto, see the sections entitled “The Merger Proposal” and “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on pages 36 and 52, respectively, of this proxy statement/prospectus.
Adjournment of the Special Meeting to Solicit Additional Proxies (Page 45)
Shareholders of MIC Corp. are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. If the adjournment proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the certificate of incorporation and the bylaws, a vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal may be taken in the absence of a quorum.
Do not send in your stock certificates with your proxy card. As described under the section “The Merger Proposal — The Merger” on page 36, following the consummation of the merger, each outstanding certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of Holdings LLC common units. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger.
Treatment of Outstanding Stock Plan and Equity Awards (Page 37)
Holdings LLC will assume all obligations under the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan and the Macquarie Infrastructure Company 2014 Independent Directors

Equity Plan, which are collectively referred to as the Stock Incentive Plans in this proxy statement/prospectus. Personnel seconded to the Company by the manager, and directors of the Company affiliated with the manager, are not eligible to receive awards under these plans. All rights of participants to acquire shares of common stock of MIC Corp. under the Stock Incentive Plans will be converted into rights to acquire common units of Holdings LLC in accordance with the terms of the Stock Incentive Plans. Upon the merger, the shares of common stock of MIC Corp. that may be issuable under the Stock Incentive Plans will automatically be converted on a one-for-one basis into common units of Holdings LLC, and the terms and conditions that are in effect immediately prior to the merger under each outstanding equity award assumed by Holdings LLC will continue in full force and effect following the consummation of the merger, except that the common units of Holdings LLC will be issuable under such awards in lieu of MIC Corp. common stock. Your adoption of the merger agreement will be deemed to be the approval of Holdings LLC’s adoption of the Stock Incentive Plans and assumption of all rights and liabilities thereunder. See “The Merger Proposal — Treatment of Outstanding Stock Plan and Equity Awards.”
The Merger
In order to help you better understand the merger and how it will affect MIC Corp. and Holdings LLC, the charts below illustrate, in simplified form, the following:
•
Before the Merger: the organizational structure of MIC Corp. before the merger; and

•
After the Merger: the organizational structure of Holdings LLC and MIC Corp., immediately following the consummation of the merger.

Before the Merger

Public Shareholders
MIC Corp.
MIC Ohana Corporation
MIC Hawaii
Atlantic Aviation FBO Holdings, LLC
MIC Global Services, LLC, and other corporate entities
Hawaii Gas, and other MIC Hawaii entities and assets
Atlantic Aviation entities and assets

After the Merger
Hawaii Distribution (Page 37)
As part of the reorganization, it is anticipated that the Hawaii distribution will be completed. Pursuant to the Hawaii distribution, following the consummation of the merger, a direct subsidiary of MIC Corp. will distribute the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC, so that MIC Hawaii will become a direct wholly-owned subsidiary of Holdings LLC. The chart below illustrates, in simplified form, the structure chart of Holdings LLC after completion of the Hawaii distribution.

After the Hawaii Distribution
Risk Factors (Page 21)
In evaluating the merger proposal, shareholders should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 21 of this proxy statement/prospectus.
Recommendation of the Board of Directors (Page 37)
The board of directors has determined that the merger agreement, the merger and the Hawaii distribution are advisable on the terms and conditions described herein, and in the best interests of MIC Corp. and its shareholders, and has unanimously approved the merger agreement, the merger and the Hawaii distribution. Shareholder approval is only required for the adoption of the merger agreement and is not required for the Hawaii distribution. You are only being asked to vote on the adoption of the merger agreement. The board of directors recommends that you vote FOR the merger proposal and FOR the adjournment proposal.
Shareholders Entitled to Vote; Vote Required for Approval (Page 37)
Record date:   Shareholders can vote at the special meeting if they owned common stock at the close of business on [•], 2021. Only shareholders of record as of the close of business on the record date will be entitled to receive notice of and vote at the special meeting. A shareholder may cast one vote for each share of common stock owned on the record date.
Quorum required:   The shareholders present in person (which in this instance means presence at the virtual meeting) or by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC Corp. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting. A broker non-vote occurs when a broker, bank or other holder of record, in nominee name or otherwise submits proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. A broker non-vote or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.
Votes required:   Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote thereon. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. A vote in favor of the merger proposal is a vote to adopt the merger agreement. For the merger proposal, abstentions, a broker non-vote or a failure to submit the proxy or attend the special meeting online will each have the same effect as a vote against the merger proposal. For the adjournment proposal, abstentions will have the same effect as a vote against the adjournment proposal, while a broker non-vote or a failure to submit the proxy or attend the special meeting online will not have an effect on a vote to approve the adjournment proposal.
Your vote is very important.   You are encouraged to vote as soon as possible. If you do not indicate how your shares should be voted, shares represented by your properly completed proxy will be voted as the board of directors recommends and therefore will be voted FOR the merger proposal and FOR the adjournment proposal. However, if your shares of common stock are held in “street name” and you do not provide your broker, bank or other nominee specific instructions on how to vote your shares, your proxy will not be voted.
Conditions to Completion of the Merger (Page 38)
A number of conditions must be satisfied or waived before the proposed merger can become effective. These conditions are:
•
obtaining approval of the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote thereon;

•
the registration statement, of which this proxy statement/prospectus is a part, having been declared effective by the SEC;

•
the common units being admitted to trading on the NYSE, subject to official notice of issuance;

•
any waivers, consents or amendments needed under MIC Corp.’s contracts, licenses and permits in connection with the merger being obtained;

•
the board of directors not having revoked their recommendation that the shareholders vote in favor of the merger proposal;

•
the prior approval of the reorganization by the HPUC not being revoked or enjoined and receipt by MIC Corp of any other required regulatory approvals; and

•
the absence of any statute, order or injunction prohibiting the merger.

The board of directors cannot assure you that the required conditions will be satisfied or waived or whether the merger will occur.
Termination of the Merger
At the discretion of board of directors, MIC Corp. reserves the right to abandon or postpone the merger at any time and for any reason prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of the MIC Corp. and its shareholders. The board of directors currently anticipates implementing the reorganization, including the merger, following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether or when any such agreement will be executed or that the reorganization will be completed.
Tax Consequences of the Merger (Page 71)
The merger generally is expected to be treated for U.S. federal income tax purposes as a contribution by you of your MIC Corp. common stock to Holdings LLC in exchange for common units of Holdings LLC. As discussed in “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Hawaii Distribution” beginning on page 71 of this proxy statement/prospectus, it generally is expected that you will not recognize any taxable gain or loss with respect to the exchange of MIC Corp. common stock for common units of Holdings LLC in the merger. Accordingly, it generally is expected that your initial aggregate U.S. federal income tax basis of the common units you receive in the merger will be the aggregate adjusted U.S. federal income tax basis of the shares of MIC Corp. common stock surrendered in exchange therefor, and your holding period in the common units received in the merger will include the holding period for the shares of MIC Corp. common stock surrendered in exchange therefor. However, certain subsequent transactions could affect this treatment. For further discussion, see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Transaction” beginning on page 71 of this proxy statement/prospectus. The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of the merger and of holding our shares to any particular holder will depend on the holder’s particular tax circumstances.
You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local, and foreign tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our shares.
Tax Consequences of the Hawaii Distribution (Page 71)
As discussed in “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Hawaii Distribution” beginning on page 71 of this proxy statement/prospectus, for U.S. federal income tax purposes, the Hawaii distribution will be treated as a taxable distribution in an amount equal to the fair market value of the limited liability interests in MIC Hawaii distributed. Such distribution will be taxable as a dividend to the extent of MIC Corp.’s current or accumulated earnings and profits and such taxable dividend will be allocated pro rata among the holders of Holdings LLC common units. In general, to the extent such distribution is not treated as a dividend (because such distribution exceeds MIC Corp.’s current or accumulated earnings and profits), the excess amount of such distribution will be treated (a) as a nontaxable return of capital, equal to the amount of a holder’s indirect tax basis in the MIC Corp. common stock, which generally will be such holder’s tax basis in MIC Corp. common stock at the time that it contributed such MIC Corp. common stock to Holdings LLC in the merger, and then (b) as taxable capital gain to that holder for any remaining portion of the distribution. Holders of common units may not receive a cash distribution from Holdings LLC to cover their tax liability associated with the Hawaii distribution.
Taxation of Holdings LLC Following the Reorganization (Page 72)
It is expected that Holdings LLC will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly-traded partnership taxable as a corporation. As a holder of common units, you will be required to take into account your allocable share of items of Holdings LLC’s income, gain, loss, deduction and credit for the taxable year of Holdings LLC ending within or with your taxable year. As discussed in “Material U.S. Federal Income Tax Considerations” beginning on page 70 of this proxy statement/prospectus, Holdings LLC’s ability to qualify to be treated as a partnership will depend on its ability to satisfy certain income and other tests on an ongoing basis.
You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local and foreign tax consequences, to you in light of your particular investment or tax circumstances of the reorganization and of acquiring, holding, exchanging or otherwise disposing of our shares.

Common Stock Ownership of MIC Corp. Directors and Executive Officers (Page 38)
As of the close of business on the record date, the directors and executive officers of MIC Corp. collectively beneficially owned and were entitled to vote [•] shares of common stock, which represent, in the aggregate, approximately [•]% of the common stock outstanding on that date.
No Change in Board of Directors, Officers, Management Personnel or Business (Page 39)
The existing board of directors, officers and management personnel of MIC Corp. will be the same board of directors, officers and senior management personnel of Holdings LLC following the consummation of the merger.
In the merger, each share of special stock owned by the manager will be converted into one special unit of Holdings LLC. Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units. In addition, the manager will continue to serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. Concurrently with the merger, Holdings LLC will become a party to the management services agreement that governs the manager’s provision of management services to MIC Corp. and the disposition agreement that MIC Corp. and MIC Ohana Corporation entered into with the manager in connection with MIC Corp.’s determination to pursue strategic alternatives. In connection with the merger, Holdings LLC and the manager will also enter into the amended and restated registration rights agreement. See “The Merger Proposal — No Change in Board of Directors, Officers, Management Personnel or Business” and “The Merger Proposal — Interests of Directors and Executive Officers” beginning on pages 39 and 39, respectively, of this proxy statement/prospectus.
Appraisal Rights in Connection with the Merger (Page 39)
Under the DGCL, MIC Corp.’s shareholders who do not vote in favor of the merger agreement have the right to seek appraisal in connection with the merger. Failure to strictly comply with the procedures and requirements of Section 262 of the DGCL may result in termination or waiver of such shareholder’s appraisal rights. Due to the complexity of Delaware law relating to the appraisal rights, if any MIC Corp. shareholder is considering exercising his or her appraisal rights, such shareholder is encouraged to seek the advice of his or her own legal counsel. A summary of the procedures and requirements under Delaware law to exercise appraisal rights is included in the section titled “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 39 of this proxy statement/prospectus and the text of Section 262 of the DGCL is included as Annex C.
Comparison of the Rights of Shareholders and Unitholders Before and After the Merger (Page 52)
In general, the rights of Holdings LLC’s unitholders will be substantially similar to the rights of MIC Corp.’s shareholders. However, there will be certain differences. See “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on page 52 of this proxy statement/prospectus.
Regulatory Approvals
We are not aware of any federal, state or local regulatory requirements or approvals that must be complied with or obtained, prior to consummation of the merger pursuant to the merger agreement, other than the need for approval by HPUC, which has been received, and compliance with applicable federal and state securities laws, and the filing of a certificate of merger as required under the DGCL. See “The Merger Proposal — Regulatory Approvals.”
Executive Offices
The principal executive office of MIC Corp. is 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825, and the website address is www.macquarie.com/mic. Information on MIC Corp.’s website is provided for informational purposes only and is not incorporated by reference into this proxy statement/prospectus.

PRICE RANGE OF COMMON STOCK
The following table sets forth the closing sale price per share of the common stock as reported on the NYSE on [•], 2021, the last trading day prior to the public announcement of the merger agreement, and on [•], 2021, the last trading day prior to date of this proxy statement/prospectus for which this information was available.
Date	Common Stock		Common Units
[•], 2021	$	[•]	$	—*
[•], 2021	$	[•]	$	—*

*
The historical market price data for the common units has not been presented, as Holdings LLC is currently a wholly owned subsidiary of MIC Corp., and there is no established trading market in common units as of the date of this proxy statement/prospectus.

The book value per share of common stock was $10.28 as of December 31, 2020 using the weighted average of shares of common stock outstanding for the year ended December 31, 2020. Net loss per share from continuing operations for the fiscal year ended December 31, 2020 was $(2.36).
Shareholders are urged to obtain current market quotations for shares of common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 86 of this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We have included or incorporated by reference into this proxy statement/prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021. In addition, our senior management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.
Forward-looking statements in this proxy statement/prospectus are subject to risks and uncertainties, some of which are beyond our control, including, among other things:
•
the ongoing impact of the COVID-19 on the economy generally and on our operating businesses specifically;

•
our pursuit of strategic alternatives and the sale of MIC Corp. or any of its operating businesses or the termination of the sale effort;

•
changes in general economic, business or demographic conditions or trends in the United States, including changes in GDP, interest rates and inflation, or changes in the political environment;

•
our ability to conclude attractive growth projects, deploy growth capital in amounts consistent with our objectives in the prosecution of those and achieve targeted risk-adjusted returns on any growth project;

•
in the absence of a sale or sales of our businesses, our ability to implement operating and internal growth strategies;

•
our ability to achieve targeted cost savings;

•
changes in patterns of commercial or general aviation (GA) air travel, including variations in customer demand;

•
the regulatory environment, including federal and state level energy policies, and the ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;

•
disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;

•
sudden or extreme volatility in commodity prices;

•
changes in competitive dynamics affecting our businesses;

•
technological innovations leading to changes in energy production, distribution, and consumption patterns;

•
our ability to make, finance, and integrate acquisitions and the quality of financial information and systems of acquired entities;

•
fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;

•
our ability to service, comply with the terms of and refinance at maturity our indebtedness, including due to dislocation in debt markets;

•
our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which our gas processing and distribution business is dependent;

•
environmental risks, including the impact of climate change and weather conditions;

•
sudden or substantial changes in energy costs;

•
unplanned outages and/or failures of technical and mechanical systems;

•
security breaches, cyber-attacks or similar disruptions to our operations;

•
payment of fees to our manager that could reduce distributable cash if paid in cash or could dilute existing shareholders if satisfied with the issuance of shares;

•
changes in U.S. income tax laws;

•
changes in labor markets, work interruptions or other labor stoppages;

•
our manager’s affiliation with the Macquarie Group or equity market sentiment, which may affect the market price of our shares;

•
our limited ability to remove our manager for underperformance and our manager’s right to resign;

•
governmental shutdowns or budget delays;

•
unanticipated or unusual behavior of municipalities and states brought about by financial distress; and

•
the extent to which federal spending reduces the U.S. military presence in Hawaii or flight activity at airports on which Atlantic Aviation operates.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause the actual results to differ appears under the section entitled “Risk Factors” beginning on page 21 of this proxy statement/prospectus. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause the actual results to differ.
Given these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this proxy statement/prospectus may not occur. These forward-looking statements are made as of the date of this proxy statement/prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. You should, however, consult further disclosures we may make in future filings with the SEC.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19 of this proxy statement/prospectus, shareholders should carefully consider the following risk factors in determining whether to vote for the approval of the merger proposal. Certain other risk factors include, without limitation, those in MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 17, 2021 and is incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 86 of this proxy statement/prospectus.
Risks Related to Reorganization
If the reorganization is consummated, the benefits expected to be obtained may not be achieved if we do not successfully complete one or more strategic transactions or if any such strategic transaction is delayed.
Even if the merger proposal is approved by the shareholders and the reorganization is consummated, the benefits expected to be obtained from the reorganization may not be achieved. In October 2019, we announced that we were pursuing strategic alternatives, which could result in, among other things, a sale of one or more of our businesses or potentially of MIC Corp. and in December 2020 we completed the sale of IMTT. We are proposing the reorganization because we believe it will provide us with the flexibility to pursue the sale or sales of any of MIC Corp.’s remaining operating businesses in any sequence without altering the tax-efficiency of such sale(s). However, our pursuit of strategic alternatives may not result in the consummation of any transaction, and completion of any such transaction may be delayed by market conditions, regulatory approval processes or otherwise. If we do not consummate one or more strategic transactions, or if any such transactions are significantly delayed, we may not realize the anticipated benefits of the reorganization, in which case we will have incurred time and expenses, including the diversion of management’s attention, in relation to the reorganization, without receiving the benefit thereof. In addition, we may consummate one or more strategic transactions that do not benefit from the reorganization. For those reasons, we reserve the right to abandon or postpone the merger and the Hawaii distribution at any time prior to the effective time of the merger and for any reason, even after shareholders of MIC Corp. have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger are satisfied or waived.
The merger may not be consummated on a timely basis or at all. Failure to consummate the reorganization (including the merger) could negatively impact the market price of the common stock and MIC Corp.’s future business and financial results.
The board of directors cannot assure you that the merger proposal will be approved by the shareholders or that the other conditions to the consummation of the merger will be satisfied or waived or that the merger will occur. In addition, we reserve the right to abandon or postpone the merger at any time prior to the effective time of the merger and for any reason, even after shareholders of MIC Corp. have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger are satisfied or waived.
MIC Corp. may abandon or postpone the merger at any time prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed. While MIC Corp. will continue operations if the reorganization is not completed for any reason, MIC Corp. may be subject to certain risks and/or liabilities, including the following:
•
failure to consummate the reorganization as a result of a change in strategy might be followed by a decline in the market price of MIC Corp. common stock;

•
certain costs relating to the reorganization (such as legal and accounting fees) will be payable by MIC Corp. regardless of whether the reorganization is consummated; and

•
the reorganization may disrupt MIC Corp.’s business and distract its management and employees from day-to-day operations, because work related to the reorganization requires substantial time and resources, which could otherwise have been devoted to other business opportunities for the benefit of MIC Corp.

The rights of holders of common stock who become holders of common units at the effective time of the merger will be governed by the DLLCA and the LLC Agreement, and certain rights of holders of common units may be less favorable than those rights granted to holders of common stock pursuant to the DGCL, the certificate of incorporation and the bylaws.
MIC Corp. is a corporation organized under the laws of the State of Delaware, and Holdings LLC is a limited liability company organized under the laws of the State of Delaware. The rights of holders of MIC Corp. common stock are governed by the DGCL and the certificate of incorporation and the bylaws of MIC Corp. The rights of holders Holdings LLC’s common units will be governed by the DLLCA and the LLC Agreement of Holdings LLC. Upon the completion of the merger, the holders of MIC Corp. common stock will own common units of Holdings LLC.
The governing documents of Holdings LLC will be structured so as to include rights, privileges and obligations that are substantially similar to those currently provided by the governing documents of MIC Corp. and the DGCL, including those that affect your rights as a holder of equity. However, because of the differences between Delaware corporate law and Delaware limited liability company law, including the Delaware courts’ interpretations of those laws, and certain necessary differences between the governing documents of MIC Corp. and Holdings LLC, your rights as a holder of equity will change when the merger proposal is completed, and the rights of holders of common units of Holdings LLC will not be identical to, and in some respects may be less favorable than, the rights you currently have as a holder of MIC Corp. common stock.
For more information describing the differences between the rights of holders of common stock and the rights of holders of common units under the LLC Agreement, see the section entitled “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on page 52 of this proxy statement/prospectus.
If too many MIC Corp. shareholders exercise and perfect their appraisal rights in connection with the merger, we may not be able to complete the merger, even if it is approved by MIC Corp. shareholders.
Under applicable Delaware law, our shareholders have the right to be paid in cash for the fair value of their shares of MIC Corp. common stock by perfecting “appraisal rights.” See “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 39 of this proxy statement/prospectus.
If dissenting shareholders properly exercise and perfect their appraisal rights, we would ultimately have to provide cash to shareholders who do so in lieu of Holdings LLC common units. If too many of our shareholders perfect appraisal rights, we may abandon the merger. The number of shares of MIC Corp. common stock with respect to which appraisal rights may be exercised without affecting the completion of the merger will depend on the cash available to MIC Corp. at the time of the merger and our board of directors’ assessment at the time of our future needs. If our board of directors believes that our cash reserves (or reasonable access to cash) would be inadequate to meet future needs, it may, in its discretion, decide to abandon the merger.
The current market price of MIC Corp. common stock may not be indicative of how the market will value the common units of Holdings LLC following the reorganization.
The current price for MIC Corp. common stock may not be indicative of how the market will value the common units of Holdings LLC following the reorganization because of the change in our legal structure. The MIC Corp. common stock current stock price does not necessarily take into account the effects or changes that will result from the completion of the reorganization, and the share price of the common units of Holdings LLC after the reorganization could be lower than the current stock price of the MIC Corp. common stock.
Substantial sales of common units of Holdings LLC could occur in connection with the merger, which could cause our share price to decline.
Common units of Holdings LLC generally may be sold on the NYSE immediately following the consummation of the merger. Some MIC Corp. shareholders may sell their common units of Holdings LLC shortly after the merger for any number of reasons. In particular, MIC Corp. common stock is currently included in certain stock indexes and their respective tracking funds. If the merger is completed, the common units of Holdings LLC will not qualify for inclusion in, and may be removed from, one or more of such indexes, since Holdings LLC is a limited liability company. As a result, certain holders of MIC Corp. common stock, such as holders that track certain stock indexes, may be required, or may choose, to sell their common units after the merger. This could increase the supply of Holdings LLC’s common units, and could adversely impact the market price of the common units.
Tax Risks
The merger may be re-characterized as a taxable exchange.
The conversion of MIC Corp. common stock into common units of Holdings LLC as part of the merger is expected to be treated as a tax-deferred contribution to Holdings LLC pursuant to Section 721 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and it is expected that you will not have a recognizable taxable gain or loss as a result of the merger. However, no assurance can be given that the Internal Revenue Service (the “IRS”) would not successfully assert a contrary position. If the merger fails to qualify as a tax-deferred contribution to Holdings LLC pursuant to Section 721 of the Code, you would be required, for U.S. federal income tax purposes, to recognize taxable gain, if any, on that transaction, which could result in substantial tax expense to you without a cash distribution from us to enable you to pay those taxes. For example, in the event that there is a subsequent distribution of cash from Holdings LLC to the holders of common units, the IRS could successfully assert that the contribution by the shareholders of their MIC Corp. common stock to Holdings LLC is a “disguised sale” for U.S. federal income tax purposes. In such case, all or a portion of the contribution by the shareholders of their MIC Corp. common stock would be treated as if, at the time of such contribution, some or all of such contributed MIC Corp. common stock was exchanged for the cash subsequently distributed by Holdings LLC in a taxable sale, and you would be required, for U.S. federal income tax purposes, to recognize taxable gain, if any, on that taxable sale.
You will be subject to U.S. federal income tax on your share of Holdings LLC’s taxable income, regardless of whether or when you receive any cash distributions from Holdings LLC.
Holdings LLC intends to be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publically traded partnership taxable as a corporation. Provided that the “qualifying income exception” is met, you will be subject to U.S. federal income taxation and applicable state, local, and foreign income taxation, on your allocable share of Holdings LLC’s taxable income, regardless of whether or when you receive cash distributions. You will be required to take such income into account in determining your taxable income, and you may not receive cash distributions equal to your tax liability attributable to your allocation of Holdings LLC’s taxable income. Reportable income and expense items will be provided on Schedule K-1 rather than on Form 1099.
Your ability to deduct certain expenses of Holdings LLC may be limited.
In general, for taxable years beginning before 2026, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” are not deductible by a U.S. holder of common units of Holdings LLC that is an individual, estate or trust. For taxable years beginning in 2026 or later, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” generally are deductible by a U.S. holder that is an individual, trust or estate only to the extent that such U.S. holder’s allocable shares of those expenses, along with the U.S. holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of the U.S. holder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.
You will be allocated taxable dividend income and possibly gain as a result of the Hawaii distribution without regard to whether you receive a corresponding cash distribution to cover any related U.S. tax liability.
Pursuant to the Hawaii distribution, certain assets will be distributed by MIC Corp. to Holdings LLC as described under “The Merger Proposal — Hawaii Distribution” beginning on page 37 of this proxy statement/prospectus. For U.S. federal income tax purposes the Hawaii distribution will be treated as a taxable distribution equal to the fair market value of the limited liability interests in MIC Hawaii distributed. Such distribution will be taxable as a dividend to Holdings LLC to the extent of MIC Corp.’s current or accumulated earnings and profits and such taxable dividend will be allocated among holders of common units pro rata in accordance with their common units. If the distribution amount exceeds MIC Corp.’s current or accumulated earnings and profits, it is possible that Holdings LLC will have taxable gain allocable to the holders of common units. The amount and allocation of such taxable gain will be determined separately for each holder of common units by treating that holder’s pro rata portion of the excess distribution as (a) a nontaxable return of capital, up to that holder’s tax basis in the MIC Corp. stock surrendered for Holdings LLC common unit, and then (b) taxable capital gain allocable to that holder up to the amount of any remainder (so the gain will be allocated to the holders of common units to reflect their relative tax bases in the MIC Corp. stock converted, rather than pro rata). Holders of common units may not receive a cash distribution from Holdings LLC to cover their tax liability associated with the Hawaii distribution.
On a disposition of common units of Holdings LLC, debt of Holdings LLC must be taken into account under the partnership tax accounting rules.
Following the consummation of the merger, Holdings LLC may incur debt for a variety of reasons. Under partnership tax accounting principles (which will apply to Holdings LLC if the “qualifying income exception” is met), debt of Holdings LLC generally will be allocable to holders of common units of Holdings LLC, and such holders will include their respective allocable shares of the debt in the U.S. federal income tax basis of their shares. As discussed in the section entitled “Material U.S. Federal Income Tax Considerations,” a holder’s U.S. federal income tax basis in shares will be adjusted for, among other things, distributions of cash and allocations of items of Holdings LLC’s income, gain, loss and deduction. At the time a holder of common units later sells its common units, for U.S. federal income tax purposes, the holder’s amount realized on the sale will include not only the sales price of the common units but also the holder’s portion of outstanding indebtedness incurred by Holdings LLC subsequent to the merger that is allocable to those common units. In addition, a portion of the amount realized upon a disposition, whether or not representing gain, may be ordinary income to a holder.
Tax-exempt holders of common units of Holdings LLC may recognize “unrelated business taxable income” as a result of holding common units of Holdings LLC.
An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to U.S. federal income taxation with respect to its “unrelated business taxable income,” or UBTI. To the extent we incur debt that is allocated to the acquisition of certain equity and debt securities (either directly or indirectly through subsidiaries), a proportionate share of your income from Holdings LLC with respect to such securities may be treated as UBTI. For certain types of tax-exempt entities, the receipt of any UBTI would have adverse consequences. Tax-exempt holders of MIC Corp. common stock are strongly urged to consult their tax advisors regarding the tax consequences of owning common units of Holdings LLC.
There can be no assurance that the IRS will not assert successfully that some portion of Holdings LLC’s income is properly treated as effectively connected income with respect to non-U.S. holders.
While it is expected that Holdings LLC’s method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of common interests, there can be no assurance that the IRS will not assert successfully that some portion of Holdings LLC’s income is properly treated as effectively connected income with respect to such non-U.S. holders. Additionally, if Holdings LLC were to dispose of an asset treated as a U.S. real property interest (such as an interest in an entity that is treated as a U.S. real property holding company), a non-U.S. holder’s allocable portion of any gain recognized from such disposition likely will be treated as effectively connected income subject to certain exceptions. To the extent Holdings LLC’s income is treated as effectively connected income, non-U.S. holders of common units generally would be required to (i) file a U.S. federal income tax return reporting their allocable shares of Holdings LLC’s taxable income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such taxable income. Non-U.S. holders of common units that are corporations also would be required to pay a U.S. federal branch profits tax at a 30% rate (or lower rate provided by applicable treaty).
We may not be able to timely furnish to each holder of common units specific tax information that may be necessarily for U.S. holders to file their personal U.S. tax returns. In addition, it is possible that holders may be required to file amended income tax returns.
As a partnership, our operating results, including distributions of income, dividends, gains, losses or deductions and adjustments to carrying basis, will be reported on Schedule K-1 and distributed annually to each holder of common units. We may not be able to distribute Schedule K-1s in time for you to timely file your tax returns and, thus, holders of common units of Holdings LLC who are U.S. taxpayers should be prepared to seek extensions of time to file their U.S. federal, state and local tax returns. In addition, it is possible that a holder of common units will be required to file amended income tax returns as a result of adjustments to items on the corresponding income tax returns of Holdings LLC. Any obligation for a holder to file amended income tax returns for that or any other reason, including any costs incurred in the preparation or filing of such returns, is the responsibility of each holder.
We may be liable for any adjustments made to our tax returns.
U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under an elective alternative procedure, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. There can be no assurance that we will be eligible to make such an election or that we will, in fact, make such an election for any given adjustment. If we do not or are not able to make such an election, then (1) the then current holders of common units of Holdings LLC, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had we elected the alternative procedure and (2) a given holder may indirectly bear taxes attributable to income allocable to other holders or former holders, including taxes (as well as interest and penalties) with respect to periods prior to such holder’s ownership of common units of Holdings LLC. Amounts available for distribution to the holders of common units of Holdings LLC may be reduced as result of our obligations to pay any taxes associated with an adjustment. Many issues and the overall effect of these rules remain uncertain, and holders should consult their own tax advisors regarding all aspects of the rules as they affect their particular circumstances.
After the Hawaii distribution, transactions between MIC Hawaii and any member of MIC Corp.’s consolidated group may cause holders of common units to have income without a corresponding distribution of cash (“phantom income”).
Following the Hawaii distribution, MIC Hawaii will no longer be a member of MIC Corp.’s consolidated group for U.S. federal income tax purposes. Accordingly, to the extent that, after the Hawaii distribution, MIC Hawaii, on the one hand, and any member of MIC Corp.’s consolidated group, on the other hand, engage in a transaction, such transaction may, in certain circumstances, result in “phantom income” (income without a corresponding distribution of cash) to holders of common units. For example, an intercompany transfer of cash from a member of MIC Corp.’s consolidated group to MIC Hawaii could be viewed for U.S. federal tax purposes as a distribution of that cash from MIC Corp. to Holdings LLC, followed by a contribution of that cash from Holdings LLC to MIC Hawaii. In such case, the deemed distribution from

MIC Corp. to Holdings LLC could be treated as a taxable dividend to the holders of common units for which such holders may not receive a corresponding cash distribution from Holdings LLC to satisfy its tax liabilities. Holders should consult their own tax advisors regarding the tax consequences to them under the federal tax laws, as well as any consequence under applicable state or local tax laws, given their particular circumstances.
We strongly urge you to review carefully the discussion under “Material U.S. Federal Income Tax Considerations” beginning on page 70 of this proxy statement/prospectus and to seek advice based on your particular circumstances from an independent tax advisor.

INFORMATION ABOUT THE SPECIAL MEETING
Date, Time, Place and Purposes of the Special Meeting
The special meeting will be a “virtual meeting” held on [•], 2021, at [•]. At the special meeting, you will be asked to consider and vote upon the proposals (i) to adopt the merger agreement and (ii) to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.
The board of directors recommends that shareholders vote FOR the merger proposal and FOR the adjournment proposal.
For these recommendations, see the sections entitled “The Merger Proposal — Recommendation of the Board of Directors” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 37 and 45, respectively, of this proxy statement/prospectus.
Who Can Vote at the Special Meeting
Shareholders can vote at the special meeting if they owned common stock at the close of business on [•], 2021, the record date. All shareholders of record who owned common stock at the close of business on the record date are being asked to vote on the merger proposal and the adjournment proposal. A shareholder of record may cast one vote for each share of common stock owned on the record date. Only shareholders of record as of the close of business on the record date will be entitled to receive notice of and vote at the special meeting.
Required Vote for the Holding Company Merger Proposal
Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the merger proposal is a vote to adopt merger agreement. If the merger proposal fails to obtain the requisite vote for approval, the merger will not be consummated, and MIC Corp. will continue as a publicly-traded Delaware corporation.
Required Vote for the Adjournment Proposal
Approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the voting power of the shares of common stock issued and outstanding and present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting. A vote in favor of the adjournment proposal is a vote to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. Only shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and at any subsequent adjournments or postponements.
Quorum
Under the MIC Corp. certificate of incorporation and the bylaws, the shareholders present in person (which in this instance means presence at the virtual meeting) or by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC Corp. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting.
A broker non-vote occurs when a broker, bank or other nominee submits proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. A broker non-vote or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.

Adjournments
If a quorum is not present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. In addition, if the adjournment proposal is approved, adjournments of the special meeting may be made for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. For more information on the adjournment proposal, see the section entitled “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on page 45 of this proxy statement/prospectus.
Manner of Voting
Shareholders of record may vote online at the special meeting or by proxy. The board of directors recommends that shareholders of record vote by proxy even if they plan to attend the special meeting online. Shareholders of record can always revoke their proxy and change their votes online at the special meeting.
Shareholders of record can vote by proxy in any of the following ways:
•
By Internet.   The web address for Internet voting can be found on the enclosed proxy card or the Notice. Internet voting is available 24 hours a day. Instructions or voting over the Internet can be found in the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) the day before the special meeting.

•
By Telephone.   The number for telephone voting can be found on the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.

•
By Mail.   Complete, sign, date and return the proxy card supplied by your broker, bank or other nominee through which you hold your shares.

For additional information on how to vote your proxy, see the section entitled “Questions and Answers — How do I vote my shares?” beginning on page 8 of this proxy statement/prospectus.
Proxy Voting by Shareholders of Record
Voting instructions are attached to your proxy card. If you properly submit your proxy to MIC Corp. in time to vote, one of the individuals named as your proxy will vote your common stock at the special meeting as you have directed. You may vote for or against any or all of the proposals submitted at the special meeting or abstain from voting.
If you are a shareholder of record, please vote your proxy by mail as provided below. Your submission of proxy authorizes the individuals named on the enclosed proxy card, and each of them, with full power of substitution and re-substitution, to vote all common stock that you are entitled to vote at the special meeting.
To submit your proxy by mail, there are three steps:
1.
Vote on each of the matters as follows:

•
The merger proposal. Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote); and

•
The adjournment proposal. Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote).

2.
Sign and date your proxy card. If you do not sign and date your proxy card and do not submit a proxy by Internet or telephone, your votes cannot be counted.

3.
Mail your proxy card in the pre-addressed, postage-paid envelope.

Please check the box on your proxy card if you plan to attend the special meeting online.
Only the latest dated proxy received from you will be voted at the special meeting.
Voting of Shares Held in “Street Name”
Shares that are not held in your own name but rather by your broker, bank or other nominee, are referred to as being held in “street name” by your nominee in this proxy statement/prospectus.
If your shares are held in street name and you wish to attend the special meeting and personally vote your shares held in street name, you must obtain a legally sufficient proxy from your nominee authorizing you to vote your shares held in street name. If your shares are held in a brokerage account, you will receive a full meeting package, including a voting instructions form to vote your shares. If you do not receive a request for voting instructions from your nominee in advance of the special meeting, MIC Corp. recommends that you directly contact your nominee to determine how to cause your shares to be voted as you wish. Your brokerage firm may permit you to provide voting instructions by Internet or by telephone.
Under the rules of the NYSE, MIC Corp. anticipates that the merger proposal and the adjournment proposal in this proxy statement/prospectus will be “non-discretionary” items for which specific voting instructions from beneficial owners is required. As a result, brokers and other nominees subject to the rules of the NYSE will not be allowed to vote with respect to any proposal on behalf of a beneficial owner if the beneficial owner does not provide specific voting instructions on that proposal. If you do not provide specific voting instructions, your shares held in street name will not be counted for purposes of determining whether a quorum is present at the special meeting. MIC Corp. urges you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.
How Proxies Will Be Voted
All shares entitled to vote and represented by properly completed proxies received prior to the special meeting (unless properly revoked) will be voted at the special meeting as instructed on the proxies.
If shareholders of record who submit a properly completed proxy do not indicate how their shares should be voted on a matter, the shares represented by their proxy will be voted (unless properly withdrawn) as the board of directors recommends and therefore will be voted:
•
FOR the merger proposal; and

•
FOR the adjournment proposal.

However, if your shares are held in “street name” and you do not instruct your broker or other nominee on how to vote your shares, your proxy will not be voted.
Revoking a Proxy
You may revoke or change your proxy before the special meeting by:
•
subsequently executing and mailing a new proxy card that is dated a later date and received no later than the deadline specified on the proxy card;

•
subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•
giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 p.m. (Eastern Time) on [•], 2021; or

•
voting online at the special meeting.

Your attendance at the special meeting online without voting will not automatically revoke your proxy. If you revoke your proxy during the special meeting, this will not affect any vote previously taken. If you need an additional proxy card and are a shareholder of record, contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Fl
New York, NY 10036
Office: +1 212 297-0721
Banks and Brokers Call Collect: +1 (212) 297-0720
All Others Call Toll Free: +1 (877) 629-6357 (toll free)
Email: info@okapipartners.com
Tabulation of Votes
All votes will be tabulated by Broadridge Financial Services, Inc., the proxy tabulator and inspector of election appointed for the special meeting. Broadridge Financial Services, Inc. will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies and Expenses
The cost of solicitation of proxies, including the preparation, printing and mailing of this proxy statement/prospectus will be borne by MIC Corp. In addition to the solicitation of proxies by mail, solicitation may be made by certain officers of MIC Corp. by telephone, or other means. These officers will receive no additional compensation for such solicitation. MIC Corp. will reimburse banks, brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.
MIC Corp. has engaged Okapi Partners LLC to assist in the solicitation of proxies for the meeting and estimate that MIC Corp. will pay Okapi Partners LLC a fee of approximately $[•]. MIC Corp. has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners LLC against certain losses, costs and expenses.
Questions About Voting or the Special Meeting
If you have any questions or need further assistance in voting your units, please call the proxy solicitor, Okapi Partners LLC, at +1 (877) 629-6357 (toll-free).

STRUCTURE OF HOLDINGS LLC FOLLOWING THE REORGANIZATION
In order to help you better understand the merger and the Hawaii distribution and how it will affect MIC Corp. and Holdings LLC, the charts below illustrate, in simplified form, the following:
•
Before the Merger: the organizational structure of MIC Corp. before the merger;

•
After the Merger: the organizational structure of Holdings LLC and MIC Corp., immediately following the consummation of the merger; and

•
After the Hawaii Distribution: the organizational structure of Holdings LLC and its certain subsidiaries immediately after the completion of the reorganization. See “The Merger Proposal — Hawaii Distribution” beginning on page 37 of this proxy statement/prospectus.

Before the Merger

After the Merger
After the Hawaii Distribution

BACKGROUND OF THE MERGER AND REORGANIZATION
In October 2019, in addition to the active management of our existing portfolio of businesses, the MIC Corp. board of directors resolved to simultaneously pursue strategic alternatives, including potentially a sale of MIC Corp. or its operating businesses, as a means of unlocking additional value for shareholders. In connection with its consideration of potential strategic alternatives, from December 2019 through March 2020, MIC Corp.’s management considered ways to provide flexibility in structuring potential strategic transactions that would be in the best interests of MIC Corp. and its shareholders. During this time, management of MIC Corp. determined that any sale transaction involving MIC Hawaii, including a sale of MIC Corp., would likely require the approval of the HPUC and that the process for receiving such approval could be lengthy. Management of MIC Corp. considered that the requirement to obtain HPUC approval would subject the sale of MIC Corp. to potential delays and execution risk, and could affect the price and other terms at which potential acquirers would be willing to engage in a transaction with MIC Corp. Management also considered that separate sales of MIC Corp.’s operating businesses other than MIC Hawaii would not be conditioned upon receipt of HPUC approval. In order to effect a sale of these other businesses prior to HPUC approval, it was necessary to develop an organizational structure that would remove MIC Hawaii from the MIC Corp. consolidated group. Management of MIC Corp. evaluated potential alternatives to mitigate these execution risks and determined that the reorganization was the most advisable and tax-efficient solution.
At a telephonic MIC Corp. board of directors meeting held on March 10, 2020, members of senior management, as well as MIC Corp.’s legal and financial advisors, discussed with the board of directors the potential reorganization. Management of MIC Corp. explained that by creating a holding company treated as a partnership for U.S. federal income tax purposes that would directly hold (i) the MIC Hawaii business and (ii) MIC Corp., which would continue to own Atlantic Aviation, a sale of Atlantic Aviation would not be dependent on HPUC approval or subject to delay because of the HPUC approval process. Additionally, this structure would allow the sale of Atlantic Aviation to be accomplished through a sale of the stock of MIC Corp., which generally would not trigger corporate level tax on the sale within the MIC Corp. consolidated group.
The board of directors discussed with management certain other considerations, including the potential need for HPUC approval of the reorganization, the potential impact on MIC Corp.’s share price and the limited ability of MIC Corp.’s stock index fund shareholders to own common units of Holdings LLC. After extensive consideration of all facts and circumstances, the board of directors authorized management of MIC Corp. to continue to explore the feasibility of the reorganization, including through discussions with the relevant stakeholders in Hawaii.
At a telephonic meeting of the MIC Corp. board of directors on April 2, 2020, representatives of senior management updated the board on the anticipated HPUC approval process for the reorganization, the tax consequences of the merger and the Hawaii distribution, and the relative advantages and disadvantages of the merger and the Hawaii distribution to MIC Corp. and its shareholders. The anticipated timeline for completing the reorganization and preparing the proxy statement/prospectus was also discussed. Following those discussions, the board of directors approved the filing of a petition with the HPUC for the approval of the reorganization.
On April 17, 2020, MIC Corp., through its regulated subsidiary Hawaii Gas, filed a petition with the HPUC requesting the approval of the reorganization. In its petition, MIC Corp. affirmed that any future sale of its Hawaii Gas business will require additional HPUC approval. On July 7, 2020, the Division of Consumer Advocacy (“Consumer Advocate”) recommended approval of the reorganization as in the public interest. On July 28, 2020, the HPUC determined that the reorganization would not affect Hawaii Gas’ operations or rates, may facilitate additional potential purchasers for Hawaii Gas in the future that would commit to Hawaii’s clean energy goals, is in the public interest and therefore approved the reorganization.
During the Summer and Fall of 2020, MIC Corp. continued to consider potential strategic structuring options in light of the ongoing impact of the COVID-19 pandemic on its businesses and on the economy and financial markets generally.
On November 8, 2020, MIC Corp. entered into an agreement to sell IMTT, which sale was completed on December 23, 2020. Following the sale of IMTT, MIC Corp. once again considered the ways to structure any strategic transactions that would be in the best interests of MIC Corp. and its shareholders.

At a meeting of the board of directors held on January 20, 2021, members of senior management, together with MIC Corp.’s legal and financial advisors, discussed with the board the proposed reorganization in light of the Company’s focus on the efficient sale of its remaining operating businesses. Senior management of MIC Corp. reviewed with the board the factors, previously discussed at the March 10, 2020 board meeting, through which the reorganization provides flexibility to structure sales of the Company’s remaining operating businesses in any sequence and in a tax efficient manner. The board and management also reviewed other considerations relating to the reorganization, including the potential impact on MIC Corp.’s stock price and shareholder base due to limitations on the ability of stock index fund shareholders to own common units of limited liability companies, and the ability of MIC Corp. to delay implementation of the reorganization until shortly before completion of the sale of one or more of its remaining operating businesses, in order to reduce these potential negative consequences. After discussion, the board authorized management to continue to evaluate the proposed reorganization.
At a meeting on February 8, 2021, the board of directors reviewed and discussed the proposed terms of the reorganization and the related proxy statement/prospectus to be filed with the SEC that was circulated prior to the meeting. At a meeting on February 11, 2021, the board received an update on the status of efforts to sell MIC Corp.’s remaining operating businesses and reviewed updates to the proxy statement/prospectus relating to the reorganization. Following discussion, the board unanimously approved the filing of the Form S-4 in connection with the reorganization and, at this time, determined the reorganization advisable and in the best interests of MIC Corp. and its shareholders, and recommended presenting the merger to the shareholders for approval.

REASONS FOR THE REORGANIZATION INCLUDING THE MERGER
In reaching its determination to proceed with the reorganization and recommend the adoption of the merger agreement, the board of directors of MIC Corp. consulted with senior management, as well as legal and financial advisors, and considered various factors, including those discussed below. The board of directors also considered the terms of the proposed reorganization and the related proxy statement/prospectus disclosures. The board of directors of MIC Corp. did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. MIC Corp.’s board of directors considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of its determinations and recommendations. Among the material factors considered by the board of directors of MIC Corp. were the following:
•
that the proposed reorganization will provide flexibility to pursue the sale or sales of MIC Corp.’s remaining operating businesses in any sequence without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business;

•
that under MIC Corp.’s current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require HPUC approval, and the significant delay that could result from the uncertain and potentially lengthy HPUC approval process;

•
that the proposed reorganization would permit the tax-efficient sale of Atlantic Aviation before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline;

•
that the proposed reorganization had already been approved by the HPUC; and

•
that MIC Corp.’s ability to seek and obtain shareholder approval of the merger, and then continue to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as the MIC Corp. board of directors determines it will be in the best interests of MIC Corp. and its shareholders (currently anticipated to be following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business), and the ability of the MIC Corp. board of directors to abandon or postpone the merger and the reorganization at any time.

The board of directors of MIC Corp. also considered several disadvantages or risks relating to the reorganization, including the following:
•
potential U.S. federal income tax consequences of the merger and the reorganization to MIC Corp. and its shareholders, including the corporate tax payable by MIC Corp. upon the distribution of MIC Hawaii to Holdings LLC;

•
increased complexity of tax reporting for shareholders and the potential for shareholder turnover, particularly with respect to stock index fund investors not able to invest in the Company after the reorganization;

•
the potential complexity and delay added to MIC Corp.’s pursuit of strategic alternatives;

•
the administrative burden and financial cost of compliance with complicated partnership tax provisions and the annual production of IRS Schedules K-1;

•
the diversion of our management’s time and attention from the day-to-day operations of MIC Corp. and its businesses; and

•
the other risks described in this proxy statement/prospectus under “Risk Factors.”

The board of directors also considered the risk factor disclosures contained herein, and unanimously voted to approve the merger agreement, including the merger and the reorganization after a full consideration of the risk factors.

THE MERGER PROPOSAL
The following discussion summarizes certain aspects of the merger agreement and the Hawaii distribution. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement in substantially the form attached as Annex A to this proxy statement/prospectus. The board of directors recommends that the shareholders vote FOR the merger proposal.
The Merger
Subject to the conditions to the merger described herein, Merger Sub will merge with and into MIC Corp., whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger. Upon the effectiveness of the merger, (i) each outstanding share of common stock of MIC Corp. will be converted into one common unit of Holdings LLC, and (ii) each outstanding share of special stock of MIC Corp. will be converted into one special unit of Holdings LLC. Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units.
The board of directors of MIC Corp., the sole member of Holdings LLC and the board of directors of Merger Sub have approved the merger agreement. Holdings LLC, in its capacity as sole stockholder of Merger Sub, has also approved the merger agreement. The merger will become effective upon the acceptance of the certificate of merger by the Secretary of State of Delaware or at a later time if so specified in the certificate of merger.
At the effective time of the merger, your rights as a holder of common units of Holdings LLC will be governed by the DLLCA and the LLC Agreement. For a description of the terms of the LLC Agreement, and the rights of the holders of common units thereunder, see the sections entitled “Description of Units of Holdings LLC” and “Comparison of the Rights of Shareholders and Unitholders Before and Following the consummation of the merger” beginning on pages 46 and 52, respectively, of this proxy statement/prospectus and the LLC Agreement attached as Annex B to this proxy statement/prospectus. As a member of Holdings LLC, you also will be bound by the LLC Agreement.
Upon consummation of the merger, Holdings LLC is expected to have outstanding [•] common units and 100 special units. Upon consummation of the merger, pursuant to the LLC Agreement, the authorized units of Holdings LLC will consist of 500,000,000 common units, 100 special units and 100,000,000 preferred limited liability company interests (“preferred units”).
Conversion Procedures
Following the effective time of the merger, each certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock or MIC Corp. special stock will be deemed for all purposes to represent the same number of Holdings LLC common units or Holdings LLC special units, respectively, into which such shares will be converted in the merger, without any action on the part of shareholders.
Lost, Stolen or Destroyed Certificates
If any certificate that prior to the effective of the merger represented shares of MIC Corp. common stock or MIC Corp. special stock has been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to Holdings LLC, in form and substance reasonably satisfactory to Holdings LLC, against any claim that may be made against it with respect to such certificate, Holdings LLC will issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, certificates (or evidence of limited liability company interests in book-entry form) shares representing common units or special units, as the case may be, of Holdings LLC.
Dividends with Respect to Unexchanged Shares of Common Stock
Dividends, if any, that are declared on shares of common stock to holders of common stock on a record date prior to the effective time of the merger will be paid to such holders regardless of whether such payment is made before or after the effective time of the merger.

Treatment of Outstanding Stock Plan and Equity Awards
Holdings LLC will assume all obligations under the Stock Incentive Plans. All rights of participants to acquire shares of common stock of MIC Corp. under the Stock Incentive Plans will be converted into rights to acquire common units of Holdings LLC in accordance with the terms of the Stock Incentive Plans. Upon the merger, the shares of common stock of MIC Corp. that may be issuable under the Stock Incentive Plans will automatically be converted on a one-for-one basis into common units of Holdings LLC that may be issuable, and the terms and conditions that are in effect immediately prior to the merger under each outstanding equity award assumed by Holdings LLC will continue in full force and effect following the consummation of the merger, except that the common units of Holdings LLC will be issuable under such awards in lieu of MIC Corp. common stock. Your adoption of the merger agreement will be deemed to be the approval of Holdings LLC’s adoption of the Stock Incentive Plans and assumption of all rights and liabilities thereunder.
Hawaii Distribution
As part of the reorganization, it is anticipated that the Hawaii distribution will be completed. Pursuant to the Hawaii distribution, following the consummation of the merger, a direct subsidiary of MIC Corp. will distribute the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC, so that MIC Hawaii will become a direct wholly-owned subsidiary of Holdings LLC.
2.00% Convertible Senior Notes Due 2023 of MIC Corp.
Under the terms of MIC Corp.’s indenture, (the “indenture”) governing its 2.00% Convertible Senior Notes due 2023 (“convertible notes”), upon consummation of the reorganization, Holdings LLC will execute a supplemental indenture (i) assuming the obligations of MIC Corp. under the convertible notes and the indenture and (ii) providing that the convertible notes will become convertible into common units of Holdings LLC in lieu of shares of common stock of MIC Corp., on a one for one basis. The obligations of MIC Corp. under the convertible notes and the indenture will be discharged.
Recommendation of the Board of Directors
The board of directors has determined that the merger agreement, the merger and the Hawaii distribution on the terms and conditions described herein, are advisable and in the best interests of MIC Corp. and its shareholders, and has unanimously approved the merger agreement, the merger and the Hawaii distribution. Shareholder approval is only required for the adoption of the merger agreement and is not required for the Hawaii distribution. You are only being asked to vote on the merger proposal. The board of directors recommends that you vote FOR the merger proposal.
Shareholders Entitled to Vote; Vote Required for Approval
Record date:   Shareholders may vote at the special meeting if they owned common stock at the close of business on [•], 2021. Only shareholders of record as of the close of business on the record date will be entitled to receive notice of and vote at the special meeting. A shareholder may cast one vote for each share of common stock owned on the record date.
Quorum required:   The shareholders of record present in person (which in this instance means presence at the virtual meeting) or by proxy holding at least a majority of the common stock issued and outstanding and entitled to vote thereon shall constitute a quorum at the special meeting. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting. “Broker non-votes” occur when a broker, bank or other nominee holding common stock for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A broker non-vote or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.

Votes required:   Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the merger proposal is a vote to adopt the merger agreement. For the merger proposal, abstentions, a broker non-vote or a failure to submit the proxy or attend the special meeting online will each have the same effect as a vote against the merger proposal.
Your vote is very important.   You are encouraged to vote as soon as possible. If you do not indicate how your shares should be voted, shares represented by your properly completed proxy will be voted as the board of directors recommends and therefore will be voted FOR the merger proposal and FOR the adjournment proposal. However, if your shares of common stock are held in “street name” and you do not provide your broker, bank or other nominee specific instructions on how to vote your shares, your proxy will not be voted.
Conditions to Completion of the Merger
A number of conditions must be satisfied or waived before the proposed merger can become effective. These conditions are:
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obtaining approval of the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote thereon;

•
the registration statement, of which this proxy statement/prospectus is a part, having been declared effective by the SEC;

•
the common units being admitted to trading on the NYSE, subject to official notice of issuance;

•
any waivers, consents or amendments needed under MIC Corp.’s contracts, licenses and permits in connection with the merger being obtained;

•
the board of directors not having revoked their recommendation that the shareholders vote in favor of the merger proposal;

•
the prior approval of the reorganization by the HPUC not being revoked or enjoined and receipt by MIC Corp of any other required regulatory approvals; and

•
the absence of any statute, order or injunction prohibiting the merger.

The board of directors cannot assure you that the required conditions will be satisfied or waived or that the merger will occur.
Termination of the Merger Agreement
At the discretion of board of directors of MIC Corp., MIC Corp. reserves the right to abandon or postpone the merger at any time and for any reason prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders, which the board currently anticipates will be following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed.
Common Stock Ownership of MIC Corp. Directors and Executive Officers
As of the close of business on the record date, the directors and executive officers of MIC Corp. collectively beneficially owned and were entitled to vote 14,217,715 shares of common stock, which represent, in the aggregate, approximately 16.3% shares of common stock outstanding on that date.

No Change in Board of Directors, Officers, Management Personnel or Business
MIC Corp.’s current management, including all directors and officers, assume identical positions with Holdings LLC. The business of Holdings LLC will be the same as the business of MIC Corp. and is not expected to result in any change in headquarters, business, jobs, management, location of any of the offices, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the reorganization). We will apply to list Holdings LLC’s common units to trade on the NYSE under the ticker symbol “MIC” at the effective time of the merger.
Interests of Directors and Executive Officers
No director or executive officer of MIC Corp. has any interest, direct or indirect, in the merger other than any interest arising from the ownership of common stock.
In the merger, each share of special stock owned by the manager will be converted into one special unit of Holdings LLC. Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units. In addition, the manager will continue to serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. Concurrently with the merger, Holdings LLC will become a party to the management services agreement that governs the manager’s provision of management services to MIC Corp. and the disposition agreement that MIC Corp. and MIC Ohana Corporation entered into with the manager in connection with MIC Corp.’s determination to pursue strategic alternatives. In connection with the merger, Holdings LLC and the manager will also enter into the amended and restated registration rights agreement.
The manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in the management of infrastructure investment vehicles on behalf of third-party investors and an advisor on the acquisition, disposition and financing of infrastructure assets. The manager is responsible for and oversees the management of MIC Corp.’s operating businesses, subject to the oversight and supervision of MIC Corp.’s board of directors. The manager compensates and has assigned, or seconded, to the Company our chief executive officer and chief financial officer on a full-time basis. The manager also compensates and seconds, or makes available, other personnel as required. This practice will continue after the reorganization. For more information, see Note 13, “Related Party Transaction,” in the notes to the consolidated financial statements in Item 8 of MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 17, 2021 and is incorporated by reference into this proxy statement/prospectus.
Information regarding members of our board of directors and executive officers, executive compensation and certain relationships and related transactions is contained in MIC Corp.’s Definitive Proxy Statement on Schedule 14A, filed on [•], 2021 incorporated by reference into Part III of MIC Corp.’s Annual Report on Form 10-K for the year ended December 31, 2020 under the captions “Item 10. Directors and Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 13. Certain Relationships and Related Transactions and Director Independence”, which are incorporated herein by reference.
Appraisal Rights in Connection with the Merger
If the merger is completed, under the DGCL, holders of shares of MIC Corp. common stock who do not vote in favor of the proposal to adopt the merger agreement, who properly demand appraisal of their shares, who do not withdraw such demand or otherwise waive or lose their right to appraisal and who otherwise comply with the requirements for perfecting and preserving their appraisal rights under Section 262 have the right to seek appraisal of, and receive payment in cash for, the “fair value” of their shares of MIC Corp. common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (the “Court”), together with interest, if any, as determined by the Court, in lieu of one common unit per share of common stock (the “merger consideration”). In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. MIC Corp. shareholders electing to exercise such appraisal rights must comply with all of the provisions of Section 262 to perfect and preserve their rights. Strict compliance with the statutory procedures is required to perfect and preserve appraisal rights under Delaware law.
The following discussion is intended as a brief summary of the law pertaining to appraisal rights under the DGCL. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which is attached to this proxy statement/prospectus as Annex C. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that shareholders exercise their appraisal rights under Section 262. Failure to precisely follow any of the statutory procedures set forth in Section 262 will result in the loss or waiver of your appraisal rights.
A demand for appraisal in respect of shares of MIC Corp. common stock must be executed by or on behalf of the holder of record, and must reasonably inform MIC Corp. of the identity of the holder and state that the holder intends thereby to demand the appraisal of such holder’s shares in connection with the merger. Beneficial owners of shares of MIC Corp. common stock who do not also hold such shares of record may not directly make appraisal demands to MIC Corp. The beneficial owner must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of MIC Corp. common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of MIC Corp. common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. If a broker, bank or other nominee exercises his, her or its right of appraisal with respect to the shares of MIC Corp. common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of MIC Corp. common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of MIC Corp. common stock through a broker, bank, or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank, or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of shareholders, the corporation must, not less than 20 days prior to the meeting, notify each of its shareholders who was a shareholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement/prospectus constitutes MIC Corp.’s notice to its shareholders of the availability of appraisal rights in connection with the merger, and a copy of the full text of Section 262 is attached to this proxy statement/prospectus as Annex C. In connection with the merger, any holder of shares of MIC Corp. common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully and in its entirety.
Strict compliance with the statutory procedures in Section 262 is required. Failure to timely and properly comply with the statutory requirements of Section 262 will result in the loss of appraisal rights under the DGCL.
A MIC Corp. shareholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of MIC Corp. common stock, MIC Corp. encourages shareholders considering exercising such rights to seek the advice of legal counsel.
A shareholder wishing to exercise the right to demand appraisal of his, her or its shares of MIC Corp. common stock must satisfy each of the following conditions:
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the MIC Corp. shareholder must deliver to MIC Corp. a written demand for appraisal of his, her or its shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. The demand must reasonably inform MIC Corp. of the identity of the shareholder and the intention of the shareholder to demand appraisal of his, her or its shares;
•
the MIC Corp. shareholder must not vote in favor of, or consent in writing to, the proposal to adopt the merger agreement. Because a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, a shareholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262;

•
the MIC Corp. shareholder must continue to hold his, her or its shares of MIC Corp. common stock, from the date of making the demand through the effective time of the merger. Therefore, a shareholder who transfers the shares for which he, she or it is seeking appraisal before the effective time of the merger will lose any right to appraisal with respect to such shares; and

•
the MIC Corp. shareholder or the surviving corporation must file a petition in the Court requesting a determination of the fair value of the shares of MIC Corp. common stock within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition and has no present intention of doing so. Accordingly, it is the obligation of the shareholder to initiate all necessary action to perfect his, her or its appraisal rights in respect of shares of MIC Corp. common stock within the time prescribed in Section 262.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of MIC Corp. common stock as provided in the merger agreement, without interest, but you will have no appraisal rights with respect to your shares of MIC Corp. shareholder common stock.
All written demands for appraisal pursuant to Section 262 must be mailed or delivered to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, and must be delivered before the vote on the adoption of the merger agreement is taken at the MIC Corp. special meeting and must be executed by, or on behalf of, the record holder of the shares of MIC Corp. common stock.
Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each holder of shares of MIC Corp. common stock who has not voted in favor of the proposal to adopt the merger agreement and has otherwise complied with Section 262. At any time within 60 days after the effective time of the merger, any shareholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such shareholder’s demand for appraisal and to accept the merger consideration in accordance with the merger agreement. Any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation. No appraisal proceeding before the Court as to any shareholder will be dismissed without the approval of the Court, which approval may be conditioned upon any terms the Court deems just; provided, however, that any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days of the effective time of the merger. If the surviving corporation does not approve a shareholder’s request to withdraw a demand for appraisal when the approval is required or, except with respect to a shareholder that withdraws his, her or its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the shareholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be greater than, the same as or less than the value of the merger consideration offered pursuant to the merger agreement.
Within 120 days after the effective time of the merger, any holder of shares of MIC Corp. common stock who has complied with Section 262 will, upon written request, be entitled to receive from the surviving corporation a written statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of MIC Corp. common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting shareholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.
Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any shareholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court, with a copy served on the surviving corporation in the case of a petition filed by a shareholder, demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. A person who is the beneficial owner of shares of MIC Corp. common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. Accordingly, the failure of a shareholder to file such a petition within the time period and manner prescribed in Section 262 could nullify the shareholder’s previously written demand for appraisal. There is no present intent on the part of the surviving corporation to file an appraisal petition, and shareholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition. Accordingly, any holders of shares of MIC Corp. common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of MIC Corp. common stock within the time and in the manner prescribed by Section 262.
If a petition for appraisal is duly filed by a shareholder, the shareholder must deliver a copy of the petition to the surviving corporation, and the surviving corporation will then be obligated, within 20 days after such service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Court, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the shareholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof will be borne by the surviving corporation. After the Register in Chancery provides notice to those shareholders and the surviving corporation, if so ordered by the Court, the Court is empowered to conduct a hearing upon the petition to determine the shareholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court may require the shareholders who have demanded appraisal for their shares and who hold certificated shares of MIC Corp. common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any shareholder fails to comply with that direction, the Court may dismiss the proceedings as to that shareholder. If immediately before the merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Court will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (b) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (c) the merger was approved pursuant to Section 253 or 267 of the DGCL.
After the Court’s determination of the holders of MIC Corp. common stock entitled to appraisal, an appraisal proceeding will be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court will determine the “fair value” of the shares of MIC Corp. common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” Unless the Court in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each shareholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (a) the difference, if any, between the amount paid and the “fair value” of the shares as determined by the Court and (b) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any shareholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal before the final determination of the shareholders entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving corporation and who has submitted such shareholder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such shareholder is not entitled to appraisal rights under Section 262. When the “fair value” is determined, the Court will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the shareholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by stock certificates upon the surrender to the surviving corporation of the stock certificates representing such stock.
Shareholders considering seeking appraisal should be aware that the “fair value” of their shares of MIC Corp. common stock as determined by the Court under Section 262 could be greater than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the terms of the merger agreement if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not in any manner address, “fair value” under Section 262.
MIC Corp. does not anticipate offering more than the merger consideration to any MIC Corp. shareholder exercising appraisal rights, and MIC Corp. reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of MIC Corp. common stock is less than the merger consideration. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon the application of a shareholder, the Court may also order that all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses.
From and after the effective time of the merger, no shareholder who has duly demanded and perfected appraisal rights in compliance with Section 262 will be entitled to vote such shares of MIC Corp. common stock for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the shareholder delivers to the surviving corporation a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger either within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of such shareholder to appraisal will cease and that shareholder will be entitled to receive the merger consideration that such holder would have received, without interest and less any applicable withholding taxes, pursuant to the merger agreement.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a shareholder’s statutory appraisal rights. Consequently, any MIC Corp. shareholder wishing to exercise appraisal rights is encouraged to consult their legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.
Regulatory Approvals
We are not aware of any federal, state or local regulatory requirements or approvals that must be complied with or obtained, prior to consummation of the merger pursuant to the merger agreement, other than the need for approval by HPUC, which has been received, compliance with applicable federal and state securities laws, and the filing of a certificate of merger as required under the DGCL.
On July 28, 2020, the HPUC determined that the proposed merger and the Hawaii distribution would not affect the operations or rates of Hawaii Gas, may facilitate additional potential purchasers for Hawaii Gas that would commit to Hawaii’s clean energy goals and is in the public interest and therefore approved the reorganization.
Accounting Treatment of the Merger
The merger will have no effect for accounting purposes. The historical consolidated financial statements of MIC Corp. previously reported to the SEC as of and for all periods through the date of this proxy statement/prospectus will remain the consolidated financial statements of Holdings LLC.
Stock Exchange Listing
We will apply to list Holdings LLC’s common units to trade on the NYSE under the ticker symbol “MIC” upon the effective time of the merger.

ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
Shareholders of MIC Corp. are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. If the adjournment proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the certificate of incorporation and the bylaws, a vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal may be taken in the absence of a quorum. MIC Corp. does not intend to call a vote to adjourn the special meeting to solicit additional proxies if the merger proposal is approved at the special meeting.
If the special meeting is adjourned to solicit additional proxies, shareholders of record who have already submitted their proxies will be able to revoke them at any time prior to their use. If the chairman of the special meeting does not adjourn the special meeting, the holders of a majority of the voting power of the shares of common stock present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon is required to approve the adjournment proposal. An abstention will have the effect of a vote against the adjournment proposal. A failure to submit a proxy or to attend the special meeting online or a broker non-vote will not have an effect on a vote to approve the adjournment proposal.
Do not send in your stock certificates with your proxy card. As described under the section “The Merger Proposal — The Merger” on page 36, following the consummation of the merger, each outstanding certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of Holdings LLC common units pursuant to the merger agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New Holdings LLC certificates will be issued if (and only if) certificates representing MIC Corp. common stock are thereafter presented for exchange or transfer.
The board of directors unanimously recommends that shareholders vote “FOR” the adjournment proposal.

DESCRIPTION OF UNITS OF HOLDINGS LLC
The following description is a summary of the material provisions of the limited liability company interests in Holdings LLC. We will enter into the LLC Agreement in connection with the merger. The LLC Agreement provides for the issuance of the units, as well as the rights of holders of the units, including with respect to voting rights and participation in distributions. The following description is subject to the DLLCA. Certain provisions of the LLC Agreement are intended to be consistent with the DGCL, and the power of Holdings LLC, the governance processes and the rights of holders of units are generally intended to be substantially similar in many respects to those of a Delaware corporation under the DGCL, with certain exceptions.
The statements below are subject to and are qualified in their entirety by reference to all of the provisions of the LLC Agreement, the form of which is attached as Annex B and will govern your rights as holders of the units.
The following summary should be read in conjunction with the section entitled “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on page 52 of this proxy statement/prospectus.
General
Upon consummation of the merger, Holdings LLC will be authorized to issue up to (i) 500,000,000 common units, (ii) 100 special units, and (iii) 100,000,000 preferred units. Upon consummation of the merger, the number and class of units of Holdings LLC that will be outstanding will be equal to the corresponding number and class of MIC Corp. common stock and MIC Corp. special stock outstanding immediately prior to the merger (other than any MIC Corp. common stock subject to validly perfected appraisal rights). As of the date of this proxy statement/prospectus, there are no shares of preferred stock of MIC Corp. outstanding and we do not anticipate issuing any such shares prior to the effective time of the merger. As a result, we do not anticipate that there will be any preferred units of Holdings LLC outstanding immediately following the consummation of the merger.
Common Units
Voting.   Each common unit will be entitled to one vote on each matter submitted to a vote at a meeting of holders of common units. Except as provided in the LLC Agreement, the holders of common units and special units will vote separately as different classes. Holders of common units will not be entitled to vote cumulatively for the election of directors. Except as provided in the LLC Agreement, all matters to be voted on by holders of common units must be approved by a majority of the voting power of the common units present in person or represented by proxy at the meeting of holders of common units and entitled to vote thereon or, in the case of the election of directors, by a majority of the votes cast unless the election is contested, in which case directors will be elected by a plurality of the votes cast. Any nominee who fails to receive the required number of votes in an uncontested election agrees to promptly tender his or her resignation, and the board of directors will determine whether to accept or reject such resignation following receipt of a recommendation from the nominating and governance committee.
Distributions.   Subject to applicable law and the preference of any other units ranking prior to common units as to the payment of distributions, holders of common units will be entitled to receive distributions in amounts as determined by the board of directors. Holdings LLC may pay distributions consisting of cash, property or limited liability company interests of Holdings LLC.
Delaware law allows a limited liability company to make distributions to members to the extent that at the time of the distribution, after giving effect to the distribution, the total liabilities of the limited liability company, as determined under Delaware law, will not exceed the fair value of the assets of the limited liability company, as determined under Delaware law.
Transfer Restriction.   The LLC Agreement does not restrict the transfer of common units but it provides that Holdings LLC has the power to enter into and perform any agreement with any unitholders to restrict the transfer of units of Holdings LLC in any manner not prohibited by the DLLCA.

Election of Directors.   Under the LLC Agreement, at any time when the management services agreement is in effect and the manager or any of its affiliates holds at least 200,000 common units (which represents the number of common units with an aggregate value of at least $5 million at a price per common units equal to the per share price of the shares sold in the initial public offering of a predecessor to Holdings LLC (as adjusted to reflect any subsequent equity splits or similar recapitalizations)), holders of common units, voting separately as a class, will be entitled to elect the directors of Holdings LLC other than one director who will be elected by the holders of special units and who will act as the chairman of the board of directors.
At any time when the management services agreement is not in effect or neither the manager nor any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common units will be entitled to elect all of the directors to be elected at an election.
Other Rights.   Upon the dissolution and winding up of Holdings LLC, all holders of common units will be entitled to share equally, on a per unit basis, in all assets of Holdings LLC of whatever kind available for distribution.
Trading.   Upon official notice of issuance, the outstanding common units will be listed on the NYSE under the symbol “MIC,” the same symbol under which the common stock is currently listed.
Transfer Agent and Restrictions.   The transfer agent and registrar for the common units will be Computershare, Inc.
Special Units
Voting.   Each special unit will be entitled to one vote on each matter on which holders of special units are entitled to vote or provide consent.
Holders of special units are not entitled to vote on or consent to any matter of Holdings LLC, except those matters explicitly set forth in the LLC Agreement, which are as follows:
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any further authorization for issuance of special units, which issuance will require the prior affirmative vote or written consent of the holders of a majority of the outstanding special units, voting or consenting separately as a class;

•
any issuance of preferred units, which issuance will require the prior affirmative or written consent of the holders of a majority of the outstanding special units, voting or consenting separately as a class;

•
any amendment of any provision of the LLC Agreement that would adversely affect the rights of holders of special units as a class, which amendment will require the prior affirmative vote or written consent of the holders of a majority of the outstanding special units, voting or consenting separately as a class;

•
election of one director who will act as the chairman of the board of directors, which election will require the affirmative vote or written consent of the holders of special units, voting or consenting separately as a class and is discussed immediately below in the section entitled “— Election of One Director”;

•
removal of any director for cause, which removal will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units and special units (and any series of preferred units then entitled to vote at an election of directors), voting together as a single class; and

•
removal of any director elected by the holders of special units, voting or consenting separately as a class, without cause, which removal will require the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding special units, voting or consenting separately as a class.

Election of One Director.   Under the LLC Agreement, holders of special units will be entitled to elect one director, who will act as the chairman of the board of directors, at any time when the management services agreement is in effect and the manager or any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent equity splits or similar recapitalizations).
Distributions.   The LLC Agreement provides that holders of special units are not entitled to any distributions from Holdings LLC.
Transfer Restriction.   The LLC Agreement provides that holders of special units may not offer, sell, pledge, transfer, dispose or distribute special units or enter into any agreement with respect to the foregoing.
Redemption.   Upon the earlier of (i) the termination of the management services agreement or (ii) the date on which neither the manager nor any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent equity splits or similar recapitalizations), (a “redemption event”), all outstanding special units will be redeemed by Holdings LLC at a price equal to $0.001 per special unit, within five business days after Holdings LLC becomes aware of the occurrence of a redemption event. If Holdings LLC does not have sufficient funds legally available to redeem all outstanding special units, Holdings LLC will redeem a pro rata portion of each holder’s redeemable special units out of any legally available funds and redeem the remaining special units as soon as practicable after Holdings LLC has funds legally available thereafter. Any special units which are redeemed or otherwise acquired by Holdings LLC or any of its subsidiaries will be automatically and immediately canceled and will not be reissued, sold or transferred. Neither Holdings LLC nor any of its subsidiaries may exercise any voting or other rights granted to the holders of special units following redemption.
Other Rights.   Holders of special units will not be entitled to share in any distribution of assets in the event of the dissolution and winding up of the affairs of Holdings LLC.
Trading.   The outstanding special units will not be listed on any stock exchange.
Preferred Units
The LLC Agreement provides that Holdings LLC’s board of directors is authorized to fix the designations, rights, preferences, powers, and limitations of and to issue preferred units. The board of directors has flexibility to create one or more series of preferred units, from time to time, and to determine the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series. The terms of the authorized preferred units are substantially the same as the terms of the authorized preferred stock of MIC Corp.
The consent of the manager, as holder of special units, is required for issuances of preferred units.
Preferred units may be issued, at the discretion of the board of directors, for any proper corporate purpose, without further action by Holdings LLC’s unitholders (other than the holder of the special units as discussed above) other than as may be required by applicable law. Unitholders do not have preemptive rights with respect to the future issuance of preferred units and unitholders’ interest in Holdings LLC could be diluted by any such issuance with respect to any of the following: earnings per unit, voting, liquidation rights and book and market value.
The issuance of preferred units could affect the relative rights of holders of common units. Depending upon the exact terms, limitations and relative rights and preferences, if any of the preferred units as determined by the board of directors at the time of issuance, the holders of preferred units may be entitled to a higher distribution rate than that paid on the common units, a prior claim on funds available for the payment of distributions, a fixed preferential payment in the event of dissolution and winding up, redemption rights, rights to convert their preferred units into common units, and voting rights which would tend to dilute the voting control of the holders of common units. Any preferred units could be issued with rights, preferences and privileges that may be superior to those of the common units.
Subject to its fiduciary duties, the board of directors of Holdings LLC will not, without prior unitholder approval, approve the issuance or use of preferred units for any defensive or anti-takeover purpose or for the purpose of implementing any unitholder rights plan. Within these limits, as well as others imposed by applicable law and the rules of the applicable stock exchange, the board of directors may approve the issuance or use of preferred units for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of Holdings LLC more difficult or costly, as could also be the case if the board of directors were to issue additional common units.
Forum Selection Clause
The LLC Agreement provides that, unless Holdings LLC consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any unitholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on Holdings LLC’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Holdings LLC’s unitholders, directors, officers or employees to Holdings LLC or to Holdings LLC’s unitholders, (iii) any action asserting a claim arising pursuant to any provision of the DLLCA or the LLC Agreement, (iv) any action to interpret, apply, enforce or determine the validity of the LLC Agreement or (v) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in units of Holdings LLC is deemed to have notice of and consented to the foregoing provisions.
Anti-Takeover Provisions in the LLC Agreement
Vacancies; Acting by Written Consent.   Subject to the right of the manager as holder of the special units to elect one director and his or her successor in the event of a vacancy, the LLC Agreement authorizes only Holdings LLC’s board of directors to fill vacancies, including for newly created directorships. This provision could prevent a unitholder of Holdings LLC from effectively obtaining an indirect majority representation on the Holdings LLC board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees.
Except as otherwise provided in the LLC Agreement holders of Holdings LLC units are not permitted to act by written consent. Instead, common unitholders may only take action in person or via proxy, which may be presented at a duly called annual or special meeting of common unitholders. Furthermore, the LLC Agreement provides that special meetings may only be called by the chairman of the board of directors or by resolution adopted by the board of directors.
Nomination and Proposal Procedures.   The LLC Agreement provides that the unitholders seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of unitholders must provide notice thereof in writing to Holdings LLC not less than 120 days and not more than 150 days prior to the anniversary date of its preceding year’s annual meeting. In addition, the unitholder furnishing such notice must be a unitholder of record on both (i) the date of delivering such notice and (ii) the requirements as to the form and content of a notice to unitholders. These provisions may preclude unitholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting. To deliver timely notice of a nomination for a special meeting of unitholders, a unitholder must submit such written notice at least 120 days but not more than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting date and of the proposed nominees.
Future Issuances of Units.   Authorized but unissued units are available for future issuance, without approval of our unitholders. These additional units may be utilized for a variety of purposes, including acquisitions, compensation and incentive plans and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued units may be to enable the board of directors to discourage or prevent a potential acquisition or takeover (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of the management.
Removal Procedures.   The LLC Agreement provides that any director may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units, special units and preferred units, if any, voting as a single class. Any director elected by the holders of common units, voting separately as a class, may be removed from office at any time, without cause, by the affirmative vote of the holders of 66 2/3 % of the voting power of the issued and outstanding common units voting separately as a class. Any director elected by the holders of special units, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of 66 2/3% of the voting power of the issued and outstanding special units voting separately as a class.
Rights Plan.   Although Holdings LLC does not have a unitholder rights plan, under Delaware law, the board of directors could adopt such a plan without unitholder approval. If adopted, a unitholder rights plan could operate to cause substantial dilution to a person or a group that attempts to acquire us on terms not approved by the board of directors.
Amendment of LLC Agreement.   Our board of directors has broad authority, subject to the limitations described below, to amend the LLC Agreement. The LLC Agreement provides that the board of directors of Holdings LLC may amend the terms of the LLC Agreement by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, except that certain specified sections may not be amended without the affirmative vote of a majority of the units present in person or represented by proxy at a meeting of Holdings LLC unitholders, and except that the consent of the holders of special units will of the Delaware General Corporation Law be required for Holdings LLC to (i) authorize or issue special units; (ii) amend the LLC Agreement in a manner that would adversely affect the rights of holders of special units; or (iii) issue preferred units.
Business Combinations.   Pursuant to the provisions of the LLC Agreement, Holdings LLC is prohibited from engaging in a “business combination” with an “interested unitholder” for a period of three years following the time the person becomes an interested unitholder, unless:
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the board of directors approves the business combination or the transaction in which the person became an interested unitholder prior to the date the person attained this status;

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upon consummation of the transaction that resulted in the person becoming an interested unitholder, the person owned at least 85% of voting units outstanding at the time the transaction commenced, excluding units owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether units held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the time the person became an interested unitholder, the board of directors approved the business combination and the unitholders other than the interested unitholder authorized the transaction at an annual or special meeting of unitholders by the affirmative vote of at least 66 2/3% of the outstanding units not owned by the interested unitholder.

Pursuant to the LLC Agreement, a “business combination” includes:
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any merger or consolidation involving Holdings LLC and the interested unitholder;

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any sale, transfer, pledge or other disposition involving the interested unitholder of 10% or more of Holdings LLC’s assets;

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in general, any transaction that results in the issuance or transfer by Holdings LLC of any of Holdings LLC’s units to the interested unitholder;

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any transaction involving Holdings LLC that has the effect of increasing the proportionate share of Holdings LLC’s units owned by the interested unitholders; and

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the receipt by the interested unitholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, an “interested unitholder” is defined as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested unitholder status did own, 15% or more of an entity’s voting interests.
Separately, the LLC agreement contains provisions which prohibit us from engaging in a business combination unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of our outstanding units (other than those units held by any interested unitholder or any affiliate or associate thereof).

Anti-Takeover Effects of Management Services Agreement
The management services agreement specifies limited circumstances under which the manager may be terminated by Holdings LLC. In addition, the disposition agreement provides that, during the term of the disposition agreement, the management services agreement will terminate with respect to operating businesses of Holdings LLC that are sold, and upon the sale of Holdings LLC, and provides for related payments to the manager.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS AND UNITHOLDERS BEFORE AND AFTER THE MERGER
Upon consummation of the merger, the rights of the holders of MIC Corp. common stock who become holders of Holdings LLC’s common units, and who previously were governed by the DGCL, the certificate of incorporation and the bylaws, will be governed by the DLLCA and the LLC Agreement. While there are similarities between the organizational documents of a Delaware corporation and a Delaware limited liability company, a number of differences will exist. The following is a summary of the existing rights of the shareholders under the certificate of incorporation and the bylaws and the rights that the unitholders will have under the LLC Agreement upon the merger. You should carefully read this entire proxy statement/prospectus and the other documents included or summarized in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a unitholder of a Delaware corporation and the rights of a shareholder of a Delaware limited liability company. A copy of the LLC Agreement is attached as Annex B to this proxy statement/prospectus, and all documents material to the rights of holders of Holdings LLC’s units are included, summarized or incorporated by reference in this proxy statement/prospectus.
Subject	MIC Corp.	Holdings LLC
Authorized Capital
MIC Corp. is authorized to issue a total of 600,000,100 shares of stock consisting of:
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500,000,000 shares of common stock, par value $0.001 per share;

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100 shares of special stock, par value $0.001 per share; and

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100,000,000 shares of preferred stock, par value $0.001 per share, in one or more series.

Holdings LLC is authorized to issue a total of 600,000,100 units consisting of: • 500,000,000 common units; • 100 special units; and • 100,000,000 preferred units in one or more series.
Voting Rights	The certificate of incorporation provides that each share of common stock is entitled to one vote on each matter submitted to a vote of the holders of common stock at a meeting of shareholders. See “Election of Directors” below for the voting rights of shares of special stock.	The LLC Agreement provides that the holder of each common unit has one vote per unit on each matter submitted to a vote of the holders of common units at a meeting of unitholders. See “Election of Directors” below for the voting rights of special units.
Quorum for Shareholder Meetings	The bylaws provide that, except as otherwise provided by law, the certificate of incorporation, the bylaws, or the rules of any applicable stock exchange, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum at a meeting of shareholders, except that when a separate vote by a class or series or classes or series is required, a majority of the voting power of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.	The LLC Agreement provides that, except as otherwise provided by the LLC Agreement or the rules of any applicable stock exchange, the unitholders present in person or by proxy holding a majority of the outstanding units entitled to vote will constitute a quorum at a meeting of unitholders, except that when a separate vote by a class or series or classes or series is required, a majority of the voting power of the issued and outstanding units of such class or series or classes or series, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

Subject	MIC Corp.	Holdings LLC
Number of Directors	The certificate of incorporation and the bylaws provide that the number of directors that constitute the entire board will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors, but will consist of not less than four (4) nor more than twelve (12) directors. The board of directors of MIC Corp. currently consists of eight directors.	The LLC Agreement provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors of Holdings LLC, but will consist of not less than four (4) nor more than twelve 12 directors. The board of directors of Holdings LLC upon consummation of the merger consists of eight directors.
Classification of Board of Directors	MIC Corp. has one class of directors and the certificate of incorporation does not provide for a classified board of directors. The term of each director is the period from the effective date of his or her election to the next annual meeting of shareholders until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.	Holdings LLC has one class of directors and the LLC Agreement does not provide for a classified board of directors of Holdings LLC. The term of each director is the period from the effective date of his or her election to the next annual meeting of the unitholders until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
Election of Directors	The bylaws provide that directors (other than the director elected by holders of special stock) will be elected by a majority of votes cast unless the election is contested, in which case directors shall be elected by plurality of the votes cast at any meeting of shareholders duly called and held for the election of directors at which a quorum is present. An election shall be contested if, as of the date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors elected.	The LLC Agreement provides that directors (other than the director elected by holders of special units) will be elected by a majority of votes cast unless the election is contested, in which case directors shall be elected by plurality of the votes cast at any meeting of unitholders duly called and held for the election of directors at which a quorum is present. An election shall be contested if, as of the date that is fourteen (14) days in advance of the date Holdings LLC files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors elected.
	The bylaws further provide that except with respect to the director to be elected by the holders of special stock, voting or consenting separately as a class, in accordance with the provisions of the certificate of incorporation, the directors will be elected by the holders of common stock at the annual meeting of shareholders.	The LLC Agreement further provides that except with respect to the director to be elected by the holders of special units, voting or consenting separately as a class, in accordance with the provisions of the LLC Agreement, the directors will be elected by the holders of common units at the annual meeting of unitholders.
	The bylaws further provide that the board of directors shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting	The LLC Agreement further provides that the board of directors shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual

Subject	MIC Corp.	Holdings LLC
	at which they are elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.	meeting at which they are elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.
	The bylaws further provide that if a director in an uncontested election does not receive a majority of votes cast for his or her election, the Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the board the action be taken with respect to such director’s tendered resignation. The board will determine whether to accept or reject such resignation, or what other actions should be taken, within 90 days from the date of election results.	The LLC Agreement further provides that if a director in an uncontested election does not receive a majority of votes cast for his or her election, the Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the board the action be taken with respect to such director’s tendered resignation. The board will determine whether to accept or reject such resignation, or what other actions should be taken, within 90 days from the date of election results.
	The certificate of incorporation provides that, at any time when the management services agreement is in effect and the manager or any “manager affiliate” (as defined in the management services agreement) holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), (i) the holders of special stock, voting or consenting separately as a class, will be entitled to elect one director, and (ii) the holders of common stock, voting separately as a class, will be entitled to elect the remaining directors.	The LLC Agreement provides that, at any time when the management services agreement is in effect and the manager or any “manager affiliate” (as defined in the management services agreement) holds at least 200,000 common units (as adjusted to reflect any subsequent equity splits or similar recapitalizations), (i) the holders of special units, voting or consenting separately as a class, will be entitled to elect one director, and (ii) the holders of common units, voting separately as a class, will be entitled to elect the remaining directors.
	At any time when the management services agreement is not in effect or neither the manager nor any “manager affiliate” holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common stock will be entitled to elect all of the directors to be elected.	At any time when the management services agreement is not in effect or neither the manager nor any “manager affiliate” holds at least 200,000 common units (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common units will be entitled to elect all of the directors to be elected.
	The bylaws provide that for so long as the holders of special stock, voting or consenting separately as a class, are entitled to elect a director of the board of directors pursuant to the provisions of the certificate of incorporation, such director will serve as the chairman of the	The LLC Agreement provides that for so long as the holders of special units, voting or consenting separately as a class, are entitled to elect a director of the board of directors pursuant to the provisions of the LLC Agreement, such director will serve as the chairman of the

Subject	MIC Corp.	Holdings LLC
	board of directors. In all other cases, the board of directors will appoint a chairman of the board of directors from its members.	board of directors. In all other cases, the board of directors will appoint a chairman of the board of directors from its members.
Cumulative Voting	The certificate of incorporation does not provide for cumulative voting and, accordingly, shareholders do not have cumulative voting rights in connection with the election of directors.	The LLC Agreement does not provide for cumulative voting and, accordingly, unitholders do not have cumulative voting rights in connection with the election of directors.
Removal of Directors	Subject to the bylaws (and rights provided to holders of preferred stock), directors may be removed from office as follows: (1) any director may be removed for cause, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock and special stock (and any series of preferred stock then entitled to vote at an election of directors), voting together as a single class; (2) any director elected by the holders of special stock, voting or consenting separately as a class, may be removed without cause, by the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding shares of special stock, voting or consenting separately as a class; and (3) any director elected by the holders of common stock, voting separately as a class, may be removed from office without cause, by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock, voting separately as a class.	Subject to the LLC Agreement (and rights provided to holders of preferred units), directors may be removed from office as follows: (1) any director may be removed for cause, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units and special units (and any series of preferred units then entitled to vote at an election of directors), voting together as a single class; (2) any director elected by the holders of special units, voting or consenting separately as a class, may be removed without cause, by the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding special units, voting or consenting separately as a class; and (3) any director elected by the holders of common units, voting separately as a class, may be removed from office without cause, by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding common units, voting separately as a class.
Vacancies on the Board of Directors
The bylaws provide that the board of directors shall fill director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the board, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.
Subject to the bylaws, the certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized

The LLC Agreement provides that the board of directors shall fill director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the board, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.
The LLC Agreement further provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors

Subject	MIC Corp.	Holdings LLC
	number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen will hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.	may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen will hold office until the next annual meeting of unitholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
	The certificate of incorporation provides that at any time when the management services agreement is in effect and the manager or any “manager affiliate” holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), any vacancy in the board of directors of a director elected by the holders of special stock, voting or consenting separately as a class, will be filled only by a vote or written consent of the holders of special stock, voting or consenting separately as a class. At any time when the management services agreement is not in effect or the manager or any “manager affiliate” no longer holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), such vacancy will be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common stock. Any vacancy of a director elected by the holders of common stock will be filled only by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common stock.	The LLC Agreement provides that at any time when the management services agreement is in effect and the manager or any “manager affiliate” holds at least 200,000 common units (as adjusted to reflect any subsequent equity splits or similar recapitalizations), any vacancy in the board of directors of a director elected by the holders of special units, voting or consenting separately as a class, will be filled only by a vote or written consent of the holders of special units, voting or consenting separately as a class. At any time when the management services agreement is not in effect or the manager or any “manager affiliate” no longer holds at least 200,000 common units (as adjusted to reflect any subsequent equity splits or similar recapitalizations), such vacancy will be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common units. Any vacancy of a director elected by the holders of common units will be filled only by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common units.
Director Nominations by Shareholders	The bylaws provide that a shareholder must give timely notice in writing to the secretary of MIC Corp. for the nomination of a director before any meeting of shareholders. Such nomination may be made by a shareholder only if such shareholder is a shareholder of record at the time of delivery the nomination or the date of the giving of notice and at the record	The LLC Agreement provides that a unitholder must give timely notice in writing to the secretary of Holdings LLC for the nomination of a director before any meeting of unitholders. Such nomination may be made by a unitholder only if such unitholder is a unitholder of record at the time of delivery of the nomination or the date of the giving of notice and at the record

Subject	MIC Corp.	Holdings LLC

date for the determination of shareholders entitled to vote at such meeting.
With respect to director nominations at an annual meeting of shareholders, a shareholder’s notice must be delivered to the secretary of MIC Corp. at its principal executive offices not less than 120 days and not later than 150 days prior to the first anniversary of the preceding year’s annual meeting.

date for the determination of unitholders entitled to vote at such meeting.
With respect to director nominations at an annual meeting of unitholders, a unitholder’s notice must be delivered to the secretary of Holdings LLC at its principal executive offices not less than 120 days and not later than 150 days prior to the first anniversary of the preceding year’s annual meeting.

	With respect to director nominations at a special meeting of shareholders, a shareholder’s notice must be delivered to the secretary of MIC Corp. not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.	With respect to director nominations at a special meeting of unitholders, a unitholder’s notice must be delivered to the secretary of Holdings LLC not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors of Holdings LLC to be elected at such meeting.
	For nominations to be properly brought before any meeting of shareholders, a notice must set forth (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a director and each proposed nominee associated person (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of capital stock of MIC Corp. which are owned of record and beneficially owned by such person; (d) a statement whether each such proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the board of directors in accordance with the bylaws; (e) a description of all arrangements or understandings between such shareholder and each such person pursuant to which the nomination or	For nominations to be properly brought before any meeting of unitholders, a notice must set forth (i) as to each individual whom the unitholder proposes to nominate for election or reelection as a director and each proposed nominee associated person (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of common units of Holdings LLC which are owned of record and beneficially owned by such person; (d) a statement whether each such proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the board of directors in accordance with the LLC Agreement; (e) a description of all arrangements or understandings between such unitholder and each such person pursuant to which the nomination or nominations are to be

Subject	MIC Corp.	Holdings LLC
	nominations are to be made by the shareholder; and (f) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of directors, or is otherwise required, and (ii) as to such shareholder giving notice and each shareholder associated person, (a) the name and address, as they appear on MIC Corp.’s books, of each such person and of any holder of record of the shareholder’s shares, (b) the class and number of shares of common stock of MIC Corp. which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s shares, as of the date of such shareholder’s notice, and a representation that such shareholder will notify MIC Corp. in writing of the class and number of such shares held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such shareholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of each such person with respect to shares of common stock of MIC Corp., and a	made by the unitholder; and (f) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of directors, or is otherwise required, and (ii) as to such unitholder giving notice and each unitholder associated person, (a) the name and address, as they appear on Holdings LLC’s books, of each such person and of any holder of record of the unitholder’s units, (b) the class and number of common units of Holdings LLC which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s units, as of the date of such unitholder’s notice, and a representation that such unitholder will notify Holdings LLC in writing of the class and number of such units held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such unitholder will notify Holdings LLC in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such unitholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from unit price changes for, or increase or decrease the voting power of each such person with respect to common units of Holdings LLC, and a representation that such unitholder will notify Holdings

Subject	MIC Corp.	Holdings LLC
	representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such shareholder is a holder of record or beneficial owner of shares of common stock of MIC Corp. entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.	LLC in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such unitholder is a holder of record or beneficial owner of common units of Holdings LLC entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.
Shareholder Proposals
The bylaws provide that a shareholder must give timely notice in writing to the secretary of MIC Corp. of a proposal of business to be considered before any annual meeting of shareholders. Such proposal may be made by a shareholder only if such shareholder is a shareholder of record at the time of delivery of a director nomination or the date of the giving of notice and at the record date for the determination of shareholders entitled to vote at such annual meeting.
To be timely, a shareholder’s notice must be delivered to the secretary of MIC Corp. at its principal executive offices not less than 120 days and not earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting.

The LLC Agreement provides that a unitholder must give timely notice in writing to the secretary of Holdings LLC of a proposal of business to be considered before any annual meeting of unitholders. Such proposal may be made by a unitholder only if such unitholder is a unitholder of record at the time of delivery of a director nomination or the date of the giving of notice and at the record date for the determination of unitholders entitled to vote at such annual meeting.
To be timely, a unitholder’s notice must be delivered to the secretary of Holdings LLC at its principal executive offices not less than 120 days and not earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting.

	Notice as to any business other than director nominations must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) as to such shareholder giving notice and each shareholder associated person,	Notice as to any business other than director nominations must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) as to such unitholder giving notice and each unitholder associated person,

Subject	MIC Corp.	Holdings LLC
	(a) the name and address, as they appear on MIC Corp.’s books, of each such person and of any holder of record of the shareholder’s shares, (b) the class and number of shares of MIC Corp. which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s shares, as of the date of such shareholder’s notice, and a representation that such shareholder will notify MIC Corp. in writing of the class and number of such shares held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such shareholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of each such person with respect to shares of stock of MIC Corp., and a representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such shareholder is a holder of record or	(a) the name and address, as they appear on Holdings LLC’s books, of each such person and of any holder of record of the unitholder’s units, (b) the class and number of Holdings LLC units which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s units, as of the date of such unitholder’s notice, and a representation that such unitholder will notify Holdings LLC in writing of the class and number of such units held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such unitholder will notify Holdings LLC in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such unitholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from unit price changes for, or increase or decrease the voting power of each such person with respect to units of Holdings LLC, and a representation that such unitholder will notify Holdings LLC. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such unitholder is a holder of record or beneficial owner of units of Holdings LLC entitled to vote at the annual

Subject	MIC Corp.	Holdings LLC
	beneficial owner of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.	meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.
Special Meetings of Shareholders	The bylaws provide that special meetings of the shareholders will be held on such date and at such time and place (if any) as designated by the board of directors and stated in the notice of the meeting. Special meetings of the shareholders may be called at any time only by the secretary, either at the direction of the board of directors pursuant to a resolution adopted by the board of directors or by the chairman of the board of directors.	The LLC Agreement provides that special meetings of the unitholders may be held on such date and at such time and place (if any) as designated by the board of directors of Holdings LLC and stated in the notice of the meeting. Special meetings of the unitholders may be called at any time only by the secretary, either at the direction of the board of directors pursuant to a resolution adopted by the board of directors or by the chairman of the board of directors of Holdings LLC.
Notice of Meetings of Shareholders	The bylaws provide that written notice will be given to each shareholder of record not less than 20 nor more than 60 days prior to the date of the meeting, stating the date, time, place, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of special meetings, the purpose(s) for which the meeting is called.	The LLC Agreement provides that written notice will be given to each unitholder of record not less than 20 nor more than 60 days prior to the date of the meeting, stating the date, time, place, the means of remote communication, if any, by which unitholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the unitholders entitled to vote at the meeting, if such date is different from the record date for determining unitholders entitled to notice of the meeting, and, in the case of special meetings, the purpose(s) for which the meeting is called.
Proxies	The bylaws provide that a shareholder entitled to vote may vote in person or by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.	The LLC Agreement provides that a unitholder entitled to vote may vote in person or by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Subject	MIC Corp.	Holdings LLC
Shareholder Action by Written Consent	The certificate of incorporation and bylaws provide that, except for actions taken by written consent by the holders of any series of preferred stock, holders of special stock consenting separately as a class or as otherwise expressly provided by the terms of any class of stock permitting the holders of such series to act by written consent, the shareholders will take any action required or permitted only at a meeting of shareholders duly called and noticed, and no action will be taken by the shareholders by written consent.	The LLC Agreement provides that, except for actions taken by written consent by the holders of any series of preferred units, holders of special units consenting separately as a class or as otherwise expressly provided by the terms of any class of units permitting the holders of such series to act by written consent, the unitholders will take any action required or permitted only at a meeting of unitholders duly called and noticed, and no action will be taken by the unitholders by written consent.
Liquidation Rights	The certificate of incorporation provides that in the event of any liquidation, dissolution or winding up of the affairs of MIC Corp., whether voluntary or involuntary, subject to the rights of holders of any series of preferred stock, holders of common stock will be entitled to share equally, on a per share basis, in all assets of MIC Corp. of whatever kind available for distribution to the holders of common stock. Holders of special stock will not be entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of MIC Corp., whether voluntary or involuntary.	The LLC Agreement provides that the order of distribution following the dissolution of Holdings LLC will proceed as follows: (i) first, to the satisfaction of all of Holdings LLC’s debts and other liabilities (whether by payment thereof or the making of reasonable provision for the payment thereof); (ii) second, to unitholders and former unitholders in satisfaction for liabilities for prior distributions; and (iii) third, to unitholders in accordance with their capital accounts, including all contributions, distributions and allocations, or percentage interest, based upon the time of dissolution. Unitholders may only look solely to the property of Holdings LLC for the return of their capital contribution and have no right or power to demand or receive property other than cash from Holdings LLC. Holders of special units will not be entitled to share in any distribution of assets in the event of the dissolution and winding up of the affairs of Holdings LLC, whether voluntary or involuntary.
Limitation of Personal Liability of Directors	The certificate of incorporation provides that a director is not personally liable to MIC Corp. or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.	The LLC Agreement provides that a director is not personally liable to Holdings LLC or its unitholders for monetary damages for breach of fiduciary duty as a director, except that a director will be liable to the same extent as if such director were a director of a Delaware corporation pursuant to the DGCL for liabilities (i) for breach of the director’s duty of loyalty to Holdings LLC or its unitholders, (ii) for acts or omissions not in good faith or a knowing violation of applicable law or

Subject	MIC Corp.	Holdings LLC
(iii) for any transaction for which the director derived an improper benefit.
Indemnification and Advancement
The certificate of incorporation and bylaws provide that MIC Corp. will indemnify, to the fullest extent permitted by the DGCL, (i) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that such person is or was a director, officer, employee or agent of MIC Corp., or is or was a director or officer of MIC Corp. serving at the request of MIC Corp. as a director, officer, employee or agent of another enterprise or (ii) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of MIC Corp. to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of MIC Corp., or is or was a director or officer of MIC Corp. serving at the request of MIC Corp. as a director, officer, employee or agent of another enterprise. With respect to an action by or in the right of MIC Corp., MIC Corp. will not indemnify a director, officer, employee or agent if he or she is found liable to MIC Corp. unless the Court of Chancery of the State of Delaware or the court in which such action was brought determines otherwise.
MIC Corp. will not indemnify an officer, director, employee or agent when the proceeding relates to: (i) payments actually made to or on behalf of such person under a statute, insurance policy, indemnity provision, or vote; (ii) an accounting or disgorgement under the Exchange Act or similarly applicable law; (iii) reimbursement of MIC Corp. for a bonus, compensation, or other profits realized from the sale of MIC Corp.’s securities under the Exchange Act; (iv) initiation of an action including those against MIC Corp. or its directors, unless authorized by the board of directors, provided for in MIC Corp.’s sole discretion, or otherwise required under the bylaws for actions seeking

The LLC Agreement provides that Holdings LLC will indemnify, to the fullest extent permitted by the DGCL as if Holdings LLC was a Delaware corporation, (i) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that such person is or was a director, officer, employee or agent of Holdings LLC, or is or was a director or officer of Holdings LLC serving at the request of Holdings LLC as a director, officer, employee or agent of another enterprise or (ii) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of Holdings LLC to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Holdings LLC, or is or was a director or officer of Holdings LLC serving at the request of Holdings LLC as a director, officer, employee or agent of another enterprise. With respect to an action by or in the right of Holdings LLC, Holdings LLC will not indemnify a director, officer, employee or agent if he or she is found liable to Holdings LLC unless the Court of Chancery of the State of Delaware or the court in which such action was brought determines otherwise.
Holdings LLC will not indemnify an officer, director, employee or agent when the proceeding relates to: (i) payments actually made to or on behalf of such person under a statute, insurance policy, indemnity provision, or vote; (ii) an accounting or disgorgement under the Exchange Act or similarly applicable law; (iii) reimbursement of Holdings LLC for a bonus, compensation, or other profits realized from the sale of Holdings LLC’s securities under the Exchange Act; (iv) initiation of an action including those against Holdings LLC or its directors, unless authorized by the board of directors, provided for in

Subject	MIC Corp.	Holdings LLC
	enforcement of indemnification and advancement rights or applicable law; or (v) prohibition of payment under applicable law.	Holdings LLC’s sole discretion, or otherwise required under the LLC Agreement for actions seeking enforcement of indemnification and advancement rights or applicable law; or (v) prohibition of payment under applicable law.
	The bylaws also provide that expenses incurred by officers and directors in defending proceedings will be paid by MIC Corp. in advance of final disposition of such proceedings upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified.	The LLC Agreement provides that expenses incurred by officers and directors in defending proceedings will be paid by MIC Corp. in advance of final disposition of such proceedings upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified.
Amendments to Governing Documents
The certificate of incorporation provide that the board of directors may amend the terms of the bylaws by resolution adopted by the affirmative vote of a majority of the total number of directors in office, except that certain specified sections may not be amended without the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting of shareholders. The certificate of incorporation provides that the consent of the holders of special stock will be required for MIC Corp. to (i) authorize or issue shares of special stock; (ii) amend the certificate of incorporation or bylaws in a manner that would adversely affect the rights of holders of special stock; or (iii) issue shares of preferred stock.
The DGCL provides that the certificate of incorporation of a corporation may be amended by an affirmative vote of a majority of the directors and the affirmative vote of a majority of the outstanding stock entitled to vote thereon, unless the certificate of incorporation requires the vote of a greater number or proportion. The certificate of incorporation provides that the prior affirmative vote or written consent of the holders of a majority of the outstanding shares of special stock, voting or consenting separately as a class, will be required for MIC Corp. to amend any provision of the certificate of incorporation or the bylaws in a manner

The LLC Agreement provides that the board of directors of Holdings LLC may amend the terms of the LLC Agreement by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, except that certain specified sections may not be amended without the affirmative vote of a majority of the units present in person or represented by proxy at a meeting of Holdings LLC unitholders. The consent of the holders of special units will be required for
Holdings LLC to (i) authorize or issue special units; (ii) amend the LLC Agreement in a manner that would adversely affect the rights of holders of special units; or (iii) issue preferred units.
The LLC Agreement provides that the prior affirmative vote or written consent of the holders of a majority of the outstanding special units, voting or consenting separately as a class, will be required for Holdings LLC to amend any provision of the LLC Agreement in a manner that would adversely affect the rights of the holders of special units as a class.

Subject	MIC Corp.	Holdings LLC
that would adversely affect the rights of the holders of special stock as a class.
Exclusive Forum	The bylaws provide that, unless MIC Corp. consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MIC Corp.; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of MIC Corp. to MIC Corp. or its shareholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine.	The LLC Agreement provides that, unless Holdings LLC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Holdings LLC; (ii) any action asserting a claim of breach of a fiduciary duty owed by any unitholder, director, officer or other employee of Holdings LLC to Holdings LLC or its unitholders; (iii) any action asserting a claim arising pursuant to any provision of the DLLCA or the LLC Agreement; (iv) any action to interpret, apply, enforce or determine the validity of the LLC Agreement or (v) any action asserting a claim governed by the internal affairs doctrine.
Merger, Sale, or other Disposition of Assets	The certificate of incorporation provides that MIC Corp. will not merge or consolidate with any other entity or sell, lease or exchange all or substantially all of its property and assets, unless a majority of the board of directors and a majority of the shareholders holding the voting power of the issued and outstanding shares of MIC Corp. common stock entitled to vote thereon approve the transaction.	The LLC Agreement provides that Holdings LLC will not merge or consolidate with any other entity or sell, lease or exchange all or substantially all of its property and assets, unless a majority of the board of directors and a majority of the unitholders holding the voting power of the issued and outstanding common units of Holdings LLC entitled to vote thereon approve the transaction.
Interested Person Business Combinations
Section 203 of the DGCL prevents MIC Corp., from engaging in a “business combination” with a shareholders who owns 15% or more of MIC Corp.’s outstanding voting stock (otherwise known as an “interested shareholders”) or an affiliate or associate of an interested shareholders, for three (3) years following the time that the shareholders became an interested shareholders.
A “business combination” includes a merger or sale of more than 10% of MIC Corp.’s assets. However, the above provisions of Section 203 do not apply if:
•
MIC Corp.’s board of directors approves the transaction that made

Pursuant to the provisions of the LLC Agreement, Holdings LLC is prohibited from engaging in a “business combination” with an “interested unitholder” for a period of three years following the date the person becomes an interested unitholder, unless:
•
the board of directors approves the business combination or the transaction in which the person became an interested unitholder prior to the date the person attained this status;

•
upon consummation of the transaction that resulted in the person becoming an interested unitholder, the person owned at least 85% of voting units

Subject	MIC Corp.	Holdings LLC

the shareholders an “interested shareholders, prior to the time of the transaction;”
•
after the completion of the transaction that resulted in the shareholders becoming an interested shareholders, that shareholders owned at least 85% of MIC Corp.’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the time of the transaction, the initial business combination is approved by MIC Corp.’s board of directors and authorized at a meeting of MIC Corp.’s shareholders, and not by written consent, by an affirmative vote of at least two-thirds (2/3) of the outstanding voting stock not owned by the interested shareholders.

Separately, the certificate of incorporation provides affirmative vote of the holders of record of outstanding shares of stock representing at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock of MIC Corp. (excluding shares of stock held by the interested shareholders or any affiliate or associate of an interested shareholders) shall be required to approve any business combination (as defined in the certificate of incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise.

outstanding at the time the transaction commenced, excluding units owned by persons who are directors and also officers and issued under employee unit plans under which employee participants do not have the right to determine confidentially whether units held subject to the plan will be tendered in a tender or exchange offer; or
•
on or subsequent to the date the person became an interested unitholder, the board of directors approved the business combination and the unitholders other than the interested unitholder authorized the transaction at an annual or special meeting of unitholders by the affirmative vote of at least 66 2/3% of the outstanding units not owned by the interested unitholder.

In general, an “interested unitholder” is defined as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested unitholder status did own, 15% or more of an entity’s voting interests.
Pursuant to the LLC Agreement, a “business combination” includes:
•
any merger or consolidation involving Holdings LLC and the interested unitholder;

•
any sale, transfer, pledge or other disposition involving the interested unitholder of 10% or more of Holdings LLC’s assets;

•
in general, any transaction that results in the issuance or transfer by Holdings LLC of any of Holdings LLC’s units to the interested unitholder;

•
any transaction involving Holdings LLC that has the effect of increasing the proportionate share of Holdings LLC’s units owned by the interested unitholders; and

•
the receipt by the interested

Subject	MIC Corp.	Holdings LLC

unitholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.
Separately, the LLC Agreement provides that Holdings LLC will not merge or consolidate with any other entity or sell, lease or exchange its property and assets, unless at least 66 2/3% of the then outstanding common units of Holdings LLC (excluding units held by any “interested unitholder” (as defined in the LLC Agreement) or any of its affiliate or associate) approves of the “business combination” (as defined in the LLC Agreement). Such affirmative vote is required notwithstanding any law or agreement with any securities exchange or otherwise.

For a discussion of the differences in taxation between MIC Corp. and Holdings LLC, we strongly urge you to review carefully the discussion under “Material U.S. Federal Income Tax Considerations” beginning on page 70 of this proxy statement/prospectus and to seek advice based on your particular circumstances from an independent tax advisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of common stock by each person who is known to MIC Corp. to be the beneficial owner of more than five percent of the outstanding shares of common stock at February 12, 2021, and each of MIC Corp.’s directors and executive officers and MIC Corp.’s directors and executive officers as a group as of February 12, 2021, based on 87,396,276 shares of common stock issued and outstanding. All holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock. The voting rights attached to common stock held by MIC Corp. directors, executive officers or major shareholders do not differ from those that attach to shares of common stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares of common stock for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares of common stock, whether or not the shares of common stock are held for the individual’s benefit.
	Amount and Nature of Beneficial Ownership (Number of Shares of Common Stock)
Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Shares Outstanding
5% Beneficial Owners
Eminence Capital, LP(1)	8,601,248	9.8%
The Vanguard Group(2)	6,323,649	7.2%
Dimensional Fund Advisors LP(3)	4,783,404	5.5%
Macquarie Infrastructure Management (USA) Inc.(4)	13,988,581	16.0%
Directors(5)
Martin Stanley(6)	14,020,581	16.0%
Amanda Brock	5,773	*
Norman H. Brown, Jr.	50,786	*
Maria Jelescu-Dreyfus	5,773	*
Ron Kirk	11,289	*
H.E. (Jack) Lentz	35,529	*
Ouma Sananikone	21,163	*
Executive Officers(5)
Christopher Frost(7)	46,790	*
Nick O’Neil(8)	8,700	*
Jay Davis	10,331	*
Michael Kernan	1,000	*
All Directors and Executive Officers as a Group	14,217,715	16.3%

*
Less than 1%.

(1)
Based on a report on Schedule 13G filed on February 16, 2021, Eminence Capital, LP and Ricky C. Sandler have shared voting and dispositive power with respect to 8,601,248 shares. The address of Eminence Capital, LP and Mr. Sandler is 399 Park Ave., New York, New York 10022.

(2)
Based on a report on Schedule 13G filed on February 10, 2021, The Vanguard Group has shared voting power with respect to 50,519 shares, shared dispositive power with respect to 111,991 shares, and sole dispositive power with respect to 6,211,658 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on a report on Schedule 13G filed on February 12, 2021, Dimensional Fund Advisors LP has sole voting power with respect to 4,679,611 shares and sole dispositive power with respect to 4,783,404 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)
Based on a report on Schedule 13D/A filed on November 1, 2019, as updated by Form 4 filed on January 29, 2021, Macquarie Infrastructure Management (USA) Inc. has shared dispositive and sole voting power with respect to 13,988,581 shares with Macquarie Group Limited. The address of the manager is 125 West 55th Street, New York, New York 10019.

(5)
The address of each director and executive officer is c/o Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019.

(6)
Includes 13,988,581 shares held by the manager as to which Mr. Stanley disclaims beneficial ownership. Mr. Stanley serves as Chairman on Macquarie’s Macquarie Infrastructure and Real Assets division, of which the manager constitutes a part.

(7)
Mr. Frost also serves as a director of MIC Corp. and held 46,790 shares through Macquarie Prism Pty Ltd. (Trust).

(8)
Mr. O’Neil holds the shares through The O’Neil Investment Trust (the “Trust”). Mr. O’Neil is a beneficiary of the Trust and is a director and shareholder of the trustee of the Trust. Mr. O’Neil disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary description of the material anticipated U.S. federal income tax consequences of the merger and the Hawaii distribution generally applicable to the holders of shares of MIC Corp. common stock and to MIC Corp., and of the ownership and disposition of common units of Holdings LLC, is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently available and in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that shares of MIC Corp.’s common stock are held as capital assets for U.S. federal income tax purposes, and that common units of Holdings LLC will be held as capital assets for U.S. federal income tax purposes following the consummation of the merger and the Hawaii distribution. This summary is not intended to be a complete description of all the U.S. federal income tax consequences of the merger, the Hawaii distribution and the ownership and disposition of common units of Holdings LLC. No information is provided with respect to the tax consequences of the merger, the Hawaii distribution or the ownership and disposition of common units of Holdings LLC under any other tax laws, including applicable state, local and foreign tax laws and estate tax laws.
In addition, the following discussion may not be applicable with respect to specific categories of holders of shares of common stock of MIC Corp. or holders of common units of Holdings LLC, including but not limited to corporations; partnerships, S corporations or persons holding their MIC Corp. common stock (or that will hold their common units of Holdings LLC) through partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes; estates; trusts; dealers in securities or foreign currencies; traders in securities who elect to apply a mark-to-market method of accounting; banks or other financial institutions; insurance companies; real estate investment trusts, tax-exempt organizations; persons who are not United States citizens or resident aliens or domestic entities; certain U.S. expatriates; persons whose functional currency is not the U.S. dollar; persons who are subject to alternative minimum tax; persons who do not hold their shares of common stock of MIC Corp. or common units of Holdings LLC as capital assets; holders of options granted by MIC Corp. (or by Holdings LLC) or persons who acquired MIC Corp. common stock (or common units of Holdings LLC) as compensation; persons subject to special tax accounting rules as a result of any item of gross income with respect to their MIC Corp. common stock (or common units of Holdings LLC) being taken into account in an applicable financial statement; or persons who hold their shares (or common units of Holdings LLC) as part of a straddle, conversion or hedging transaction, synthetic security or other integrated investment or risk reduction transaction.
The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds MIC Corp. common stock (or that will hold common units of Holdings LLC) generally depends on both the status of the partner and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold MIC Corp. common stock or that will hold common units of Holdings LLC and such partnerships should consult their tax advisors.
No ruling has been or will be requested from the IRS with respect to the tax effects of the merger. The U.S. federal income tax laws are complex, and the individual circumstances of a holder of shares of common stock of MIC Corp. (or common units of Holdings LLC) may affect the tax consequences to such holder.
As used below, a “U.S. holder” is a beneficial holder of shares of MIC Corp. common stock or common units of Holdings LLC, as applicable, and who is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, which either (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of shares of MIC Corp. common stock or common units of Holdings LLC, as applicable, that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.
The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. We urge you to consult your own tax advisors as to the specific consequences to you of the merger, the reorganization Hawaii distribution and the ownership and disposition of common units of Holdings LLC, including the applicability and effect of U.S. federal, state, local and foreign income and any other tax laws to your particular circumstances.
U.S. Federal Income Tax Consequences of the Merger and the Hawaii distribution
General
The following is a description of the material anticipated U.S. federal income tax consequences of the merger and the Hawaii distribution. No assurance can be given that the IRS will not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been or will be sought from the IRS with respect to the U.S. federal income tax consequences of the merger or the Hawaii distribution or regarding any matter discussed in this proxy statement/prospectus. Accordingly, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you of the merger and the Hawaii distribution, as well as the effects of state, local and non-U.S. tax laws.
U.S. Federal Income Tax Consequences of the Merger to MIC Corp. and Holders of MIC Corp. Common Stock
Although the merger is, for state law purposes, a merger of MIC Merger Sub, Inc. with and into MIC Corp., the merger is expected to be treated for U.S. federal income tax purposes as a tax-deferred contribution of MIC Corp. common stock by the holders of MIC Corp. to Holdings LLC in exchange for common units of Holdings LLC pursuant to Section 721 of the Code (“Tax-Deferred Transaction”). Accordingly, assuming that the merger is treated as a Tax-Deferred Transaction, in general, (i) except as described below with respect to the distribution of assets by MIC Corp., you will not recognize any taxable gain or loss with respect to the exchange of MIC Corp. common stock for common units of Holdings LLC in the merger; (ii) your initial aggregate U.S. federal income tax basis and holding period in the common units that you receive will reflect your tax basis and holding period in your shares of MIC Corp. common stock surrendered in exchange therefor; and (iii) no taxable gain or loss will be recognized by MIC Corp. as a result of the merger.
Notwithstanding the expected tax-deferred treatment of the merger, the distribution of the limited liability company interests of MIC Hawaii by MIC Corp. to Holdings LLC pursuant to the Hawaii distribution is expected to be treated as a taxable distribution in an amount equal to the fair market value of the limited liability company interests in MIC Hawaii distributed. See “— U.S. Federal Income Tax Consequences of the Hawaii Distribution” below for a discussion of certain tax consequences relevant to you with respect to the distribution of the limited liability company interests of MIC Hawaii pursuant to the Hawaii distribution.
The income tax consequences summarized below are based on the assumption that the merger will qualify as a Tax-Deferred Transaction.
U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Transaction
If, contrary to the above, the merger fails to qualify as a Tax-Deferred Transaction, then, in general, you would recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the common units of Holdings LLC you receive in the merger, and (ii) your adjusted U.S. federal income tax basis in your shares of MIC Corp. common stock exchanged therefor. However, neither MIC Corp. nor Holdings LLC would be expected to recognize taxable gain or loss as a result of the merger.

If there were a distribution of cash from Holdings LLC to holders of common units within two years of the merger, certain holders could be treated for U.S. federal income tax purposes as having sold at the time of the merger to Holdings LLC some or all of the MIC Corp. common stock contributed to Holdings LLC in the merger in exchange for the cash distributed (a “disguised sale”). In such case, holders that received their Holdings LLC common units in the merger generally would have taxable gain or loss in an amount equal to the cash the holder receives in the distribution less such holder’s U.S. federal income tax basis in the shares of MIC Corp. common stock it is treated as having sold. You should consult your own tax advisors regarding the possibility of disguised sale treatment and the specific tax consequences to you.
U.S. Federal Income Tax Consequences of the Hawaii Distribution
In connection with the reorganization, MIC Ohana Corporation will distribute the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will distribute the limited liability company interests in MIC Hawaii to Holdings LLC, as described above under “The Merger Proposal — Hawaii Distribution.” The MIC Corp. consolidated group generally will recognize taxable gain, but not loss, on the Hawaii distribution to the extent the fair market value of the limited liability company interests in MIC Hawaii distributed exceeds MIC Ohana Corporation’s adjusted tax basis in the limited liability interests in MIC Hawaii.
For U.S. federal income tax purposes, the Hawaii distribution will be treated as a taxable distribution equal to the fair market value of the assets distributed, and will be taxable as a dividend to Holdings LLC to the extent paid out of MIC Corp.’s current or accumulated earnings and profits. As a holder of Holdings LLC units, you will be allocated any such taxable dividend income pro rata in accordance with your interest in Holdings LLC. If you are a U.S. holder, such dividend income generally will be includable in your gross income as ordinary income, and generally will be subject to reduced rates of taxation if you are a non-corporate U.S. holder. If you are a non-U.S. holder, you will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate provided by an applicable tax treaty) on the amount of any such dividend income allocated to you. Please see “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC — Qualified Dividends and Certain Capital Gains” and “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC — Non-U.S. Holders” below.
If the value of the limited liability company interests in MIC Hawaii at the time of the Hawaii distribution exceeds MIC Corp.’s current or accumulated earnings and profits, it is possible that Holdings LLC will have taxable gain allocable to you as a holder of common units of Holdings LLC. The amount and allocation of such taxable gain will be determined separately for each holder by treating that holder’s pro rata portion of the amount of such excess as (i) a nontaxable return of capital, up to that holder’s tax basis in the common units of Holdings LLC held by such holder, and then (ii) taxable capital gain allocable to that holder up to the amount of any remainder (so the gain will be allocated to you as a holder of common units of Holdings LLC to reflect your relative tax basis in the MIC Corp. stock surrendered, rather than pro rata). You may not receive a cash distribution from Holdings LLC to cover your tax liability associated with the reorganization.
Holdings LLC intends to make available to holders of common units information needed for such holders to calculate any taxable capital gain allocable to them as a result of the Hawaii distribution by providing this information on MIC Corp.’s website at www.macquarie.com/mic.
The Hawaii distribution is not expected to give rise to “unrelated business taxable income” if you are a tax-exempt holder and your interest in Holdings LLC is not subject to “acquisition indebtedness”, but no assurance can be given in this regard.
You are urged to consult your own tax advisors regarding the specific tax consequences to you of the merger and the reorganization.
U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC
Classification of Holdings LLC
Holdings LLC is expected to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. An organization that is classified as a partnership for U.S. federal income tax purposes generally is not subject to U.S. federal income tax itself. Assuming that Holdings LLC is treated as a partnership for U.S. federal income tax purposes, Holdings LLC generally will not be subject to U.S. federal income tax, and each holder of common units of Holdings LLC that is subject to U.S. tax will be required to include in computing its U.S. federal income tax liability its allocable share of the items of income, gain, loss, and deduction of Holdings LLC, regardless of whether and to what extent distributions are made by Holdings LLC to such holder. However, certain provisions of the Code may impose liability for adjustments to a partnership’s tax returns on the partnership itself in certain circumstances absent an election to the contrary. See “— Tax Audits” below.
While Holdings LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in Holdings LLC’s circumstances, no assurance can be given by Holdings LLC that it will so qualify for any particular year. Holdings LLC’s taxation as a partnership will depend on its ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below). No assurance can be given that the actual results of Holdings LLC’s operations for any taxable year will satisfy the qualifying income exception.
If, for any reason (including Holdings LLC’s failure to meet the qualifying income exception), Holdings LLC were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Holdings LLC would be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates. However, in such case, Holdings LLC would likely be considered a parent of the consolidated tax group that includes MIC Corp. and its subsidiaries. Distributions made to you would be treated as either taxable dividend income, which for individual holders may be eligible for reduced rates of taxation, to the extent of Holdings LLC’s current or accumulated earnings and profits, or, in the absence of earnings and profits, as a nontaxable return of capital, to the extent of your tax basis in the common units, or as taxable capital gain, after your basis is reduced to zero.
Under the U.S. federal income tax rules, unless certain exceptions apply, a publicly traded partnership generally is treated as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. However, an exception(the “qualifying income exception”) applies if 90% or more of the gross income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership would not be included in the definition of regulated investment company set forth in Section 851(a) of the Code if it were a domestic corporation, in which case the publicly traded partnership is treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. Qualifying income generally includes real property rents, dividends, interest and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the conduct of a trade or business or is based, directly or indirectly, on the income or profit of any person.
Following the consummation of the merger, Holdings LLC is expected to be treated as a publicly traded partnership. However, it is expected that Holdings LLC will satisfy the qualifying income exception and, accordingly, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes. There can be no assurance, however, that the IRS will not challenge Holdings LLC’s compliance with the qualifying income exception requirements and assert that Holdings LLC is taxable as a corporation for U.S. federal income tax purposes. The income tax consequences summarized below are based on the assumption that Holdings LLC will satisfy the qualifying income exception and will be treated as a partnership for U.S. federal income tax purposes.
If Holdings LLC fails to meet the qualifying income exception, other than a failure that is determined by the IRS to be inadvertent and cured within a reasonable time after discovery (in which case the IRS may require Holdings LLC to make adjustments with respect to holders of common units or pay other amounts), Holdings LLC will be treated as if, on the first day of the year in which it fails to meet the qualifying income exception, it had transferred all of its assets, subject to liabilities, to a newly formed corporation in return for stock in that corporation, and then distributed that stock to the holders of common units in liquidation of their interests in Holdings LLC. This deemed contribution and liquidation generally would be tax-deferred to holders of common units and Holdings LLC so long as Holdings LLC, at that time, does not have liabilities in excess of the tax basis of its assets. Thereafter, Holdings LLC would be treated as a corporation for U.S. federal income tax purposes.
Taxation of Holders of Common Units on Holdings LLC’s Profits and Losses
In computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of items of Holdings LLC’s income, gain, loss, deduction and credit for the taxable year of Holdings LLC ending within or with your taxable year, regardless of whether and to what extent you have received any distributions from Holdings LLC. It is possible that your U.S. federal income tax liability with respect to your allocable share of the earnings of Holdings LLC in a particular taxable year could exceed the amount of cash distributions made to you by Holdings LLC, if any. The characterization of an item of Holdings LLC’s income, gain, loss, deduction or credit generally will be determined at Holdings LLC level (rather than at the holder level).
Treatment of Distributions
For U.S. federal income tax purposes, distributions by Holdings LLC generally will not be taxable to you to the extent of your adjusted U.S. federal income tax basis in your common units. Instead, such distributions will reduce, but not below zero, your adjusted U.S. federal income tax basis in your common units immediately before the distribution. If such distributions exceed your adjusted U.S. federal income tax basis in your common units, the excess will be taxable to you as gain from a sale or exchange of common units (as described below under “— Sale or Other Taxable Disposition of Common Units”). It is possible that partial redemptions of common units made during a taxable year could result in taxable gain to you, where no gain would otherwise have resulted if the same partial redemption were made at the end of such taxable year. A reduction in your allocable share of the liabilities of Holdings LLC, and certain distributions of marketable securities by Holdings LLC, will be treated as cash distributions to you for U.S. federal income tax purposes.
Adjusted U.S. Federal Income Tax Basis of Common Units
Your initial U.S. federal income tax basis in the common units received in the merger generally will be equal to your aggregate adjusted U.S. federal tax basis in your shares of MIC Corp. common stock that are exchanged in the merger and generally will be increased by your allocable share of items of income and gain of Holdings LLC (including income or gain from the Hawaii distribution). Although you may have different U.S. federal income tax bases in your MIC Corp. stock because you acquired such stock at different prices, you will have a single U.S. federal income tax basis in your common units. Your adjusted U.S. federal income tax basis in the common units generally will be (i) increased by items of your allocable share of the taxable income and gain of Holdings LLC, and (ii) decreased by your allocable share of items of loss and deduction of Holdings LLC, the amount of any cash distributed to you by Holdings LLC and the amount of Holdings LLC’s adjusted U.S. federal income tax basis in any property (other than cash) distributed to you by Holdings LLC (subject to certain adjustments). In addition, your adjusted U.S. federal income tax basis in your common units will include your allocable share of Holdings LLC’s liabilities, if any, and a reduction of your allocable share of such liabilities will be treated as a cash distribution to you.
As described above under “U.S. Federal Income Tax Consequences of the Hawaii Distribution,” Holdings LLC intends to make available to holders of common units information needed for such holders to calculate any taxable capital gain allocable to them as a result of the Distribution by providing this information on MIC Corp.’s website at www.macquarie.com/mic.
Limitation on Deductibility of Holdings LLC’s Losses
For U.S. federal income tax purposes, you generally will be allowed to deduct your allocable share of losses (if any) of Holdings LLC only to the extent of your adjusted U.S. federal income tax basis in your common units as of the end of the taxable year in which the losses occur (the “basis limitation”) and, if you are an individual holder or corporate holder that is subject to the “at risk” rules, to the extent of the amount for which you are considered to be “at risk” with respect to Holdings LLC’s activities, if that is less than your tax basis (the “at risk limitation”). To the extent your allocable share of Holdings LLC’s losses is not allowed because you had insufficient adjusted U.S. federal income tax basis in your common units, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted U.S. federal income tax basis in your common units in subsequent taxable years.
The amount for which you are “at risk” with respect to your common units generally is equal to your adjusted U.S. federal income tax basis of your common units, less any amounts borrowed (i) in connection with your acquisition of such common units for which you are not personally liable and for which you have pledged no property other than your common units; (ii) other than amounts borrowed from persons who have a proprietary interest in Holdings LLC and from certain persons related to such persons; and (iii) for which you are protected against loss through nonrecourse financing, guarantees or similar arrangements. Your at-risk amount will increase or decrease as the tax basis of your common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in your share of any nonrecourse liabilities of Holdings LLC.
To the extent that your allocable share of Holdings LLC’s losses is not allowed because you have an insufficient amount at risk in Holdings LLC, such disallowed losses may be carried over by you to subsequent taxable years and will be allowed if and to the extent of your at risk amount in subsequent years. A holder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause its at-risk amount to be less than zero at the end of any taxable year. Upon the taxable disposition of a common unit, any gain you recognize can be offset by losses allocated to you that were previously suspended by the at-risk limitation rules, but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.
In addition to the basis limitation and at risk limitation on the deductibility of losses, the “passive loss limitations” generally provide that individuals and certain closely held corporations and personal service corporations may deduct losses from passive activities (generally trade or business activities in which the taxpayer does not materially participate) only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses generated by Holdings LLC that are allocated to you will only be available to offset passive income of Holdings LLC generated in the future and will not be available to offset income from other passive activities or investments, including your investments in other publicly traded partnerships, or your salary, active business or other income. Passive losses allocated to you that are not deductible because they exceed your share of income generated by Holdings LLC may be deducted in full when you dispose of your entire investment in Holdings LLC in a fully taxable transaction with an unrelated party. A holder’s share of Holdings LLC’s net income may be offset by any of Holdings LLC’s suspended passive losses allocated to you, but may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships. The passive loss limitations are applied after other applicable limitations on deductions, including the at risk limitation and the basis limitation.
It is not expected that Holdings LLC will generate any material income or losses from “passive activities” for purposes of Section 469 of the Code. Accordingly, you generally are not expected to be able to offset income allocated to you by Holdings LLC by your passive activity losses from other activities, and you generally are not expected to be able to use losses allocated to you by Holdings LLC to offset your passive activity income.
In addition, for taxable years beginning on or after January 1, 2018 and before January 1, 2026, holders that are not treated as corporations for U.S. federal income tax purposes may be subject to limitations on “excess business losses” under Section 461 of the Code. Furthermore, other provisions of the Code may limit or disallow any deduction for losses by you or deductions associated with certain assets of Holdings LLC in certain cases. You should consult your own tax advisors regarding the possible application of the limitations on the deductibility of losses under applicable sections of the Code.
Limitation on Deductibility of Capital Losses
If you are an individual, any capital losses generated by Holdings LLC that are allocated to you (or that you incur upon a disposition of common units) generally will be deductible for U.S. federal income tax purposes only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by Holdings LLC that are allocated to you (or that you incur upon a disposition of common units) generally will be deductible for U.S. federal income tax purposes to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your own tax advisors regarding the deductibility of capital losses.
Limitation on Deduction of Certain Other Expenses
In general, for taxable years beginning before 2026, for U.S. federal income tax purposes, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” are not deductible by a U.S. holder of common units of Holdings LLC that is an individual, estate or trust. For taxable years beginning in 2026 or later, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” generally are deductible by a U.S. holder that is an individual, trust or estate only to the extent that such U.S. holder’s allocable shares of those expenses, along with the U.S. holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of the U.S. holder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code. You are urged to consult your own tax advisors regarding your ability to deduct expenses incurred by Holdings LLC.
Organizational expenses of Holdings LLC are not currently deductible, but may be amortized ratably over a period of 15 years. Syndication expenses of Holdings LLC (generally expenditures made in connection with the marketing and issuance of common units) must be capitalized and are neither deductible nor amortizable.
Qualified Dividends and Certain Capital Gains
Dividends and capital gains earned by Holdings LLC generally is expected to be qualifying income for purposes of the qualifying income exception. For U.S. federal income tax purposes, certain long-term capital gains received by non-corporate U.S. holders may be subject to reduced rates of taxation. Subject to the discussion above under “— Sale or Other Taxable Disposition of Common Units,” the reduced rates applicable to capital gains generally will also apply to capital gains recognized by U.S. holders of common units who sell the common units that they have held for more than one year. In addition, with respect to U.S. holders who are individuals, certain dividends paid by a corporation to Holdings LLC that are allocated to such U.S. holders may be subject to reduced rates of taxation (“qualified dividend income”). Dividend income received by Holdings LLC from MIC Corp. that is allocated to a non-corporate U.S. holder of shares generally should be treated as qualified dividend income.
Allocation of Profits and Losses
For each fiscal year of Holdings LLC, items of income, gain, loss, deduction or credit recognized by Holdings LLC will be allocated, for U.S. federal income tax purposes, among the holders of common units in accordance with the LLC Agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in Holdings LLC. Such items that are attributable to the difference between the tax basis and fair market value of assets contributed to Holdings LLC will be allocated in a manner that reflects such difference, as discussed above under “U.S. Federal Income Tax Consequences of the Hawaii distribution.” If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in the LLC Agreement.
Sale or Other Taxable Disposition of Common Units
Recognition of Gain or Loss
For U.S. federal income tax purposes, a sale or other taxable disposition of all or a part of your common units (including a redemption for cash of all of your common units) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of the indebtedness, if any, of Holdings LLC) and your adjusted U.S. federal income tax basis in your common units (as described above under “— Adjusted U.S. Federal Income Tax Basis of Common Units”). Your adjusted U.S. federal income tax basis generally will be adjusted for this purpose by your allocable share of Holdings LLC’s taxable income or loss for the year in which such sale or other disposition occurs. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your common units of Holdings LLC exceeds one year. However, a portion of your amount realized, whether or not representing gain, will be treated as ordinary income under the Code to the extent attributable to your allocable share of certain “inventory” items and “unrealized receivables” of Holdings LLC (if any) as prescribed in Section 751 of the Code. You are urged to consult your own tax advisors regarding special holding period rules that may be applicable to you and the treatment of any gain or loss as long-term or short-term capital gain or loss.
Allocation Between Transferors and Transferees
In general, taxable income and losses of Holdings LLC will be determined and apportioned among transferors and transferees of common units using conventions we regard as consistent with applicable law. As a result, if a holder transfers its common units, such holder may be allocated income, gain, loss and deduction realized by Holdings LLC after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by Holdings LLC prior to the date of the transferee’s acquisition of Holdings LLC common units.
Although the U.S. federal income tax rules generally provide guidelines for allocations of items of partnership income and deductions between transferors and transferees of partnership interests, it is not clear that the convention used by Holdings LLC will be deemed to be in compliance with its requirements. If Holdings LLC’s convention were not permitted, the IRS might contend that Holdings LLC’s taxable income or losses must be reallocated among the holders of common units. If such a contention were sustained, a holder’s respective tax liabilities would be adjusted to its possible detriment. The board of directors is authorized by the LLC Agreement to revise Holdings LLC’s method of allocation between transferors and transferees of common units (as well as among holders of common units whose interests otherwise vary during a taxable period) to the extent permitted or required by applicable law.
Tax Elections
Under the U.S. federal income tax rules, Holdings LLC is permitted to elect to have the U.S. federal income tax basis of its assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of an interest in Holdings LLC by sale or exchange or as a result of the death of a holder. Pursuant to the LLC Agreement, the partnership representative, in consultation with the Board of Directors, is authorized to, and currently intends to, make such election. Such an election, if made, can be revoked only with the consent of the IRS.
The calculations under the U.S. federal income tax rules regarding such an election are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to Holdings LLC, we will apply certain conventions in determining and allocating U.S. federal income tax basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different U.S. federal income tax basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which income, gain, loss, deduction and credit of Holdings LLC is allocated to certain holders of common units. Moreover, in this case, the fungibility of common units could be adversely affected since a purchase of common units from a holder with a higher U.S. federal income tax basis with respect to the assets of Holdings LLC could be considered more desirable than from a holder with a lower U.S. federal income tax basis with respect to such assets.
Tax Accounting Positions
Because Holdings LLC cannot match transferors and transferees of common units, Holdings LLC will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to holders. It could also affect the timing of these tax benefits or the amount of gain on a sale of common units and could have a negative impact on the value of the common units or result in audits of and adjustments to holders’ tax returns.
Information Returns
Holdings LLC has agreed to furnish to you, as soon as reasonably practicable after the close of each fiscal year of Holdings LLC, tax information which describes your allocable share of Holdings LLC’s income, gain, loss, deduction and credit for its preceding taxable year. In preparing this information, various accounting and reporting conventions will be used to determine your allocable share of income, gain, loss and deduction. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which Holdings LLC holds an interest. It is therefore possible that, in any taxable year, holders will need to apply for extensions of time to file their tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction’s compliance requirements.
A holder of common units must file a statement with the IRS identifying the treatment of any item on such holder’s U.S. federal income tax return that is not consistent with the treatment of the item on Holdings LLC’s U.S. federal income tax return. Intentional or negligent disregard of this consistency requirement may subject a holder to substantial penalties.
Tax Audits
Adjustments in tax liability with respect to Holdings LLC items generally will be made at the LLC level in a partnership proceeding rather than in separate proceedings with each holder. In addition, under the applicable rules, unless Holdings LLC qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable directly by Holdings LLC in the year in which the audit is completed. If Holdings LLC is required to pay taxes, penalties or interest as a result of audit adjustments, cash available for distribution to the holders of common units may be substantially reduced. In addition, because payment would be due for the taxable year in which the audit is completed, persons that are holders during that taxable year would bear the expense of the adjustment even if they were not holders during the audited tax year.
Under the alternative procedure, if elected, Holdings LLC would issue revised IRS Schedules K-1 to persons who were holders of common units during the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and Holdings LLC would not be liable for the adjustments. If Holdings LLC is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.
There can be no assurance that Holdings LLC will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If Holdings LLC does not or is not able to make such an election, then (1) the then current holders of Holdings LLC common units, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had Holdings LLC elected the alternative procedure, and (2) a given holder may indirectly bear taxes attributable to income allocable to other holders or former holders, including taxes (as well as interest and penalties) with respect to periods prior to such holder’s ownership of common units. Accordingly, it is possible that a holder will bear tax liabilities unrelated to its ownership of common units. Amounts available for distribution to the holders of common units may be reduced as a result of Holdings LLC’s obligations to pay any taxes associated with an adjustment.
The manager will represent Holdings LLC as its “partnership representative” during any audit and in any dispute with the IRS. If the manager ceases to own common units or the management services agreement terminates, the board of directors of Holdings LLC may designate a replacement partnership representative. The partnership representative shall have the authority to act on behalf of Holdings LLC with respect to dealings with the IRS with respect to audits and certain other tax matters. Holdings LLC and each holder will be bound by the actions taken by the partnership representative on behalf of Holdings LLC during any audit or litigation proceeding concerning U.S. federal income taxes.
3.8% Tax on “Net Investment Income”
U.S. holders of common units that are individuals, estates, and certain trusts are subject to a tax of 3.8% on all or a portion of their “net investment income,” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in common units will be included in a U.S. holder’s “net investment income” subject to this tax.
Non-U.S. Holders
Special rules apply to a non-U.S. holder of common units. Unless otherwise reduced by an applicable income tax treaty between the United States and the jurisdiction of a non-U.S. holder, a non-U.S. holder generally will be subject to U.S. federal withholding taxes at the rate of 30% on its share of Holdings LLC’s gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. The ability of a non-U.S. holder to claim benefits under an applicable income tax treaty is subject to limitations and is based on certain factors, including whether the non-U.S. holder resides in a treaty jurisdiction which treats Holdings LLC as a pass-through entity. If a non-U.S. holder resides in a treaty jurisdiction which does not treat Holdings LLC as a pass-through entity, then such non-U.S. holder generally would not be expected to be able to claim benefits under an applicable income tax treaty with respect to certain income derived through Holdings LLC. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that otherwise would have been distributed to you.
Non-U.S. holders treated as engaged in a U.S. trade or business generally are subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% U.S. federal branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.
Subject to the discussion below regarding FIRPTA, while it is expected that Holdings LLC’s method of operation will not result in Holdings LLC generating income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of Holdings LLC’s income is properly treated as effectively connected income with respect to such non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because Holdings LLC’s operations result in Holdings LLC generating income treated as effectively connected with the conduct of a U.S. trade or business in such year, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of Holdings LLC’s income or loss effectively connected with such trade or business; and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. federal branch profits tax on its allocable share of Holdings LLC’s effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of Holdings LLC’s effectively connected income. In general, any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if Holdings LLC is treated as engaged in a U.S. trade or business, a portion of any gain recognized by a non-U.S. holder on the sale or exchange of its common units may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on any gain from such sale or exchange.

In addition, generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, non-U.S. persons are subject to U.S. federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States real property holding corporation” or “USRPHC”). The FIRPTA tax applies if a non-U.S. person is a holder of an interest in a partnership that realizes gain in respect of an interest in U.S. real property or an interest in a USRPHC. If Holdings LLC owns any investments that could constitute investments in U.S. real property or USRPHCs, or if either of MIC Corp. or MIC Hawaii constitute a USRPHC, each non-U.S. holder will be subject to U.S. federal income tax under FIRPTA on such holder’s allocable share of any gain realized by Holdings LLC on the disposition of a FIRPTA interest and will be subject to the tax return filing requirements regarding effectively connected income discussed above. While it is not free from doubt, it is likely that, following the reorganization, MIC Corp. will be treated as a USRPHC. Accordingly, in such case, a sale of MIC Corp. by Holdings LLC generally would cause each non-U.S. holder to be subject to U.S. federal income tax pursuant to FIRPTA on such holder’s allocable share of any gain realized from such sale and subject to the tax return filing requirements regarding effectively connected income discussed above, unless an applicable exception applied. Certain non-US holders that received their Holdings LLC common units in the merger and that owned, actually or constructively, 5% or less of the MIC Corp. common stock throughout the shorter of the five-year period ending on the date of the merger or the non-U.S. holder’s holding period for the MIC Corp. common stock might be eligible for an exception. Holders should consult their own tax advisors regarding the availability of and their eligibility for an applicable exception.
If you are a non-U.S. holder, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of common units, as well as the effects of state, local and non-U.S. tax laws.
FATCA
Sections 1471-1474 of the Code (“FATCA”) provide that “withholdable payments” made to a foreign financial institution (“FFI”) are subject to a 30% withholding tax unless the FFI becomes a “participating FFI” by registering with the IRS and entering into an agreement with the U.S. Treasury Department to provide certain information in respect of its account holders or is otherwise exempt from withholding under FATCA. Additionally, under FATCA, withholdable payments made to any non-U.S. entity that is not an FFI are subject to a 30% withholding tax if the non-U.S. entity does not provide the applicable withholding agent with either (i) a certification that it does not have any “substantial U.S. investors,” or (ii) the name address and taxpayer identification number of each of its “substantial U.S. investors.” “Withholdable payments” generally include payments of certain U.S. source income, such as interest, dividends, and certain other income, including gross proceeds realized on the sale or other disposition of any property that can produce U.S. source interest or dividends. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds from the disposition of such assets.
FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to FFIs that are not participating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current Treasury Regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding will apply on these payments that are made on or after the date that is two years after the date on which the final regulations that define “foreign passthru payments” are published.
Any holder of common units that fails to provide to Holdings LLC the information necessary for it to meet its obligations under FATCA generally will be subject to a 30% withholding tax on any withholdable payments that are made by Holdings LLC to such holder. You should consult your own tax advisors regarding all aspects of FATCA as it affects your particular circumstances.

Withholding and Backup Withholding
For each calendar year, Holdings LLC will report to you and the IRS the amount of distributions it makes to you and the amount of U.S. federal income tax (if any) that it withheld on those distributions. The proper application to Holdings LLC of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of holders of common units at any particular time (in light of possible sales of common units), we may over-withhold or under-withhold with respect to a particular holder of common units. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may turn out, however, that the corresponding amount of Holdings LLC’s income was not properly allocable to such holder, and that the withholding should have been less than the actual amount withheld. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out that the corresponding income was properly allocable to a non-U.S. holder and that withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders on a pro rata basis (because we may be unable to allocate any such excess withholding tax cost to the applicable non-U.S. holder).
U.S. backup withholding tax and information reporting requirements generally apply to certain payments within the United States or by a U.S. payor or financial intermediary to certain non-corporate beneficial owners of common units and to the proceeds of the sale or redemption of common units. Holdings LLC will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of common units who do not provide Holdings LLC with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or otherwise fail to comply with, or establish an exemption from, such U.S. backup withholding tax requirements. Backup withholding generally should not be required on payments to a holder that is not a United States person if the holder provides an appropriate certification and Holdings LLC does not have actual knowledge that the certification is false. Such certification must give the name and address of such holder, state that such holder is not a United States person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the holder must sign the certificate under penalties of perjury. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.
If you do not timely provide Holdings LLC (or the applicable clearing agent or other intermediary, as appropriate) with the applicable IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, Holdings LLC may become subject to U.S. backup withholding taxes in excess of what would have been imposed had Holdings LLC received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by Holdings LLC as an expense that will be borne by all holders on a pro rata basis (since Holdings LLC may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).
Reportable Transaction Reporting
Under certain Treasury Regulations, a U.S. holder that participates in “reportable transactions” (as defined in the regulations) must attach to its U.S. federal income tax return a disclosure statement on Form 8886. U.S. holders should consult their own tax advisors as to the possible obligation to file Form 8886 with respect to the ownership or direct or indirect disposition of the common units.
Nominee Reporting
Persons who hold common units as nominees for another person are required to furnish to Holdings LLC (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of common units held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.
Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of common units with the information furnished to us.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO HOLDINGS LLC AND ITS HOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER AND THE REORGANIZATION, AND OF ANY INVESTMENT IN THE COMMON UNITS.

FUTURE SHAREHOLDER PROPOSALS
To be considered for inclusion in MIC Corp. or Holdings LLC’s, as applicable, proxy statement for the 2022 Annual Meeting of Shareholders, or, if the merger described herein has been completed, Holdings LLC’s proxy statement for the 2022 Annual Meeting of Unitholders, shareholder proposals must be received by MIC Corp. no later than January 12, 2022. In order to be included in MIC Corp. sponsored proxy materials, shareholder proposals will need to comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, MIC Corp. will not be required to include the proposal in the proxy statement and the proxy card it will mail to the shareholders.
Pursuant to the bylaws and applicable SEC rules and regulations, no shareholder proposals (other than proposals included in MIC Corp.’s proxy statement in accordance with Rule 14a-8) may be presented for action at the 2022 Annual Meeting of Shareholders unless a shareholder has given timely notice of the proposal in writing to the secretary of MIC Corp. To be timely, a shareholder’s notice is required to be delivered to the secretary of MIC Corp. not earlier than December 13, 2021 (150 days prior to May 12, 2022, the one year anniversary of the 2021 Annual Meeting) or later than January 12, 2022 (120 days prior to May 12, 2022). The notice must contain the information required by the bylaws. The foregoing provisions of the bylaws do not affect a shareholder’s ability to request inclusion of a proposal in MIC Corp.’s proxy statement in accordance with Rule 14a-8 and referred to above. A proxy may confer discretionary authority to vote on any proposal at a meeting if MIC Corp. does not receive notice of the proposal within the foregoing time frames. Shareholder proposals should be sent to Macquarie Infrastructure Corporation (or if the merger has been consummated prior to such time, Holdings LLC) at the following address:
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary

LEGAL MATTERS
White & Case LLP will pass upon the validity of the common units to be issued to MIC Corp. shareholders pursuant to the merger and certain U.S. federal income tax matters.

EXPERTS
The consolidated financial statements of Macquarie Infrastructure Corporation and subsidiaries as of December 31, 2020 and 2019 and for each of the years in the three year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-2, Leases (Topic 842).

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
MIC Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of MIC Corp. are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.
You may consult MIC Corp.’s website for more information about MIC Corp. at www.macquarie.com/mic. Information included on MIC Corp.’s website is not incorporated by reference into this proxy statement/prospectus. You should not rely on such information in deciding whether to approve the merger proposal or the adjournment proposal unless such information is in this proxy statement/prospectus or has been incorporated by reference into this proxy statement/prospectus.
Holdings LLC has filed with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), to register with the SEC the common units of Holdings LLC that holders of shares of common stock of MIC Corp. will receive in connection with the merger if the merger is completed. This proxy statement/prospectus is part of the registration statement of Holdings LLC on Form S-4 and is a prospectus of Holdings LLC and a proxy statement of MIC Corp. for its special meeting. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about MIC Corp., Holdings LLC and the common units of Holdings LLC. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.
The SEC allows MIC Corp. to “incorporate by reference” into this proxy statement/prospectus documents it files with the SEC, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. Information that MIC Corp. files later with the SEC, prior to the effective time of the merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement/prospectus, except for information furnished not filed in accordance with SEC rules which is not deemed to be filed and not incorporated by reference herein:
•
MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 17, 2021.

•
MIC Corp.’s Definitive Proxy Statement on Schedule 14A filed on [•], 2021 (solely to the extent incorporated by reference to Part III of MIC Corp.’s Annual Report for the year ended December 31, 2020).

In addition, MIC Corp. incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information furnished pursuant to Item 2.02, 7.01 or 8.01 of any current report on Form 8-K solely for purposes of satisfying the requirements of Regulation FD under the Exchange Act, as well as proxy statements.
We also incorporate by reference the form of merger agreement and the form of LLC Agreement, which are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus.
We undertake to provide without charge to each person to whom a copy of this proxy statement/prospectus has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement/prospectus, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates. You may obtain documents by reference by requesting them in writing at the following address:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary

The shareholders and other persons should not rely on information other than that contained in or incorporated by reference in this proxy statement/prospectus. MIC Corp. has not authorized anyone to provide information that is different from that contained in this proxy statement/prospectus.
This proxy statement/prospectus is dated [•], 2021. No assumption should be made that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and the mailing of this proxy statement/prospectus will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any information previously disclosed, MIC Corp. will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement/prospectus.

HOUSEHOLDING OF PROXY MATERIALS
If you are the beneficial owner, but not the shareholder of record, of common stock, the broker, bank or other nominee through which you hold your common stock may participate in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been delivered to multiple shareholders who share an address unless the nominee has received contrary instructions from one or more shareholders. MIC Corp. will promptly deliver, upon written or oral request, a separate copy of this proxy statement/prospectus to a shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered. A shareholder who wishes to receive a separate copy of this proxy statement/prospectus, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attention: Investor Relations, 125 West 55th Street, New York, New York 10019, or by calling (212) 231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement/prospectus, you should contact the broker, bank or other nominee through which you hold your common stock. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

ANNEX A
FORM OF AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
MACQUARIE INFRASTRUCTURE CORPORATION,
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
AND
PLUM MERGER SUB, INC.
DATED AS OF [•], 2021

A-i

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of [•], 2021, by and among Macquarie Infrastructure Corporation, a Delaware corporation (the “Corporation”), Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Corporation (“Holdings LLC”), and Plum Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings LLC (“Merger Sub”).
RECITALS
WHEREAS, the Corporation desires to implement a series of transactions whereby, among other things, the Corporation will become a subsidiary of Holdings LLC by means of a merger of Merger Sub with and into the Corporation (the “Merger”), with the Corporation surviving the Merger as a wholly owned subsidiary of Holdings LLC,
WHEREAS, in the Merger, the stockholders of the Corporation will have (i) their shares of common stock converted into an equal number of common units representing limited liability company interests in Holdings LLC and (ii) their shares of special stock converted into an equal number of special units representing limited liability company interests in Holdings LLC, all pursuant to this Agreement;
WHEREAS, for U.S. federal income tax purposes it is intended that the Merger generally qualify as a tax-deferred contribution of the common stock and the special stock of the Corporation to Holdings LLC in exchange for common limited liability company interests and special limited liability company interests in Holdings LLC, respectively, within the meaning of Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, the Board of Directors of the Corporation, the sole member of Holdings LLC and the Board of Directors of Merger Sub each has determined that the Merger is advisable and in the best interests of the Corporation, Holdings LLC and Merger Sub, respectively, and in the best interests of their respective stockholders and members, and have approved this Agreement and the Merger on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
ARTICLE ONE
1.
The Merger.

1.1   The Merger.   At the Effective Time (as defined in Section 1.2), subject to the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), (i) Merger Sub shall be merged with and into the Corporation, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) the Corporation shall continue as the surviving corporation of the Merger. The Corporation as the surviving corporation after the Merger is hereinafter sometimes referred to as the (“Surviving Corporation.”)
1.2   Closing; Effective Time.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such time, date and place as the parties may agree, but in no event prior to the satisfaction or waiver, where permitted, of each of the conditions set forth in Article 3 below (the “Closing Date”). In connection with the Closing, the parties shall cause the Merger to be consummated by filing a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the time of such filing or such later time as provided therein being the “Effective Time”).
1.3   Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.
1.4   Surviving Corporation.
(a)   Certificate of Incorporation and By-Laws of the Surviving Corporation. As of the Effective Time, the Certificate of Incorporation of the Corporation in effect immediately prior to the Effective

Time shall be amended and restated in the Merger as set forth in Exhibit A hereto, and as so amended and restated shall be the Certificate of Incorporation of the Surviving Company. The By-Laws of the Corporation in effect immediately prior to the Effective Time shall be amended and restated as set forth in Exhibit B hereto and as so amended and restated shall be the By-Laws of the Surviving Corporation.
(b)   Officers and Directors.   The officers and directors of Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly appointed or until their earlier death, resignation or removal.
1.5   Tax Treatment.   The parties agree and acknowledge that for U.S. federal income tax purposes it is intended that the Merger generally qualify as a tax-deferred contribution of the common stock and the special stock of the Corporation to Holdings LLC in exchange for common limited liability company interests and special limited liability company interests in Holdings LLC, respectively, within the meaning of Section 721 of the Code, and none of the parties shall take a contrary position unless otherwise required by applicable law.
ARTICLE TWO
2.   Effect on Capital Stock.
2.1   Effect on Capital Stock.   By virtue of the Merger and the LLC Agreement, and without any action on the part of Merger Sub, the Corporation or any of their respective stockholders, or any holder of any LLC Interests (as defined below), the following shall occur at the Effective Time:
(a)   Common Stock.   Each share of common stock, par value $0.001 per share, of the Corporation (“Corporation Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined below) shall be converted into one validly issued common unit representing a limited liability company interest in Holdings LLC (“Common Unit”). From and after the Effective Time, (i) all certificates representing Corporation Common Stock (other than those representing Dissenting Shares) shall be deemed for all purposes to represent the number of Common Units into which the Corporation Common Stock they previously represented were converted in accordance with the immediately preceding sentence, and (ii) each holder of such Common Units shall be automatically admitted to Holdings LLC as a member of Holdings LLC with respect to such Common Units and shall be bound by the LLC Agreement.
(b)   Treasury Shares.   Any shares of Corporation Common Stock that are owned by the Corporation as treasury stock shall be cancelled.
(c)   Special Stock.   Each share of special stock, par value $0.001 per share, of the Corporation (“Corporation Special Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued special unit representing a limited liability company interest in Holdings LLC (“Special Unit”). From and after the Effective Time, (i) all certificates representing Corporation Special Stock, if any, shall be deemed for all purposes to represent the number of Special Units into which the Corporation Special Stock they previously represented were converted in accordance with the immediately preceding sentence, and (ii) each holder of such Special Units shall be automatically admitted to Holdings LLC as a member of Holdings LLC with respect to such Special Units and shall be bound by the LLC Agreement.
(d)   LLC Interests of Holdings LLC.   In accordance with the limited liability company agreement of Holdings LLC as in effect immediately prior to the Merger (as amended from time to time, the “LLC Agreement”), each limited liability company interest in Holdings LLC (an “LLC Interest”) issued and outstanding immediately prior to the Effective Time shall, without any action on the part of Holdings LLC or the holder of such LLC Interests, cease to be outstanding, shall be automatically canceled, and, immediately following the admission of members of Holdings LLC pursuant to Sections 2.1(a) and 2.1(c) above, each person or entity that was a member of Holdings LLC immediately prior to the Effective Time shall automatically cease to be a member of Holdings LLC, and Holdings LLC shall be continued without dissolution. In accordance with the LLC

Agreement, any consideration paid by a member of Holdings LLC prior to the Effective Time for any LLC Interests shall be returned to such member in connection with the cancelation and retirement of such LLC Interests.
(e)   Merger Sub Common Stock.   Each share of common stock, par value $0.001 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”). For clarity, as of the Effective Time, all of the issued and outstanding shares of Surviving Corporation Common Stock shall be held by Holdings LLC.
2.2   Effect on Corporation Incentive Plan.
(a)   At the Effective Time, each restricted stock unit granted by the Corporation with respect to shares of Corporation Common Stock (each, a “Corporation Restricted Stock Unit Award”) pursuant to the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan and the Macquarie Infrastructure Company 2014 Independent Directors Equity Plan (collectively, the “Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Corporation Common Stock and shall be converted automatically into a restricted unit to acquire Common Units, on the same terms and conditions, including, but not limited to, the same number of shares or limited liability company interests, as applicable, and same vesting conditions, as were applicable to such Corporation Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and Holdings LLC shall assume each such Corporation Restricted Stock Unit Award (hereinafter, “Assumed Restricted Stock Unit Award”).
(b)   At the Effective Time, each Corporation performance share unit, whether vested or unvested, that was issued under the Stock Plans (each a “Corporation Performance Share Unit Award”) and that remains outstanding immediately prior to the Effective Time shall be automatically converted into a performance share unit award denominated in Common Units, on the same terms and conditions, including, but not limited to, the same target and maximum number of units subject to the award and the same vesting conditions, as were applicable to such Corporation Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and Holdings LLC shall assume each such Corporation Performance Share Unit Award (hereinafter, “Assumed Performance Share Unit Award”).
(c)   Holdings LLC shall take such actions as are necessary for the assumption of the Assumed Restricted Stock Unit Awards and the Assumed Performance Share Unit Awards pursuant to this Section 2.2, including Holdings LLC’s assumption of the Stock Plans and the reservation, issuance and listing of Common Units as is necessary to effectuate the transactions contemplated by this Section 2.2. Holdings LLC shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act of 1933, as amended, with respect to the Common Units subject to the Assumed Restricted Stock Units and Assumed Performance Share Unit Awards. At the Effective Time, Holdings LLC shall take all actions necessary to adopt the Stock Plans and assume all rights and obligations thereunder.
(d)   At the Effective Time, Holdings LLC shall take all actions necessary to assume the Corporation’s short term incentive plan and long term incentive plan and any obligations of the Corporation under all awards outstanding immediately prior to the Effective Time under such plans.
2.3   Certificates.
(a)   As of the Effective Time, all outstanding shares of Corporation Common Stock and Corporation Special Stock shall no longer be outstanding and shall automatically be converted into Common Units or Special Units, respectively, as described above, and, subject to Section 2.4, each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented shares of Corporation Common Stock or Corporation Special

Stock shall cease to have any rights with respect to such shares, except any dividends or other distributions to which such holder is entitled to prior to the Effective Time, without any interest thereon.
(b)   Subject to Section 2.4, each outstanding certificate (or evidence of shares in book-entry form) representing shares of Corporation Common Stock or Corporation Special Stock shall be deemed for all purposes, from and after the Effective Time, to represent the same number of Common Units or Special Units into which the Corporation Common Stock or Corporation Special Stock they previously represented were converted into in the Merger pursuant to Sections 2.1(a). Holders of such outstanding certificates shall not be asked to surrender them for cancellation in connection with the Merger. Subject to Section 2.4, the registered owner on the books and records of the Corporation immediately prior to the Merger of all such outstanding certificates (or evidence of shares in book-entry form) shall have and be entitled to exercise all voting and other rights with respect to, and to receive dividends and other distributions upon the Common Units or Special Units represented by such outstanding certificates (or evidence of limited liability company interests in book-entry form) after the Effective Time. If, after the Effective Time, certificates representing shares of Corporation Common Stock or Corporation Special Stock are presented to Holdings LLC, or its designated transfer agent, such certificates shall be canceled and exchanged for certificates (or evidence of limited liability company interests in book-entry form) representing Common Units or Special Units.
(c)   At and after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of shares of Corporation Common Stock or Corporation Special Stock that were outstanding immediately prior to the Effective Time.
(d)   If any certificate that prior to the Effective Time represented shares of Corporation Common Stock or Corporation Special Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to Holdings LLC, in form and substance reasonably satisfactory to Holdings LLC, against any claim that may be made against it with respect to such certificate, Holdings LLC shall issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, certificates (or evidence of limited liability company interests in book-entry form) shares representing Common Units or Special Units, as the case may be.
(e)   To the fullest extent permitted by law, none of the Corporation, Holdings LLC, Merger Sub, or any other person shall be liable to any former stockholder of the Corporation for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.
2.4   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, any shares of Corporation Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder of the Corporation who has not voted or consented in writing to adopt this Agreement and who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (such stockholders, the “Dissenting Stockholders”, and such shares of Corporation Common Stock, the “Dissenting Shares”), shall not be converted into Common Units, but instead shall be cancelled and Dissenting Stockholders shall cease to have any rights with respect to such Dissenting Shares, other than the right to be paid the fair value of such Dissenting Shares as may be granted pursuant to Section 262 of the DGCL, unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL. If, after the Effective Time, any Dissenting Stockholder shall have failed to perfect, or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares of Corporation Common Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement, and such holder’s shares of Corporation Common Stock shall thereupon be deemed to have been converted into, as of the Effective Time, Common Units in accordance with Section 2.1(a), and any dividends or other distributions to which such holder is entitled, without any interest thereon, and (ii) such Dissenting Stockholder shall cease to be a Dissenting

Stockholder, shares of Corporation Common Stock owned by such person shall cease to be Dissenting Shares, and such person shall be automatically admitted to Holdings LLC as a member of Holdings LLC.
ARTICLE THREE
3.   Conditions.
3.1   Conditions as to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (as set forth in Section 5.7) of the following conditions at or prior to the Closing Date:
(a)   This Agreement shall have been duly adopted by the requisite vote of the stockholders of the Corporation at a stockholder meeting of the Corporation. This Agreement shall have been adopted by Holdings LLC as sole stockholder of Merger Sub.
(b)   The Common Units issuable to stockholders of the Corporation pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(c)   The Registration Statement on Form S-4 (the “Form S-4”) filed with the Securities and Exchange Commission by Holdings LLC in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or the initiation of any proceeding seeking a stop order.
(d)   No order, injunction or decree shall have been issued by any court of competent jurisdiction and no other legal restraint or prohibition preventing consummation of the Merger or any of the transactions described in the Form S-4, shall be in effect.
(e)   The Board of Directors of the Corporation shall have not revoked its recommendation that the stockholders of the Corporation vote in favor of the adoption of the Agreement at a stockholder meeting of the Corporation.
(f)   The approval of the State of Hawaii Public Utilities Commission with respect to the Merger and related transactions shall not have been revoked or enjoined.
(g)   Any other required governmental approvals and third party waivers, consents or amendments to the Merger and related transactions described in the Form S-4 shall have been obtained and shall not have been revoked.
ARTICLE FOUR
4.   Termination.
4.1   Termination of Agreement.   This Agreement may be terminated, and the Merger herein provided for may be abandoned, by mutual consent of the board of directors of the Corporation and the board of directors of Merger Sub at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of the Corporation or the stockholder of Merger Sub.
4.2   Effect of Termination and Abandonment.   In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 4, this Agreement shall forthwith become null and void, will have no effect, and no party hereto (or any of their respective directors, members or officers) shall have any liability or further obligation to any other party to this Agreement.
ARTICLE FIVE
5.   General Provisions.
5.1   Entire Agreement.   This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

5.2   Amendment.   This Agreement may be amended by the parties hereto at any time before or after approval of the Agreement by the stockholders of the Corporation and Merger Sub, but after such stockholder approval, no amendment shall be made that by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
5.3   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.
5.4   Counterparts.   This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.
5.5    Interpretation.   Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.
5.6   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
5.7   Waiver of Conditions.   The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.
5.8   No Third-Party Beneficiaries.   This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.
MACQUARIE INFRASTRUCTURE CORPORATION.
By:
Name:
Title:
By:
Name:
Title:
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
By:   Macquarie Infrastructure Corporation., its sole member
By:
Name:
Title:
By:
Name:
Title:
Plum Merger Sub, Inc.
By:
Name:
Title:
By:
Name:
Title:

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MACQUARIE INFRASTRUCTURE CORPORATION.
(a Delaware corporation)
FIRST:   The name of the Corporation is Macquarie Infrastructure Corporation.
SECOND:   The address of the Corporation’s registered office is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the name of its registered agent thereat is The Corporation Trust Company.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).
FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock of the par value of one cent ($0.01) per share.
FIFTH:   The name and mailing address of the incorporator is Michael Kernan, 125 West 55th Street, Level 15, New York, NY 10019.
SIXTH:   The Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation.
SEVENTH:   No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither any amendment or repeal of the foregoing provisions of this Article SEVENTH nor adoption of any provision of this Amended and Restated Certificate of Incorporation or of the By-Laws of the Corporation which is inconsistent with the foregoing provisions of this Article SEVENTH shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.
EIGHTH:   Subject to any provisions in the By-laws of the Corporation related to indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a By-law of the Corporation shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the By-laws of the Corporation after the occurrence of the act or omission

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that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
NINTH:   The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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Exhibit B

SECOND AMENDED AND RESTATED BY-LAWS
of
MACQUARIE INFRASTRUCTURE CORPORATION.
[•]

Second Amended and Restated By-Laws
of
MACQUARIE INFRASTRUCTURE CORPORATION.

i

ii

SECOND AMENDED AND RESTATED BY-LAWS
of
MACQUARIE INFRASTRUCTURE CORPORATION.
[•]
ARTICLE I
OFFICES
Section 1.01.   Registered Office.   The registered office of the agent of the Corporation shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.
Section 1.02.   Other Offices.   The Corporation may also establish other offices and places of business at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 2.01.   Annual Meeting.   The annual meeting of the stockholders shall be held at such place, either within or without the State of Delaware, as may be specified by the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of Remote Communication (as defined in Section 2.08). At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.02 of these Second Amended and Restated By-laws (“Second A&R By-laws”).
Section 2.02.   Special Meetings.   Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, or by any officer or person as the Board of Directors may designate. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of the meeting. Any special meeting of the stockholders shall be held on such date, and at such time and (unless the meeting is to be held solely by means of Remote Communication) place, as shall be specified by the person or persons calling the meeting or in a waiver of notice thereof duly executed by all the stockholders.
Section 2.03.   Notice of Meetings.   Written notice of each stockholders’ meeting, stating the place (if any), date and hour of the meeting and the means of Remote Communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. Any such notice may be given personally or by first class or express mail (with postage prepaid), courier service (with charges prepaid) or email, to the stockholder’s address (or email address) appearing on the books of the Corporation; provided, in the case of an email address, that such address is one at which the stockholder has consented to receive such a notice. If given by mail or courier service, the notice shall be deemed to have been given when deposited in the United States mail or with a courier service for delivery to that stockholder, with postage or fees, as applicable, prepaid; if given by email, the notice shall be deemed to have been given when dispatched.
Section 2.04.   Quorum; Adjournment.   Except as otherwise provided in the Amended and Restated Certificate of Incorporation (“A&R Certificate of Incorporation”) or by applicable law, at any meeting of the stockholders the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.
In the absence of a quorum, the stockholders present may adjourn the meeting to another time and place (if any), and notice need not be given of the adjourned meeting if the time and place (if any) thereof,

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and the means of Remote Communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 2.05.   Conduct of Meetings.   The Chief Executive Officer shall preside at any meeting of the stockholders. In the absence of the Chief Executive Officer, such other person as shall have been designated by the Chief Executive Officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.
The presiding officer shall have the power to prescribe such rules, regulations and procedures, and to do all such things, as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof, and the opening and closing of the voting polls.
The Secretary or Assistant Secretary shall have the duty to record the proceedings of the meetings of the stockholders in a book to be kept for the purpose thereof. The Secretary, Assistant Secretary or Chief Executive Officer may designate a person as acting secretary for a meeting.
It shall be the duty of the Secretary or Assistant Secretary to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.
Section 2.06.   Voting.   Except as otherwise provided in the A&R Certificate of Incorporation or by applicable law, (i) every holder of shares of capital stock of the Corporation which are entitled to vote shall be entitled to one vote for each share of such capital stock registered in the name of such stockholder, and (ii) all corporate action shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter; provided that a quorum is present at the meeting.
Section 2.07.   Stockholder Action Without a Meeting.   Except as otherwise provided in the A&R Certificate of Incorporation or by Section 211(b) of the Delaware General Corporation Law (the “DGCL”) or other applicable law, whenever the stockholders are required or permitted to take any action at any meeting, such action may be taken without a meeting, without prior notice and without a vote if (i) a consent or consents in writing to such action, setting forth the action so taken, shall be signed by holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted and (ii) the consent or consents so signed shall be delivered to the Corporation or the Secretary or Assistant Secretary of the Corporation.
Section 2.08.   Remote Communication.   The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Remote communication meeting the qualifications set forth in this Section is referred to in these Second A&R By-laws as “Remote Communication.”

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Stockholders and proxy holders not physically present at a meeting of stockholders may by means of Remote Communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication.
Section 2.09.   Record Date.   For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty (60) days prior to such dividend, distribution, allotment, exercise or other action. If the Board of Directors does not fix a record date for a meeting or consent or a dividend, distribution, allotment, exercise or other action, the record date shall be such date as shall be determined in accordance with Section 213 of the Delaware General Corporation Law.
Section 2.10   Ratification of Acts of Directors and Officers.   Except as otherwise provided by law, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of voting shares which would have been necessary to approve such transaction, contract or act at a meeting of the stockholders, or by written consent of the stockholders in lieu of a meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 3.01.   Number.   The number of directors of the Corporation shall be the number fixed therefor from time to time by the Board of Directors or by the stockholders. The Board of Directors shall consist of three (3) members until such number is changed by the Board of Directors or the stockholders.
Section 3.02.   Election; Term of Office; Removal.   At each annual meeting of the stockholders, the directors shall be elected, each to hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Except as otherwise provided in the A&R Certificate of Incorporation or by applicable law, any director, or the whole Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.
Section 3.03.   Resignation.   Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified in the notice, upon receipt of the notice by the Corporation. Unless otherwise specified in the notice, acceptance of such resignation shall not be necessary to make it effective.
Section 3.04.   Vacancies.   Any vacancy in the Board of Directors arising at any time and from any cause, including without limitation newly created directorships resulting from an increase in the number of directors and vacancies resulting from the removal of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum exists (or by a unanimous written consent of the directors then in office), or by a sole remaining director, or by the stockholders in accordance with Section 2.06 and 2.07 of these Second A&R By-laws.
Section 3.05.   Annual Meetings.   A newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting of stockholders is held; or may meet at such place, within or without the State of Delaware, and such date and time, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as may be specified in a duly executed waiver of notice.
Section 3.06.   Regular Meetings.   Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Delaware, as the Board of Directors shall determine.

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Section 3.07.   Special Meetings.   Special meetings of the Board of Directors may be called by or on behalf of a director or officer of the Corporation. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of such meeting. Except as provided otherwise by applicable law, any business which may be conducted at any regular meeting of the Board of Directors may be conducted at any special meeting of the Board of Directors, whether or not such business was identified in the notice of such special meeting.
Section 3.08.   Notice of Meetings.   No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given of any annual meeting of the Board of Directors.
Notice of each special meeting of the Board of Directors shall be given to each director by first class or express mail at least five (5) days before the meeting, or by overnight courier service, email or other electronic transmission, or personal delivery, in each case at least two (2) business days before the meeting and shall state the purpose of such meeting. Notices shall be deemed to have been given: if given by mail, when deposited in the United States mail with postage prepaid; if given by courier service, when deposited with a courier service with charges prepaid or duly provided for; if given by email or other electronic transmission, at the time of sending; and if given by personal delivery, at the time of delivery. Notices given by personal delivery may be in writing or oral. Written notices shall be sent to a director at the postal address, email address or address for other electronic transmission, designated by him or her for that purpose or, if none has been so designated, at his or her last known residence or business address, email address or address for other electronic transmission; provided, however, that whenever the director has an email address at macquarie.com, such director’s then current email address at macquarie.com shall be deemed to be an email address that such director shall have designated for the purpose of notice under this Section 3.08. For purposes of this Section 3.08, business days shall be determined on the basis of the time and generally accepted calendar of holidays at the place where the meeting to which the notice pertains is scheduled to be held.
No notice of a meeting need be given to any director who signs a written waiver thereof (whether before, during or after the meeting) or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice of the meeting to such director or for actions taken by means of a written consent pursuant to Section 3.12.
Except as otherwise required by applicable law or by these Second A&R By-laws, no notice need state the purpose of the meeting.
Section 3.09.   Quorum; Vote; Adjournment.   Except as otherwise provided by applicable law, at all meetings of the Board of Directors a majority of the members of the whole Board of Directors shall constitute a quorum for the transaction of business and any specific item of business, and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
Section 3.10.   Conduct of Meetings.   The Chief Executive Officer of the Corporation shall preside at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the Board of Directors or the Chief Executive Officer may select anyone from among its members or officers of the Corporation to preside over the meeting. The Secretary or Assistant Secretary shall have the duty to record the proceedings of the meetings of the Board of Directors in a book to be kept for the purpose thereof. The Secretary, Assistant Secretary, Chief Executive Officer or other person presiding at the meeting may appoint any person to act as secretary of the meeting. At the invitation of any director or Chief Executive Officer, other officers and agents of the Corporation may attend any meeting of the Board of Directors, provided that such attendees shall have no vote at any meeting he or she attends when he or she is not a director.
Section 3.11.   Attendance by Telephone.   Any one or more directors (or members of any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or of such committee)

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by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.
Section 3.12.   Action Without a Meeting.   Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all the members of the Board of Directors (or of such committee) then in office consent in writing to the adoption of a resolution authorizing the action and the written consents thereto of the directors (or the members of the committee) are filed with the minutes of the proceedings of the Board of Directors (or such committee).
Section 3.13.   Committees.   The Board of Directors may establish standing and special committees, each consisting of one or more persons who may or may not be a director of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the Second A&R By-laws of the Corporation.
The provisions of Sections 3.08, 3.09, 3.10, 3.11 and 3.12 of these Second A&R By-laws, pertaining to notice of meetings of the Board of Directors, quorum and voting, the conduct of meetings of the Board of Directors, attendance of meetings and actions taken without a meeting, shall apply also to meetings of committees of the Board of Directors, unless different notice procedures or rules of conduct shall be prescribed by the Board of Directors for such committees or any particular committee of the Board of Directors.
Minutes of all such committees shall be filed with the Secretary or Assistant Secretary of the Corporation.
ARTICLE IV
OFFICERS
Section 4.01.   Officers.   The officers of the Corporation may include a Chief Executive Officer, Chief Operating Officer, Chief Compliance Officer, President, General Counsel, a Secretary and a Treasurer, and may also include one or more Vice Presidents (which may be further classified as “executive” or “senior” or by other descriptions, as determined by the Board of Directors), Assistant Treasurers, Assistant Secretaries, and such other officers, as the Board of Directors may from time to time elect. One person may hold two or more offices in the Corporation. Offices of the Corporation may but need not be held by persons who are also directors of the Corporation.
Each officer shall have such authority and perform such duties, in addition to those specified by these Second A&R By-laws, as may be prescribed by the Board of Directors from time to time.
Section 4.02.   Election; Term of Office; Resignation; Removal.   The officers of the Corporation shall be elected at each annual meeting of the Board of Directors and, in the case of a vacancy or a newly created office, at any time, by action of the Board of Directors. Each officer shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.
Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or to the Secretary or Assistant Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, upon receipt thereof by the Board of Directors or the Secretary or Assistant Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
Any officer of the Corporation may be removed, with or without cause, by the Board of Directors; the election or appointment of an officer shall not in itself create any contract right.
Section 4.03.   Other Agents.   The Board of Directors or the Chief Executive Officer may from time to time appoint such agents of the Corporation as the Board of Directors or the Chief Executive Officer

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shall deem necessary. Each of such agents shall hold office at the pleasure of the Board of Directors or, if such agent was appointed by the Chief Executive Officer, of the Chief Executive Officer, and shall have such authority and may perform such duties as the Board of Directors or, if appointed by the Chief Executive Officer, the Chief Executive Officer may from time to time determine. Each such agent shall receive such compensation, if any, as the Board of Directors or, if appointed by the Chief Executive Officer, the Chief Executive Officer may from time to time determine.
Section 4.04.   Chief Executive Officer.   The Chief Executive Officer of the Corporation shall, subject to the provisions of these Second A&R By-laws and the control of the Board of Directors, have general and active management, direction and supervision over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of chief executive or as from time to time may be assigned to him or her by the Board of Directors and shall report directly to the Board of Directors and shall have the right to delegate any of his or her powers to any other officer or agent in accordance with the Corporations Delegations of Authority approved by the Board of Directors. In the absence or disability of the Chief Executive Officer or the vacancy in the office of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and the Chief Executive Officer’s powers may be exercised, by a person designated by either the Board of Directors or the Chief Executive Officer, with approval from the Board of Directors.
Section 4.05.   President.   The President of the Corporation shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time are delegated to him or her by the Board of Directors or the Chief Executive Officer, or are incident to the office of President.
Section 4.06.   Vice Presidents.   Each Vice President, if any, shall have such authority to execute corporate documents and contracts on behalf of the Corporation and perform such duties as may be assigned to such Vice President from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.07.   Secretary; Assistant Secretaries.   The Secretary, Assistant Secretary or such person as designated pursuant to Sections 2.05 and 3.10, respectively, shall act as secretary of all meetings of the stockholders and of the Board of Directors and the Secretary or Assistant Secretary shall keep the minutes of all such meetings and of all meetings of all committees of the Board of Directors. The Secretary or Assistant Secretary or such person as designated thereby shall give notices of the meetings of the stockholders and of the Board of Directors as required by applicable law and by these Second A&R By-laws. The Secretary shall have custody of the corporate seal and affix and attest such seal to any instrument which may require execution under seal of the Corporation. The Secretary and the Assistant Secretary also shall perform all duties and enjoy all other powers commonly incident to the office of Secretary or Assistant Secretary, subject, however, to the control of the Board of Directors and the Chief Executive Officer.
In the absence or disability of the Secretary or Assistant Secretary, a person designated by the Chief Executive Officer may act in the Secretary’s stead.
Section 4.08.   Treasurer; Assistant Treasurers.   The Treasurer shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Corporation and of deposits or custody of all moneys and other valuable effects of the Corporation. Whenever required by the Board of Directors or the Chief Executive Officer, the Treasurer shall render statements of the accounts and financial condition of the Corporation. The Treasurer upon request shall at all reasonable times exhibit his or her books and accounts to the Chief Executive Officer or any director of the Corporation. The Treasurer also shall perform all duties and enjoy all other powers commonly incident to the office of Treasurer, subject, however, to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors or the Chief Executive Officer, give such security for the faithful performance of his or her duties as the Board of Directors or Chief Executive officer may require.
In the absence or disability of the Treasurer, any Assistant Treasurer or a person designated by the Chief Executive Officer may act in the Treasurer’s stead.

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ARTICLE V
CAPITAL STOCK
Section 5.01.   Form of Certificates.   Unless otherwise provided by resolution of the Board of Directors, the shares of the capital stock of the Corporation shall be represented by certificates, which shall be in such form as shall be prescribed by applicable law and approved by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary, Assistant Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation.
Section 5.02.   Transfer of Shares.   Transfers of shares of the capital stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of applicable transfer taxes and compliance with other provisions of law as the Corporation may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law
The Corporation shall be entitled to treat the holder of record of any share of the capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.
Section 5.03.   Regulations.   The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer or registration of shares of the capital stock of the Corporation, including without limitation such rules and regulations (including, without limitation, requirements with respect to indemnifications) as the Board of Directors may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
ARTICLE VI
GENERAL PROVISIONS
Section 6.01.   Corporate Seal.   The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or an electronic copy thereof to be affixed or impressed or reproduced in any manner.
Section 6.02.   Fiscal Year.   The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors. Until such time as the Board of Directors shall change it, the fiscal year of the Corporation shall end on December 31 of each year.
Section 6.03.   Voting Securities Owned by the Corporation.   Unless otherwise ordered by the Board of Directors, any two officers of the Corporation, acting jointly, (a) shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of stock of, other equity interests in or other securities of any corporation or other entity in which the Corporation shall own or hold stock, other equity interests or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, other equity interests or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present and (b) may execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice, written consents and other instruments relating to any stocks, other equity interests or other securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
ARTICLE VII
INDEMNIFICATION
Section 7.01.   Indemnification of Directors and Officers in Third Party Proceedings.   Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the

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DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 7.02.   Indemnification of Directors and Officers in Actions by or in the Right of the Corporation.    Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 7.03.   Successful Defense.   To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 7.01 or Section 7.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 7.04.   Indemnification of Others.   Subject to the other provisions of this Article VII, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such person or persons as the Board of Directors shall in its discretion determine the determination of whether employees or agents shall be indemnified.
Section 7.05.   Advance Payment of Expenses.   Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Second A&R By-laws, but shall apply to any Proceeding referenced in Section 7.06(ii) or Section 7.06(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

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Section 7.06.   Limitation on Indemnification.   Subject to the requirements in Section 7.03 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VII in connection with any Proceeding (or any part of any Proceeding):
(i)
for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)
for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)
for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)
initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 7.07 or (d) otherwise required by applicable law; or

(v)
if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.07.   Determination; Claim.   If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
Section 7.08.   Non-Exclusivity of Rights.   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

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Section 7.09.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
Section 7.10.   Survival.
The rights to indemnification and advancement of expenses conferred by this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.11   Effect of Repeal or Modification.
A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a Second A&R By-law shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Second A&R By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
Section 7.12   Certain Definitions.
For purposes of this Article VII, references to the “Corporation” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
Section 7.13.   Notices.   Any notice, request or other communications required or permitted to be given to the Corporation under this Article VII shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Corporation and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.
Section 7.14.   Reliance.   Each director of the Corporation shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by Macquarie Infrastructure Management (USA) Inc. (the “Manager”), or employees of the Manager, or any of the officers of the Corporation, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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ARTICLE VIII
AMENDMENTS
These Second A&R By-laws and any amendments hereof may be amended or repealed in any respect, and new Second A&R By-laws may be adopted, either by the stockholders or by the Board of Directors in accordance with Sections 2.06 and 2.07 if amended by the stockholders and Sections 3.09 and 3.12 if amended by the Board of Directors.

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ANNEX B
FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

B-1

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its shareholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such shareholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify shareholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers

Indemnification
The LLC Agreement provides for indemnification of Holdings LLC’s officers and directors to the fullest extent permitted by the DGCL, as it may be amended or judicially interpreted, as if Holdings LLC were a Delaware corporation governed by the DGCL and such directors and officers were directors or officers of a Delaware corporation.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses actually and reasonably incurred in connection with an action or proceeding to which such person is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Pursuant to the LLC Agreement, we will indemnify, to the fullest extent permitted by the DGCL as if Holdings LLC were a Delaware corporation governed by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was our director or officer, or is or was our director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests. With respect to an action or suit by us or in our right to procure a judgment in our favor, we will not indemnify any such person in respect of any claim, issue or matter as to which such person is found to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit is brought determines otherwise.
We will not be obligated to indemnify any person in connection with any proceeding (or any part of any proceeding): (i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (ii) for an accounting or disgorgement of profits under the Exchange Act or other applicable law, if such person is held liable therefor (including pursuant to any settlement arrangements); (iii) for any reimbursement of us by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of our securities, as required in each case under the Exchange Act, if such person is held liable therefor (including pursuant to any settlement arrangements); (iv) initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against us or our directors, officers, employees, agents or other indemnitees, unless (a) authorized by our board of directors prior to its initiation, (b) provided for, in our sole discretion, pursuant to the powers vested in us under applicable law or (c) otherwise required under the LLC Agreement or the DGCL; or (v) if prohibited by applicable law.
The indemnification provisions contained in the LLC Agreement are not exclusive of any other rights to which a person may be entitled by any statute, bylaw, agreement or vote of unitholders or disinterested directors or otherwise.
Exculpation
The LLC Agreement provides that, to the fullest extent permitted under Section 102(b)(7) of the DGCL for a corporation, as if Holdings LLC were a Delaware corporation governed by the DGCL, as may be amended to further eliminate or limit the personal liability of directors, a director of Holdings LLC shall not be liable to Holdings LLC or the unitholders of Holdings LLC for monetary damages for breach of a fiduciary duty in the same manner as if Holdings LLC was a Delaware corporation and Holdings LLC directors and unitholders were directors and stockholders of a Delaware corporation.
Section 102 of the DGCL allows a corporation to eliminate the personal liability for monetary damages of directors of a corporation to the corporation or its stockholders for a breach of fiduciary duty as a director, except for (i) any breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorization of the payment of a dividend or approval of a stock repurchase in violation of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.
Insurance
Pursuant to the LLC Agreement, Holdings LLC may maintain insurance to cover any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of Holdings LLC or is or was serving at the request of Holdings LLC or its subsidiaries as a director, officer, employee or agent of another entity against any liability asserted against him or her in that capacity, or arising out of his or her status as such.
Item 21.
Exhibits and Financial Statement Schedules

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.
Item 22.
Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)
The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(f)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of February, 2021.
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
By:
Macquarie Infrastructure Corporation, its sole member and manager

By:
/s/ Christopher Frost

Name:
Christopher Frost

Title:
Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities of Macquarie Infrastructure Corporation, sole member and manager of the registrant that is filing this Registration Statement, and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Christopher Frost and Michael Kernan, each with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Christopher Frost and Michael Kernan, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of Macquarie Infrastructure Corporation, as managing member of the registrant, in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher Frost Christopher Frost	Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2021
/s/ Nick O’Neil Nick O’Neil	Chief Financial Officer (Principal Financial Officer)	February 17, 2021
/s/ Robert Choi Robert Choi	Principal Accounting Officer	February 17, 2021
/s/ Martin Stanley Martin Stanley	Chairman of the Board of Directors	February 17, 2021
/s/ Norman H. Brown, Jr. Norman H. Brown, Jr.	Lead Independent Director	February 17, 2021

Signature	Title	Date
/s/ Amanda Brock Amanda Brock	Director	February 17, 2021
/s/ Maria J. Dreyfus Maria J. Dreyfus	Director	February 17, 2021
/s/ Ronald Kirk Ronald Kirk	Director	February 17, 2021
/s/ Henry E. Lentz Henry E. Lentz	Director	February 17, 2021
/s/ Ouma Sananikone Ouma Sananikone	Director	February 17, 2021

EXHIBIT INDEX
Exhibit No.	Description
2.1	Form of Agreement and Plan of Merger, dated as of [•], 2021, by and among Macquarie Infrastructure Holdings, LLC, Macquarie Infrastructure Corporation and Plum Merger Sub, Inc. (attached as Annex A to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).*
3.1	Certificate of Formation of Macquarie Infrastructure Holdings, LLC.*
3.2	Limited Liability Company Agreement of Macquarie Infrastructure Holdings, LLC.*
3.3	Form of Amended and Restated Limited Liability Company Agreement of Macquarie
Infrastructure Holdings, LLC (attached as Annex B to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference. The Amended and Restated
Limited Liability Company Agreement of Macquarie Infrastructure Holdings, LLC will be adopted as Macquarie Infrastructure Holdings, LLC’s limited liability company agreement prior to the effective time of the merger.).**
4.1	Form of specimen share certificate for common limited liability company interests in Macquarie
Infrastructure Holdings, LLC included as Exhibit [•] to Annex B to the proxy statement/prospectus that is a part of this registration statement. **
4.2	Senior Debt Securities Indenture, dated as of July 15, 2014, by and among Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on July 18, 2014).
4.3	Second supplemental indenture, dated as of May 21, 2015, by and between Macquarie Infrastructure Corporation and Wells Fargo, National Association, as Trustee (incorporated by reference to Exhibit 4.3 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on May 21, 2015).
4.4	Third Supplemental Indenture, dated as of October 13, 2016, by and among Macquarie
Infrastructure Corporation and Wells Fargo Bank, National Association, as Trustee (including the form of 2.00% Convertible Senior Note due 2023) (incorporated by reference to Exhibit 4.1 of
Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on
October 14, 2016).
4.5	Form of First Supplement to the Third Supplemental Indenture, dated as of [•], by and among Macquarie Infrastructure Corporation and Wells Fargo Bank, National Association, as Trustee.**
4.6	Form of Fourth Amended and Restated Management Services Agreement, by and among Macquarie Infrastructure Holdings, LLC, Macquarie Infrastructure Corporation, MIC Ohana Corporation and Macquarie Infrastructure Management (USA) Inc.**
4.7	Form of Amended and Restated Disposition Agreement, by and among Macquarie Infrastructure
Holdings, LLC, Macquarie Infrastructure Corporation, MIC Ohana Corporation and Macquarie
Infrastructure Management (USA) Inc.**
4.8	Form of Amended and Restated Registration Rights Agreement between Macquarie Infrastructure Holdings, LLC and Macquarie Infrastructure Management (USA) Inc.**
5.1	Opinion of White & Case regarding the legality of the common units to be issued.**
8.1	Opinion of White & Case regarding certain U.S. federal income tax matters.**
10.1	Third Amended and Restated Management Services Agreement by and among the Registrant,
MIC Ohana Corporation and Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 4.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K
filed with the SEC on May 21, 2015).

Exhibit No.	Description
10.2	Limited Waiver, dated October 30, 2018, of Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on October 31, 2018).
10.3	Disposition Agreement, dated October 30, 2019, among Macquarie Infrastructure Corporation,
MIC Ohana Corporation and Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K
filed with the SEC on October 31, 2019).
10.4	Amended and Restated Registration Rights Agreement between the Registrant and Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 4.2 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on May 21, 2015).
10.5	Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan (incorporated by reference to Appendix A of Macquarie Infrastructure Corporation’s Definitive Proxy Statement
filed on April 4, 2014).
10.6	Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan (incorporated by reference to Appendix A of Macquarie Infrastructure Corporation’s Definitive Proxy Statement filed on April 1, 2016).
10.7	Amendment No. 1 to Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan (incorporated by reference to Appendix A of Macquarie Infrastructure Corporation’s Definitive Proxy Statement filed with the SEC on April 2, 2019).
10.8	Credit Agreement, dated as of December 6, 2018, among Atlantic Aviation FBO Inc., Atlantic
Aviation FBO Holdings LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders party thereto (incorporated by reference to Exhibit 10.17 of Macquarie
Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31,
2018).
10.9	First Amendment, dated as of April 29, 2020, to the Credit Agreement, dated as of December 6,
2018, among Atlantic Aviation FBO Inc., Atlantic Aviation FBO Holdings LLC, JPMorgan Chase
Bank, N.A., as administrative agent and the lenders party thereto (incorporated by reference to
Exhibit 10.1 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the
quarter ended March 31, 2020, filed with the SEC on May 5, 2020).
10.10	Note Purchase Agreement, dated as of August 8, 2012, among The Gas Company, LLC and the purchasers named therein, with respect to the issuance of 4.22% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).
10.11	Credit Agreement, dated as of February 10, 2016, among HGC Holdings LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016).
10.12	Credit Agreement, dated as of February 10, 2016, among The Gas Company LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016).
10.13	Amendment No. 1, dated as of February 21, 2017, to the Amended and Restated Credit
Agreement, dated as of February 10, 2016, among HGC Holdings LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of
Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended
March 31, 2017).

Exhibit No.	Description
10.14	Amendment No. 1, dated as of February 21, 2017, to the Amended and Restated Credit Agreement, dated as of February 10, 2016, among The Gas Company LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017).
10.15	Amendment No. 2, dated as of February 12, 2018, to the Amended and Restated Credit
Agreement, dated as of February 10, 2016, among HGC Holdings LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.24 of Macquarie Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2017).
10.16	Amendment No. 2, dated as of February 12, 2018, to the Amended and Restated Credit Agreement, dated as of February 10, 2016, among The Gas Company LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.25 of Macquarie Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of Macquarie Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020).
23.1	Consent of KPMG LLP*
23.2	Consent of White & Case LLP (included in opinions filed as Exhibits 5.1 and 8.1)**
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Form of Proxy Card of Macquarie Infrastructure Corporation**

*
Filed herewith.

**
To be filed by amendment.